UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 28, 2010

Birch Branch, Inc.
(Exact name of registrant as specified in charter)

Colorado	333-126654	84-1124170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Henan Shuncheng Group Coal Coke Co., Ltd. Henan Province, Anyang County, Cai Cun Road Intersection, Henan Shuncheng Group Coal Coke Co., Ltd. (New Building), China 455141
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	+86 372 323 7890

2560 W. Main Street, Suite 200, Littleton, CO 80120
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement	2

Item 2.01	Completion of Acquisition or Disposition of Assets	3
	SHARE EXCHANGE	3
	OVERVIEW	4
	THE SHARE EXCHANGE	4
	SHARE CANCELLATION	5
	DESCRIPTION OF THE COMPANY	6

Item 2.02	Results of Operations and Financial Condition	58
	SELECTED CONSOLIDATED FINANCIAL DATA	58
	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	59
	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	82
	MANAGEMENT	86
	EXECUTIVE COMPENSATION	89
	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	93
	LEGAL PROCEEDINGS	97
	DESCRIPTION OF SECURITIES	97
	MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON STOCK AND RELATED SHAREHOLDER MATTERS	98
	RECENT SALES OF UNREGISTERED SECURITIES	99
	INDEMNIFICATION OF DIRECTORS AND OFFICERS	99

Item 3.02	Unregistered Sales of Equity Securities	100

Item 5.01	Changes in Control of Registrant	100

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	100

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	101

Item 5.06	Change in Shell Company Status	101

Item 9.01	Financial Statements and Exhibits	101

EXPLANATORY NOTE

As used in this Current Report, unless the context requires or is otherwise indicated, the terms “we,” “us,” “our,” the “Registrant,” the “Company,” “our company” and similar expressions include the following entities, after giving effect to the Share Exchange (as defined below):

(i)           Birch Branch, Inc., a Colorado corporation (“BRBH”), which is a publicly traded company;

(ii)          Shun Cheng Holdings HongKong Limited, a company organized under the laws of Hong Kong and a wholly-owned subsidiary of BRBH (“Shun Cheng HK”);

(iii)         Anyang Shuncheng Energy Technology Co., Ltd., a Chinese wholly-foreign owned enterprise subsidiary of Shun Cheng HK (“Anyang WFOE”);

(iv)         Henan Shuncheng Group Coal Coke Co., Ltd., a Chinese variable interest entity that Anyang WFOE controls through certain contractual arrangements (“SC Coke”); and

(v)          Henan Shuncheng Group Longdu Trade Co., Ltd., a Chinese company which is 86% owned by SC Coke (“Longdu”).  Wang Xinshun, the sole director and holder of a 60% interest in SC Coke, also owns a 5% interest in Longdu.

“China” or “PRC” refers to the People’s Republic of China, excluding Hong Kong, Macau and Taiwan.  “RMB” or “Renminbi” refers to the legal currency of China and “$” or “U.S. Dollars” refers to the legal currency of the United States.  The Company maintains its books and accounting records in Renminbi.  Unless otherwise stated, the translations of RMB into U.S. Dollars have been made at the rate of exchange of $1.00 to RMB 6.84, the approximate average exchange rate for the quarter ended March 31, 2010.  We make no representation that the RMB or U.S. Dollar amounts referred to in this Current Report could have been or could be converted into U.S. Dollars or RMB, as the case may be, at any particular rate or at all.  “GAAP” unless otherwise indicated refers to United States generally accepted accounting principles.

Except as otherwise provided, “fiscal year” means the fiscal year ended June 30 for BRBH and the fiscal year ended December 31 for SC Coke.

When used herein to describe SC Coke’s current products, “coke” refers to metallurgical coke unless otherwise indicated.

Item 1.01  Entry into a Material Definitive Agreement.

On June 28, 2010, BRBH entered into an Amendment (the “Amendment”) to the Share Exchange Agreement dated May 14, 2010, by and among, Shun Cheng HK, Shun Cheng Holdings Limited (“SC Holdings”), Global Chinese Alliance Development Ltd., Fuhai International Investment Group Limited, Fuyutai International Investment Group Limited, Golden Hill International Investment Group Limited, Jinmao Investment Group Limited, Kangchen International Investment Group Limited, Renhe International Investment Group Limited, USA International Finance Consulting Group Ltd., USA Wall Street Capital United Investment Group Limited, Wanjinlin International Investment Group Limited (collectively, the “Shun Cheng HK Shareholders”), Timothy Brasel, the former sole director, sole executive officer and a principal shareholder of BRBH prior to the consummation of the Share Exchange, Brasel Family Partners Ltd, LaMirage Trust, Mathis Family Partners, LTD, Lazzeri Family Trust, Hu Qingying, Ong Hock Seng and SCM Capital LLC (collectively, the “BRBH Principal Shareholders”), to provide for certain changes to the Share Exchange Agreement (as defined below) regarding, among other things, the management of BRBH after the closing of the transactions contemplated by the Share Exchange Agreement and the updating of certain information pursuant to the Share Exchange Agreement.  The execution of the Share Exchange Agreement was previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 20, 2010.  Unless the context requires otherwise, the Amendment to the Share Exchange Agreement and the Share Exchange Agreement are collectively referred to as the “Share Exchange Agreement.”

The transactions contemplated by the Share Exchange Agreement closed on June 28, 2010 (the “Closing Date”).  On the Closing Date, simultaneously with the closing of the Share Exchange, BRBH entered into a Cancellation Agreement with certain shareholders of BRBH (the “Cancellation Agreement”), pursuant to which 435,123 shares of BRBH common stock held by such shareholders were cancelled (the “Share Cancellation”).

For additional information regarding the terms of the Share Exchange Agreement and the transactions contemplated thereby, the Cancellation Agreement and the Share Cancellation, see the descriptions thereof in Item 2.01 below, which disclosure is incorporated herein by reference in response to this Item 1.01.  The description of the Share Exchange Agreement and the Cancellation Agreement herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Exchange Agreement, which is filed as Exhibit 2.1 and Exhibit 2.2, and the Cancellation Agreement, which is filed as Exhibit 10.1 to this Current Report.  The Share Exchange Agreement and the Cancellation Agreement have been included to provide investors and security holders with information regarding their terms.  They are not intended to provide any other factual information about the Company or the other parties thereto.  The Share Exchange Agreement and the Cancellation Agreement contain customary representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto.  Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreement.  In addition, the Share Exchange Agreement is modified by the underlying disclosure schedules.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.01  Completion of Acquisition or Disposition of Assets.

SHARE EXCHANGE

On the Closing Date, BRBH acquired all of the issued and outstanding shares of Shun Cheng HK from the Shun Cheng HK Shareholders in exchange for the issuance by BRBH to the Shun Cheng HK Shareholders of an aggregate of 30,233,750 newly-issued shares of BRBH common stock, no par value per share, which, upon completion of the transactions contemplated by the Share Exchange, including the Share Cancellation (as described below) constituted approximately 95% of BRBH’s issued and outstanding common stock (the “Share Exchange”).  Upon consummation of the Share Exchange, Shun Cheng HK became a wholly-owned subsidiary of BRBH.

On the Closing Date, simultaneously with the closing of the Share Exchange, BRBH entered into the Cancellation Agreement with Brasel Family Partners Ltd., LaMirage Trust, Lazzeri Family Trust, Mathis Family Partners LTD, Lazzeri Equity Partners 401(k) Plan and Shun Cheng HK, pursuant to which 435,123 shares of BRBH’s common stock held by such parties were cancelled.

OVERVIEW

The corporate structure of the Company, after taking into account the Share Exchange, is as follows:

THE SHARE EXCHANGE

Pursuant to the terms and conditions of the Share Exchange Agreement, as of the Closing Date:

●
The Shun Cheng HK Shareholders exchanged all of their equity in Shun Cheng HK, consisting of 100% of the issued and outstanding shares of Shun Cheng HK, for an aggregate of 30,233,750 shares of BRBH common stock, and, as a result, Shun Cheng HK became a wholly-owned subsidiary of BRBH;

●
Wang Xinshun was appointed Chairman of the Board of Directors of BRBH effective as of the Closing Date and Wang Feng, Huang Qi Fa, David Chen and Li De Xin were appointed as members of the Board of Directors effective on the expiration of the 10 day period after the date of the filing of a Schedule 14(f) with the SEC (the “Effective Date”) and Timothy Brasel resigned as sole director of BRBH effective on the Effective Date.  All directors hold office for one-year terms or until their successors are duly elected and qualified;

●	Timothy Brasel resigned as our sole executive officer effective as of the Closing Date and simultaneously therewith new officers were appointed, as follows:

Name	Title

Wang Feng	Chief Executive Officer

Li De Xin	Chief Operating Officer

Officers are elected by the Board of Directors and serve at the discretion of the Board.  Pursuant to the Share Exchange Agreement, BRBH and the BRBH Principal Shareholders agreed to use their best efforts to ensure Mr. Brasel will remain a director until the expiration of the 10 day period after the date of the filing of a Schedule 14(f) with the SEC and that BRBH will not take certain corporate actions without the prior written consent of Shun Cheng HK; and

●
Each of BRBH, the BRBH Principal Shareholders, Shun Cheng HK and the Shun Cheng HK Shareholders provided customary representations, warranties and covenants, and the Share Exchange Agreement provides for certain indemnification obligations.

The description of the Share Exchange Agreement above does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Exchange Agreement, which is filed as Exhibit 2.1 and Exhibit 2.2 to this Current Report.

Upon the consummation of the Share Exchange Agreement, there were 32,047,222 shares of BRBH common stock issued and outstanding, including 540,472 shares of common stock issued to financial consultants in connection with the Share Exchange.  After taking into account the shares issued to the Shun Cheng HK Shareholders, the issuances to the financial consultants described in more detail in Item 3.02 below and the Share Cancellation, approximately 5% of such issued and outstanding shares were held by the BRBH Principal Shareholders and their affiliates and other BRBH shareholders.

Our shares of common stock are currently listed on the Over the Counter Bulletin Board (“OTCBB”).

The transactions contemplated by the Share Exchange Agreement were intended to be a “tax-free” reorganization pursuant to the provisions of Sections 351 and/or 368 of the Internal Revenue Code of 1986, as amended.

SHARE CANCELLATION

On the Closing Date, in connection with the Share Exchange Agreement, we entered into the  Cancellation Agreement with certain shareholders of BRBH and Shun Cheng HK, pursuant to which 435,123 shares of BRBH common stock held by such shareholders were cancelled.  The Cancellation Agreement contains customary representations, warranties, covenants and indemnification provisions.

DESCRIPTION OF THE COMPANY

Corporate History

BRBH was incorporated in the State of Colorado on September 28, 1989.  BRBH was previously a residential real estate holding company.  In September 2006, BRBH sold its real estate assets to its then president.  Effective December 6, 2006, BRBH’s plan was to evaluate the structure and complete a merger with, or acquisition of, prospects consisting of private companies, partnerships or sole proprietorships.  Prior to the Share Exchange, BRBH was considered a “shell” company.  From and after the Closing Date of the Share Exchange Agreement, BRBH was no longer a “shell” company and its primary operations consist of the business and operations of SC Coke which are conducted in Tongye Town, Anyang County, Henan Province, China.

Through the Share Exchange, BRBH acquired Shun Cheng HK, as described under the heading “Description of Operations,” is a Hong Kong company that was established on December 18, 2009.  Since inception, Shun Cheng HK has not conducted any substantive operations of its own, except to serve as a holding company that owns 100% of the equity of Anyang WFOE.

Anyang WFOE, a PRC limited liability company established on March 17, 2010, is a wholly owned subsidiary of Shun Cheng HK.  Anyang WFOE was approved as a wholly-foreign owned enterprise by the Henan provincial government on March 15, 2010 and formally organized on March 17, 2010.  Other than activities relating to its contractual arrangements with SC Coke, Anyang WFOE has no separate operations of its own.  Anyang WFOE does not own any equity interests in SC Coke, but controls and receives the economic benefits of its business operations through contractual arrangements as described below under the heading “Contractual Arrangements with SC Coke and its Shareholders.”

SC Coke is a limited liability company organized in the PRC on August 27, 1997.  SC Coke produces coke, refined coal and coal and coke byproducts in Henan Province in the central region of the PRC.  SC Coke holds an 86% interest in its operating subsidiary, Longdu, a limited liability company organized in the PRC on May 25, 2004.  Wang Xinshun, the sole director and holder of a 60% interest in SC Coke owns a 5% interest in Longdu.  Longdu operates a coal-washing facility and produces refined coal, medium coal and coal slurry.

SC Coke also holds a 19% interest in Angang Steel Group Metallurgy Furnace Co., Ltd. (“Angang Steel”).  SC Coke has provided coal gas and, from time to time, small quantities of 25 to 40 millimeter coke to Angang Steel to supplement the coke supplied from its main suppliers, which Angang Steel then uses to produce activated lime for steel production.

In addition, SC Coke holds an 11.26% interest in Anyang Commercial Bank Co. Ltd. (“Anyang Commercial”) and a 16% interest in Anyang Xinlong Coal (Group) Hongling Coal Co. Ltd (“Anyang Xinlong”).  Anyang Commercial is a bank located in Anyang City that currently has one outstanding loan of approximately $2.9 million to SC Coke at an interest rate of 7.965% per annum, which loan matures on April 13, 2011.  Anyang Xinlong owns a coal mine located in Anyang County that provides SC Coke with a substantial portion of its coking coal requirements.  Pursuant to a loan agreement dated March 31, 2010, SC Coke borrowed $4.4 million from Anyang Xinlong on an interest-free basis.  This loan agreement had no specific repayment terms, and according to PRC laws, Anyang Xinlong could have required SC Coke to repay the principal of the loan at any time.  For additional information regarding transactions involving certain loans to SC Coke, including the loan by Anyang Xinlong, see the description below under the heading “Certain Other Recent Transactions.”

SC Coke’s sole director and majority shareholder, Wang Xinshun, owns a 43.86% interest in Anyang County Bailianpo Coal Co., Ltd. (“Bailianpo”), which supplies raw coal to SC Coke and Longdu. In 2009, the raw coal supplied by Bailianpo represented in the aggregate approximately 7% of the total amount of raw coal purchased by SC Coke.

Contractual Arrangements with SC Coke and its Shareholders

The Company’s relationships with SC Coke and its shareholders are governed by a series of contractual arrangements, described below, through which the Company exercises management rights over SC Coke (collectively, the “VIE Agreements”).  None of BRBH, Shun Cheng HK, nor Anyang WFOE owns any direct equity interest in SC Coke.  On March 19, 2010, Anyang WFOE entered into the following contractual arrangements with SC Coke and its shareholders:

Entrusted Management Agreement.  Pursuant to the entrusted management agreement between Anyang WFOE, SC Coke and the SC Coke Shareholders (as defined below) (the “Entrusted Management Agreement”), SC Coke and its shareholders agreed to entrust the business operations of SC Coke and its management to Anyang WFOE until Anyang WFOE acquires all of the assets or equity of SC Coke (as more fully described under “Exclusive Option Agreement” below).  Under the Entrusted Management Agreement, Anyang WFOE manages SC Coke’s operations and assets, and controls all of SC Coke’s cash flow and assets through entrusted or designated bank accounts.  In turn, it is entitled to any of SC Coke’s net earnings as a management fee, and is obligated to pay all SC Coke’s debts to the extent SC Coke is not able to pay such debts.  Such management fees payable by SC Coke shall accrue until such times as the parties shall mutually agree.  The Entrusted Management Agreement will remain in effect until the acquisition of all assets or equity of SC Coke by Anyang WFOE is completed.

Shareholders’ Voting Proxy Agreement.  Under the shareholders’ voting proxy agreement (the “Shareholders’ Voting Proxy Agreement”) between Anyang WFOE and the SC Coke Shareholders, the SC Coke Shareholders irrevocably and exclusively appointed the board of directors of Anyang WFOE as their proxy to vote on all matters that require SC Coke shareholder approval.  The Shareholders’ Voting Proxy Agreement shall not be terminated prior to the completion of acquisition of all assets or equity of SC Coke by Anyang WFOE.

Exclusive Option Agreement.  Under the exclusive option agreement (the “Exclusive Option Agreement”) between Anyang WFOE, SC Coke and the SC Coke Shareholders, the SC Coke Shareholders granted Anyang WFOE an irrevocable exclusive purchase option to purchase all or part of the shares or assets of SC Coke.  The option is exercisable at any time on or after the Closing Date, but only to the extent that such purchase does not violate any PRC law then in effect.  The exercise price shall be the minimum price permitted under the PRC law then applicable, and such price, subject to applicable PRC law, shall be refunded to Anyang WFOE or SC Coke for no consideration or the minimum consideration permitted under the PRC Law then applicable, whichever is more, in a manner decided by Anyang WFOE, at its reasonable discretion.

Shares Pledge Agreement.  Under the shares pledge agreement among Anyang WFOE, SC Coke and the SC Coke Shareholders (the “Shares Pledge Agreement”), the SC Coke Shareholders pledged all of their equity interests in SC Coke, including the proceeds thereof, to guarantee all of Anyang WFOE’s rights and benefits under the Entrusted Management Agreement, the Exclusive Option Agreement and the Shareholders’ Voting Proxy Agreement. Prior to termination of the Shares Pledge Agreement, the pledged equity interests cannot be transferred without Anyang WFOE’s prior consent.

Pursuant to a Waiver dated May 14, 2010, Anyang WFOE has waived any existing default by SC Coke under the Entrusted Management Agreement and agreed not to declare any default under such agreement or any other relevant agreement between March 19, 2010 and the Closing Date.

The description of the VIE Agreements above does not purport to be complete and is qualified in its entirety by reference to the full text of the VIE Agreements which are filed as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.9 to this Current Report.  The VIE Agreements have been included to provide investors and security holders with information regarding their terms.  They are not intended to provide any other factual information about the Company or the other parties thereto.  The VIE Agreements contain customary representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto.  Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreement.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Call Option Agreements with Certain Shareholders of Shun Cheng HK Shareholders

Wang Xinshun has entered into call option agreements, dated as of May 14, 2010 (collectively, the “Call Option Agreements”), with the sole shareholder of SC Holdings and various shareholders of other Shun Cheng HK Shareholders pursuant to which Wang Xinshun is entitled to purchase up to 100% of the issued and outstanding shares of SC Holdings and such other Shun Cheng HK Shareholders at a price of $0.0001 per share for a period of five years upon satisfaction of certain conditions.  Specifically, (i) if Wang Xinshun enters into an employment agreement to serve as SC Coke’s Chief Executive Officer for a term of at least five years; (ii) if SC Coke achieves at least 80% of the anticipated after tax net income of $18 million as determined under GAAP for the fiscal year ending December 31, 2010, he will be entitled to purchase 50% of the shares of SC Holdings; (iii) if SC Coke achieves at least 80% of the anticipated after tax net income of $10 million for the six month period from January 1, 2011 to June 30, 2011, he will be entitled to purchase up to 100% (or the balance) of the remaining shares of SC Holdings.  Under the Call Option Agreements, Wang Xinshun acquired the exclusive right to exercise all of the voting rights in respect of the shares of SC Holdings and the other Shun Cheng HK Shareholders subject to the agreements.  Upon completion of the Share Exchange, SC Holdings and such shareholders of other Shun Cheng HK Shareholders owned in the aggregate approximately 74.5% of BRBH’s issued and outstanding shares of common stock.

The description of the Call Option Agreements above does not purport to be complete and is qualified in its entirety by reference to the full text of the Call Option Agreements which are filed as Exhibits 10.10, 10.11, 10.12, 10.13, 10.14, 10.15 and 10.16 to this Current Report.  The Call Option Agreements have been included to provide investors and security holders with information regarding their terms.  They are not intended to provide any other factual information about the Company or the other parties thereto.  The Call Option Agreements contain customary representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto.  Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreement.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Certain Other Recent Transactions

On March 31, 2010, Anyang Xinlong, Anyang Huichang Coal Washing Co., Ltd., and Anyang Jindu Coal Co., Ltd. (collectively, the “Lenders”) each entered into loan agreements with SC Coke.  The original principal amounts of these loans were approximately $4.4 million, $24.7 million and $5.9 million, respectively. The loans had no repayment terms.  On June 21, 2010, the SC Coke Shareholders agreed to assume the obligations of SC Coke to the Lenders, and the Lenders released SC Coke from any liability.  On the same date, the SC Coke Shareholders entered into a Debt Agreement with SC Coke for the original principal amount of approximately $35 million, which amount is equal to the principal amount assumed by the SC Coke Shareholders.  The principal terms of the loan are: (a) 15 year term, commencing on June 21, 2010, (b) 2% fixed annual interest on a non-compounding basis, (c) SC Coke has the option, but not the obligation, to pay interest prior to maturity, and (d) the SC Coke Shareholders cannot declare a default prior to maturity.

Principal Products

SC Coke’s principal products are “refined coal” (which is coal processed by coal washing) and coke (which results from the blending of various types of refined coal and subsequently heating such mixed refined coal at high temperatures in a brick oven to produce coke).   The majority of refined coal is used by SC Coke in its coke manufacturing process and the balance is sold to its customers.  Metallurgical coke is primarily used in iron and steel manufacturing.  Over the past three years, refined coal and coke have contributed an average of approximately more than 89% of SC Coke’s annual revenues.  SC Coke also sells medium coal and coal slurry (which are byproducts produced from its refined coal process), tar, crude benzol and  ammonium sulfate (“amsulfate”) (which are byproducts produced from its coke manufacturing process) and both sells and uses coal gas to provide electricity for its internal operations (which is a byproduct produced from its coke manufacturing process).  During the fiscal year ended December 31, 2009, SC Coke produced approximately 722,000 metric tons (“tons”) of coke, 596,000 tons of refined coal (inclusive of Longdu), 42,000 tons of tar, 7,900 tons of crude benzol, 8,500 tons of amsulfate and 300 million cubic meters of coal gas.

Description of Operations

Production Process

SC Coke’s production process is as follows:

SC Coke is based in the Henan Province in the central part of China.  SC Coke’s operations are located in Tongye Town, Anyang County, Henan Province, PRC, which is 40 kilometers from Anyang City.  SC Coke and Longdu purchase raw coal from numerous mines, including Anyang Xinlong and Bailianpo, and suppliers deliver coal to SC Coke’s facilities in Tongye Town and Longdu’s facility in Matoujian Town, where the coal is processed, through a coal washing process, to obtain refined coal which is used by SC Coke to make coke or is sold to third parties.  The production of refined coal also results in two byproducts - medium coal and coal slurry.  The coke produced by SC Coke is either loaded onsite onto railcars on its private rail line and transported to customers through the connected national railway system or loaded onto trucks and transported to customers by highway.  Byproducts of the coking process are either sold to customers or recycled for consumption by SC Coke.  The tar gas emitted during the coking process results in four byproducts - tar, crude benzol, amsulfate, and coal gas.  Coal gas is also consumed internally by SC Coke, providing an energy source for its ovens, and is utilized to produce electricity through onsite electric power generators to provide electricity for SC Coke’s operations.  Excess coal gas remaining is then piped and sold to Angang Steel.

Coke Manufacturing

Metallurgical coke is primarily used in iron and steel manufacturing.  China has a national standard for coke, based upon a variety of metrics including, ash and sulfur content, mechanical strength, volatility, moisture content and end-coke content.  According to the national standard, metallurgical coke is classified into three grades – Grade I, Grade II and Grade III, with Grade I being the highest quality.  SC Coke currently only produces Grade II metallurgical coke.

SC Coke is also currently in the process of building a Coke Dry Quenching (“CDQ”) facility which is designed to allow SC Coke to reduce emissions, generate Certified Emission Reductions (“CER”) which can be sold, and potentially improve the coke quality, and so that it can possibly produce Grade I metallurgical coke.  The CDQ facility expansion is discussed in additional detail under “Expansion Plans” below.

SC Coke also plans to expand its plant with two new coke ovens and a facility to hold the new coke ovens.  The additional coke ovens contained in the facility are expected to increase SC Coke’s annual production capacity by approximately 1.3 million tons to a total of approximately 3 million tons.

In SC Coke’s coke production process, five types of raw coal (with different levels of volatility) are currently purchased and blended by SC Coke in the following approximate proportions:

Type	Proportion
Coking coal	20 to 25%
One-third coke coal (high volatility)	20 to 25%
Low sulfur rich coal (medium to high volatility)	10%
High sulfur rich coal (medium to high volatility)	15%
Lean coal (low volatility)	20 to 25%

After the five types of raw coal have been unloaded at SC Coke’s plant, they are stored on site in an open air storage facility with wind prevention retention walls, and transported into batching towers by a mechanical conveyer where the raw coal is subsequently mixed into a refined coal blend.  The blended refined coal is crushed and mixed before being sent, by mechanical conveyor, into delivery coke carts and tamped into the correct size and shape according to the specifications of SC Coke’s ovens.  After tamping, the refined coal is mechanically delivered into the ovens where it is treated at a high temperature for a period of between 18 to 24 hours to produce coke.  The coke is transported by receiving coke carts to a coke quenching tower located adjacent to the plant where water is currently used to quench the coke.  After cooling, the coke is transported by mechanical conveyor to the distribution center near the private rail line owned by SC Coke, and thereafter it is transported by rail or road to customers.

SC Coke currently produces coke onsite from a series of five coke ovens with an annual capacity of up to approximately 1.7 million tons.  SC Coke produces coke between the size of 25 to 40 millimeters which complies, and is consistent, with the Chinese national specifications for Grade II coke.  Such coke must comply with the following national standards:

●	less than 13.5% ash;

●	less than 0.8% sulfur;

●	a specified mechanical strength;

●	a volatility less than 1.8%;

●	a moisture content less than 12.0%; and

●	an end-coke content less than 12.0%.

Tar gas is emitted during the coke production process.  SC Coke processes the tar gas to produce byproducts which can be sold or recycled.  This process consists of:  (i) air cooling and condensation of the tar gas to extract tar, (ii) deaminating the residual gas (using sulfuric acid which produces a chemical reaction when mixed with ammonia) to produce amsulfate, (iii) “washing” the residual gas to produce crude benzol, and (iv) removing the sulfur from the residual gas to produce coal gas which can be recycled for use in connection with heat generation in the coke production process and to generate electricity for SC Coke’s self consumption.  Excess coal gas is then piped and sold to Angang Steel.  Based on the normal range of volatility in SC Coke’s refined coal blend, as currently constituted, 100 tons of coke will generally yield to SC Coke approximately the following amounts of coke byproducts:  4 to 4.5 tons of tar, 1 ton of crude benzol, 1.1 tons of amsulfate, and 400 to 420 cubic meters of coal gas.

SC Coke’s annual production volumes of coke for the fiscal years ended December 31, 2007, 2008 and 2009, were approximately as follows:

Annual
Fiscal	Production
Year	(Tons)

2007	514,820

2008	545,643

2009	722,175

Refined Coal

SC Coke and Longdu operate coal-washing facilities that are capable of producing in excess of 2 million tons of refined coal per year.  Raw coal contains impurities, such as shale, that require separation to obtain refined coal.  SC Coke and Longdu use both water-based jig and dense medium separation washing processes to produce refined coal.  The water-based jig process relies on the use and flow of water to separate coal from shale as they have different densities; it is a more conventional process that has the advantages of requiring simpler equipment and a faster process, which enables large scale production.  SC Coke and Longdu have easy access to an abundance of water at a low price.  SC Coke and Longdu are permitted by the local government to utilize underground water at their sites.  In contrast, the dense medium separation process is a newer technology that has the advantage of higher recovery rates and a smaller area required for operations.  Dense medium separation utilizes the differences in the densities of coal and shale, which when processed, allows the coal, which is lighter, to be separated from the heavier shale.

Approximately 1.3 tons of raw coal yield 1 ton of refined coal.  The refined coal produced by SC Coke and Longdu is both used by SC Coke in its coking plant and sold to customers.   In fiscal 2009, SC Coke consumed approximately 987,000 tons of refined coal (from internal production and external purchase) and sold approximately 245,000 tons of refined coal.  In addition to refined coal, the coal-washing process produces two byproducts:

●
“Medium” coal, a PRC coal industry classification, is coal that does not have sufficient thermal value for coking, and is mixed with raw coal and coal slurry (described below), and sold for home and industrial heating purposes; and

●
Coal slurry, sometimes called coal slime, are the castoffs and debris from the coal washing process.  Coal slurry can be used as a fuel with low thermal value, and is sold “as is” or mixed with “medium” coal.

SC Coke’s annual production volumes of refined coal for the fiscal years ended December 31, 2007, 2008 and 2009, were approximately as follows:

Annual
Fiscal	Production
Year	(Tons)

2007	810,186

2008	555,316

2009	595,518

Coke Byproducts

Tar

Tar is an ingredient of asphalt, and is commonly used in the treatment of psoriasis, as an ingredient in certain disinfectants and for roofing and insulation applications.

SC Coke’s annual production volumes of tar for the fiscal years ended December 31, 2007, 2008 and 2009, were approximately as follows:

Annual Production
Fiscal Year	(Tons)

2007	10,024

2008	19,105

2009	42,103

Amsulfate

Amsulfate is used mainly as an agricultural fertilizer and can also be used in garment manufacturing, and in the leather and medical industries.  SC Coke’s annual production volumes of amsulfate for the fiscal years ended December 31, 2007, 2008 and 2009, were approximately as follows:

Annual Production
Fiscal Year	(Tons)

2007	4,935

2008	6,536

2009	8,555

Crude Benzol

Crude benzol is a base material which, when further processed, can produce products such as benzene.  Derivative products made from crude benzol are used in dyes, pesticides, spice production, solvents or bonds in paint making, paint spraying, shoemaking, and furniture manufacturing.  SC Coke’s annual production volumes of crude benzol for the fiscal years ended December 31, 2007, 2008 and 2009, were approximately as follows:

Annual Production
Fiscal Year	(Tons)

2007	1,671

2008	1,557

2009	7,915

Coal Gas

SC Coke uses coal gas for internal use to generate heat for its ovens and to produce electricity.  Any excess gas is piped and sold to Angang Steel.  Prior to 2008, there were no external sales of coal gas and the excess coal gas was flared off to minimize discharge into the environment.  In 2008, SC Coke purchased a 19% interest in Angang Steel and entered into a contract with Angang Steel to pipe and sell the excess coal gas produced by SC Coke to Angang Steel.

SC Coke’s annual production of coal gas for the fiscal years ended December 31, 2007, 2008 and 2009, were approximately as follows:

Annual Production
(Million Cubic
Fiscal Year	Meters)

2007	214

2008	227

2009	300

Electricity Generation

Electricity that is generated by SC Coke is used to power SC Coke’s operations at its plant.  SC Coke estimates that the replacement cost of this electricity, if it had to be purchased from the state-owned utility, would be in excess of $800,000 (based on usage and prices in 2009) per year.  For the fiscal year ended December 31, 2009, SC Coke generated approximately 72.6 million kilowatt-hours of useable electrical power for self consumption.  In 2009, SC Coke consumed approximately $830,000 of electricity from the state electricity grid.

Expansion Plans

SC Coke plans to expand its plant with two new coke ovens.  In December 2009, SC Coke started construction on the two additional 5.5 meter coke ovens.  SC Coke estimates that the expansion will be completed by December 2010, but SC Coke expects that the additional ovens will not go into operation until the first quarter of 2011, although no assurances can be made that the construction will be completed, or operations commenced, by such dates.  As of the date hereof, SC Coke has completed approximately 30% of the plant construction and issued purchase orders for approximately 60% of the total required equipment necessary to complete the expansion.  The total cost of such plant expansion is expected to be approximately $85 million and is expected to be financed by debt and/or equity financings and internally generated cash flow. To date, SC Coke has expended approximately $9 million on the expansion.  If additional financing is not obtained, SC Coke may need to reduce, defer or cancel its expansion plans.

SC Coke is currently conducting the required environmental impact assessment for the expansion of its plant and expects to be completed within the next several months.  Upon completion of the assessment, SC Coke will provide its report to the appropriate environmental protection authority for approval.  SC Coke cannot provide any assurances whether or when it will obtain the approval from the environmental protection authority.

In August 2009, SC Coke started construction of a CDQ facility.  Currently, SC Coke utilizes water quenching, and the water containing coke dust vaporizes and is released into the atmosphere.  In the CDQ facility, red-hot coke will be cooled by gas circulating within an enclosed system, thereby preventing the release of airborne coke dust. The thermal energy of the red-hot coke, which is lost in the conventional system, will be collected and reused as steam to be used as heat and to generate electricity in the CDQ system.  This technology uses less fossil fuel and results in lower carbon dioxide emissions.  The CDQ project has received approval from the PRC government and has been designated a Clean Development Mechanism project by the Chinese government, which qualifies for CERs.  The cost of constructing this facility is expected to be approximately $30 million, of which approximately $15 million has been expended to date.  Because the CDQ is an environmental conservation project, a portion of the total cost of the project is expected to be provided pursuant to grants by the Chinese government.  To date, SC Coke has received grants in the amount of approximately $1.1 million.  There can be no assurance that additional grants will be received.  Any funding requirements not satisfied through grants by the Chinese government are expected to be financed through internal cash flow.  See discussion below under the heading “Clean Development Mechanism.”  SC Coke estimates that the construction on the CDQ facility will be completed by August 2010, although no assurances can be made that the construction will be completed by such date.  The CDQ project has received PRC government approval to sell no more than 450,000 tons of carbon dioxide equivalent CER produced before December 31, 2012 to a purchaser authorized by the German government, at a purchase price of at least €9.5 per ton of carbon dioxide equivalent CER pursuant to a transfer contract between SC Coke and the purchaser.  While the CDQ is expected to annually generate approximately 170,000 tons of carbon dioxide equivalent CER, there is no certainty that SC Coke will achieve this amount of CER, or that it will complete the CDQ project within expected costs and timeframes, or that it will be able to sell the CER for at least €9.5 per CER.

An additional benefit of the CDQ facility is that it is expected to increase the quality of coke produced, which may enable the coke produced by SC Coke to comply with the higher national standards for Grade I metallurgical coke.  However, there is no assurance that the CDQ facility will, by itself, enable SC Coke to produce Grade I metallurgical coke.

Sales and Marketing

SC Coke’s customers purchase refined coal or coke pursuant to both long term and short term contracts.  The long term contracts are typically on an annual basis and specify the volume to be purchased by the customer, with monthly price adjustments to reflect prevailing market conditions.  In 2009, approximately 28% of SC Coke’s coke sales revenue, and approximately 36% of its refined coal sales revenue, as a percentage of SC Coke’s top ten customers, were from long term contracts.  Short term contracts are typically on a monthly basis and specify the volume to be purchased and price terms.

SC Coke has a flexible credit policy and adjusts credit terms for different types of customers.  SC Coke generally evaluates a customer’s creditworthiness to determine appropriate payment terms.  Depending on the customer, SC Coke may allow open accounts, or require bank notes payable or cash on delivery.  Bank notes payable are issued by local PRC banks and can be exchanged for cash payments at varying discounted amounts based on the terms of the bank notes payable issued.  SC Coke also considers the requested credit amount, background, financial condition of the client, and the length of such customer’s relationship with SC Coke, among other factors, when determining the payment arrangements and credit terms, which generally are payable within 60 to 90 days of delivery.  For customers without a strong credit history, SC Coke generally requires immediate settlement of accounts upon product delivery.

SC Coke has a sales force which is segregated between local and national sales teams, and both teams are based in Anyang; however, the national sales force conducts at least bi-monthly sales visits to existing customers and to prospective customers.  The local sales force is focused on managing customer relationships within and in the vicinity of Henan province.

In pricing its products, SC Coke considers factors such as the prices offered by competitors, the quality and grade of the product sold, the volume in national and regional coal inventory build-up, forecasted trends for coal and coke prices, and price guidance from various government coke-related associations.  However, the actual prices of products are highly dependent on the transportation costs of delivery to customers since shipping and handling costs are paid by SC Coke and billed to its customers.

SC Coke’s sales for the fiscal years ended December 31, 2007, 2008 and 2009 by product are summarized below.

Annual Sales by Product
				Annual
		Annual		Sales
		Sales		of
		of	Percentage	Refined	Percentage
Fiscal		Coke	of Total	Coal	of Total
Year	Total Sales	(Tons)	Sales	(Tons)	Sales

2007	121,797,131	495,341	58.53%	413,887	37.28%

2008	223,474,560	501,214	58.33%	448,848	36.28%

2009	206,729,105	748,331	74.60%	244,803	15.22%

Coke Sales.  SC Coke’s annual sales volumes of coke for the years ended December 31, 2007, 2008 and 2009 and the average selling price per ton for each fiscal year, were approximately as follows:

Coke Sales
Fiscal Year	Annual Sales (Tons)	Average Selling Price Per Ton

2007	495,341	$144

2008	501,214	$260

2009	748,331	$206

Refined Coal Sales.  SC Coke’s annual sales volumes of refined coal for the years ended December 31, 2007, 2008 and 2009, and the average selling price per ton for each fiscal year, were approximately as follows:

Refined Coal Sales
	Annual	Average
	Sales	Price Selling
Fiscal Year	(Tons)	Per Ton

2007	413,887	$110

2008	448,848	$181

2009	244,803	$128

Tar Sales.  SC Coke’s annual sales volumes of coal tar for the years ended December 31, 2007, 2008 and 2009, and the average selling price per ton for each fiscal year, were approximately as follows:

Tar Sales
Fiscal Year	Annual Sales (Tons)	Average Selling Price Per Ton

2007	10,024	$244

2008	19,105	$329

2009	42,103	$127

Amsulfate Sales.  SC Coke’s annual sales volumes of amsulfate for the years ended December 31, 2007, 2008 and 2009, and the average selling price per ton for each fiscal year, were approximately as follows:

Amsulfate Sales
Fiscal Year	Annual Sales (Tons)	Average Selling Price Per Ton

2007	4,935	$86

2008	6,262	$175

2009	8,555	$81

Crude Benzol Sales.  SC Coke’s annual sales volumes of crude benzol for the years ended December 31, 2007, 2008 and 2009, and the average selling price per ton for each fiscal year, were approximately as follows:

Crude Benzol Sales
Fiscal Year	Annual Sales (Tons)	Average Selling Price Per Ton

2007	1,508	$537

2008	1,424	$523

2009	8,422	$577

Coal Gas.  SC Coke’s annual sales volumes of coal gas for the years ended December 31, 2007, 2008 and 2009, and the average selling price per cubic meter for each fiscal year, were approximately as follows:

Coal Gas Sales
Fiscal Year	Annual Sales (Million Cubic Meters)	Average Selling Price Per Cubic Meter

2007	0	N/A

2008	25.0	$0.06

2009	52.7	$0.06

Product and Suppliers Quality Control

SC Coke adopts rigorous and frequent sampling and testing to ensure quality control over its products in the coke and coke byproduct manufacturing processes.   SC Coke maintains an onsite testing laboratory to perform the testing.

Raw materials received from suppliers are subject to testing for suitability prior to their use by SC Coke.  This pre-qualification process can take between two weeks to several months, depending on the type of raw material.  Different raw materials are subject to different testing criteria.  SC Coke also maintains a list of suppliers who are able to produce coal suitable for SC Coke’s needs if its regular suppliers are unable to meet its demands.

Samples of raw materials and products are numerically tagged, identified and stored for internal audit purposes to ensure that sample testing errors are minimized.  Internal audits generally take place on a bi-weekly basis.  Samples are typically kept for approximately one month at the laboratory before transfer to SC Coke’s warehouse for reuse in the coke or coke byproduct manufacturing processes.

In the coke production process, refined coal is sampled and tested before transfer into SC Coke’s stockpile.  Samples at the stockpile are tested before blending.  Once the blending and crushing is completed before tamping, the blended refined coal is tested every two hours.  To the extent any issues are identified during the testing process, SC Coke refines the incorrect blend at separate batching towers.  Coke at the distribution center is tested before transport to customers.  This testing is usually performed every 4 hours.

Customers

SC Coke sells all of its products within China.  Its customers are concentrated in North China, East China, Central China and South China.  SC Coke sells its coke to mostly national and provincial steel manufacturing companies and sells its refined coal to coke producers and others.

SC Coke’s largest coke customer was Huzhou Huatuo Energy Co. Ltd., which accounted for 13% of coke revenue sales in 2009.  SC Coke’s top five coke customers accounted for approximately 59% of coke revenue sales in 2009.

The largest five customers of refined coal accounted for 71% of refined coal sales revenue in fiscal 2009.  Jiyuan City Jinma Coking Co. Ltd. was the largest customer of refined coal and accounted for approximately 18% of refined coal sales revenue in 2009.

Company sales personnel conduct routine visits to customers.  SC Coke has long-standing relationships with these customers, and management believes that these relationships are stable.

SC Coke’s top ten major customers accounted for approximately 56% of its revenue in fiscal 2009; non-renewal or termination of SC Coke’s arrangements with these customers would have a materially adverse effect on SC Coke’s revenue.  In the event that any one of its major customers does not renew or terminates its arrangement with SC Coke, there can be no assurance that SC Coke will be able to enter into another arrangement similar in scope.  Additionally, there can be no assurance that SC Coke’s business will not remain largely dependent on a limited customer base accounting for a substantial portion of its revenue.

Transportation and Distribution

SC Coke owns and operates a private rail track approximately 1.7 kilometers in length that connects SC Coke’s plant to the Chinese national railway system at the Henan An-Li Railway Lizhen Railway Station.  Refined coal and coke are loaded from SC Coke’s platform onto railcars to be transported to customers primarily in Central Eastern China, which includes the provinces of Hebei, Henan, Shandong, Hubei, Anhui, Guangdong, Jiangsu and Zhejiang.  SC Coke also transports its products to customers by truck.  In 2009, approximately 58% of SC Coke’s product sales were delivered to customers by railway network and 42% of products were delivered by road transportation.

Competitors

Although SC Coke’s current primary products are refined coal and coke, it considers itself as primarily a coke producer.  SC Coke intends to continue to expand its coke production volumes and internal consumption of refined coal.  Refined coal sales as a percentage of SC Coke’s total revenue has been declining since 2007.  This trend is likely to continue with the current expansion of SC Coke’s production facility.  As such, SC Coke’s main competitors are now, and likely to be for the foreseeable future, coke producers.

SC Coke competes in the coke market at the national, provincial and local levels. There are several large coke producers, such as Shanxi Coking Co., Ltd and Shenhua Group that provide and sell coke on a national level.  However, the availability and cost of transportation to customers may often be a factor which limits these large producers from competing effectively in local markets. A key provincial competitor is Pingmei Group, part of the Pingdingshan Coal Group, a large state-owned company which produces coal, refined coal and coke.  Pingdingshan Coal Group’s operations are located in Pingdingshan City, Henan Province, which is approximately 300 kilometers from SC Coke.  Local competitors include Linzhou Xinda Coking Co. Ltd, Henan Province Xinlei Group Co. Ltd, Henan Province Liyuan Coking Co. Ltd and Henan Province Yulong Coking Co. Ltd.  Competitive factors that influence coke sales include geographic location and available transportation to customers, product prices, long-standing client relationships, payment terms, reliability of delivery, quality and grade of coke, and quality of customer service.  The principal competitive factor that influences SC Coke’s sale of its byproducts is price.

Suppliers

SC Coke and Longdu source raw coal from local coal mines, including mines in which SC Coke has an ownership interest, for its refined coal production and refined coal for its coke production.  The mine operated by Bailianpo, in which SC Coke’s sole director and majority shareholder owns a 43.86% interest, provides approximately half of the amount of raw coal it mines to SC Coke and Longdu.  Bailianpo supplied approximately 7% of SC Coke and Longdu’s raw coal in 2009.  SC Coke and Bailianpo are parties to a purchase agreement pursuant to which SC Coke will buy 150,000 tons of raw coal per year at a price of approximately $104 per ton.  The agreement with Bailianpo has a term that expires on December 31, 2013, and is subject to certain adjustments and renegotiation based on the price published by the mining bureau in China.  In addition, SC Coke purchases coking coal from Anyang Xinlong (an affiliate of SC Coke), which supplied approximately 50% by dollar value of SC Coke’s coking coal purchased in 2009.  SC Coke and Anyang Xinlong are parties to a purchase agreement pursuant to which SC Coke will buy 120,000 tons of raw coal per year at a price of approximately $104 per ton.  The agreement with Anyang Xinlong has a term that expires on December 31, 2013, and is subject to certain adjustments and renegotiation based on the price published by the mining bureau in China.

SC Coke supplies approximately 33% of its own refined coal requirements (by dollar value in 2009) and procures the balance from external suppliers.  Local suppliers provide five types of raw coal comprising coking coal, one-third coke, low sulfur rich coal, high sulfur rich coal and lean coal  In 2009, SC Coke’s coal supply arrangements by dollar value were as follows:  (1) all of SC Coke’s coking coal supply was provided by 3 companies (including Anyang Xinlong, in which SC Coke holds a 16% interest, which supplied approximately 50% by dollar value); (2) all of SC Coke’s one-third coal was purchased from one supplier; (3) approximately 38% of SC Coke’s purchase of low sulfur rich coal was from one supplier; (4) all high sulfur rich coal was purchased from one supplier; and (5) approximately 50% of SC Coke’s lean coal requirements was from one supplier.  Refined coal can be purchased from other suppliers if any of these types of raw coal are unavailable, or available in insufficient amounts.

Generally, SC Coke’s suppliers contract for its main raw materials, namely raw coal and refined coal, on a monthly basis with monthly renewals.  The prices and volumes fluctuate each month, and prices are based on then-prevailing market conditions.  Purchases from most suppliers require 100% advance payments.

SC Coke believes that it has established stable cooperative relationships with its suppliers, but also expects it could, if necessary, readily find alternative sources of coal near its plant, as Henan Province is one of China’s main coal producing centers.

SC Coke’s other principal raw materials include water drawn from underground sources, for which SC Coke has the requisite permits, and electricity, approximately 50% of which SC Coke generates onsite from its own power stations and which is supplemented from the local state-owned utility as necessary.  SC Coke also uses raw materials, such as sulfuric acid, in the manufacture of amsulfate.   These materials are readily available and there is no shortage of other suppliers to choose from if there is any shortfall.

Employees

SC Coke currently has in excess of 1,100 employees, of which approximately 125 are professional technicians who possess national professional certification within their area of expertise, including such areas as high pressure coke oven operators, heavy equipment and crane operators and chemical, civil and electrical engineers.  Of the total employees, 866 are employed in SC Coke’s plant while 310 employees serve in administrative and executive services capacities.  SC Coke’s sales department currently has approximately 23 employees, of which 12 are responsible for customer accounts and relationships.

In compliance with the Employment Contract Law of PRC, SC Coke has written contracts with all of their employees for a term of 3 to 5 years.  The employment agreements include the positions, responsibilities and salaries of the respective employees, as well as the circumstances under which employment may be terminated, and in compliance with the Employment Contract Law of PRC.  SC Coke considers its relationship with its employees to be good.

Under the Employment Contract Law of PRC, upon the termination of an employment agreement by SC Coke without cause or expiration of an employment agreement without an offer to renew, SC Coke is obligated to pay the applicable employee compensation equal to one month’s salary for each year the employee has been employed by SC Coke, up to a maximum of twelve years (“Compensation”), except where (1) the employee has committed a crime or the employee’s actions or inactions have resulted in a material adverse effect on SC Coke; (2) the employee receives pension payments; (3) the employee dies or is declared dead or missing; or (4) SC Coke offers to renew the employment agreement with equal or higher consideration and the employee does not accept it.  In these cases, SC Coke is not required to pay any Compensation and may terminate an employment agreement without prior notice.  If the employee’s salary is greater than three times the average salary for the last year in Anyang City, the Compensation will be calculated by multiplying such average salary by three, and then multiplying the product obtained by the number of years the employee was employed by SC Coke, up to a maximum of twelve years.

SC Coke may terminate an employment agreement upon 30 days prior written notice or without prior notice upon an extra payment of one month salary and with Compensation payable to such employee, for any of the following reasons:  (1) sickness or non-working injury and after medical treatment an employee is not able to do the original work or other assignments designated by SC Coke; (2) an employee is unable to perform his job and after training or position adjustment and is still unable to perform his job at a suitable level; and (3) the employment cannot be performed due to a fundamental change of circumstances and the employer and employee fail to reach an agreement to change the original employment contract.

If SC Coke terminates an employment agreement prior to its expiration for any reason other than as described above, the employee has the right to either enforce the agreement or to terminate the agreement and require SC Coke to pay an amount equal to twice the Compensation.

An employee may at any time terminate the employee’s employment agreement upon 30 days prior written notice.

SC Coke Facilities

SC Coke’s principal executive office, coking factory and coal washing factory are in Tongye Town, Anyang County, Henan Province. In addition, SC Coke has another office in the Xingshe Office Building, East of Wenfeng Avenue, Wenfeng District, Anyang City, Henan Province. SC Coke’s administrative headquarters is located 2.5 kilometers from the coking factory and is situated on a parcel of land of approximately 110,770 square meters, leased through a land occupation agreement with Xiacai Villagers Committee; the building occupies approximately 30,942 square meters.

SC Coke’s coking factory and coal washing factory are located in Tongye Town, Anyang County, Henan Province, approximately 40 kilometers from Anyang City. The coking factory is situated on a parcel of land of approximately 260,000 square meters and the factory is approximately 80,000 square meters. The People’s Government of Anyang County issued to SC Coke several land use right certificates for the site of the coking factory for 61,576.02 square meters in December of 2003. In addition, SC Coke also leases approximately 198,420 square meters of land on which the coking factory is located pursuant to several land occupation agreements it has entered into with various village committees and villagers.  SC Coke’s coal washing facility is located approximately 4 kilometers from its coking factory on land leased pursuant to several land occupation agreements with villagers in Nanxilu Village.  The coal washing facility is approximately 58,000 square meters.

The land occupation agreements entered by SC Coke with various village committees and villagers for the above land in Tongye Town generally have terms of more than 10 years with consideration of between RMB 1.5 to RMB 3 per square meter per year.

“Land use rights” are granted to an individual or entity after payment of a land use right fee is made to the applicable state or rural collective economic organization and individuals.  Land use rights allow the holder of the right to use the land for a specified long-term period.  SC Coke has a land use right, expiring in 2051, for a total of approximately 4,149.3 square meters located in the Xingshe Office Building and owns approximately 8,479 square meters of total floor space in the Xingshe Office Building.

The land on which the coke plant of SC Coke is located is collective owned land, which includes farmland and woodland.  On December 31, 2008, the People’s Government of Anyang County issued an approval to permit SC Coke to occupy and use part of the farmland and woodland in Shitang, Fujiagou and South Tongye Village.  However, since SC Coke is using this agricultural land for non-agricultural uses; it would need to apply to turn such collective owned agricultural land to PRC state owned land or collective owned construction land, which application is subject to approval of the provincial government of Henan Province.  Since SC Coke is currently using such agricultural land for non-agricultural purposes, the PRC government has the right to confiscate the land and impose fines on SC Coke at RMB 10 to 20 per square meter for arable land occupied and no more than RMB 10 per square meter for land occupied other than arable land.  In addition, SC Coke may be required to cease any new construction and remove any completed construction on such land.  There can be no assurance that confiscation and/or the imposition of fines will not occur.

SC Coke has mortgaged its office in Xingshe office and a portion of its machinery and equipment to banks to secure loans it has obtained from the banks.

Longdu operates a coal-washing facility near Laohegou Village, Matoujian Town, Longan District, Anyang City, Henan Province, that is capable of producing up to 11,000 tons of refined coal annually.

Seasonality

SC Coke’s sales in the first quarter are generally lower due to the reduced commercial activity during the traditional Chinese New Year holiday.

Research and Development

As of the year ended December 31, 2009, SC Coke did not conduct any research and development activities.  However, while coke production is a very mature industry, SC Coke intends to develop research and development initiatives in partnership with local Chinese universities or research organizations to do basic research and development to improve and achieve greater efficiencies in the coke production process.

Intellectual Property

SC Coke currently has no patents, trademarks, in-bound or outbound licenses, franchises, or royalty arrangements.  Pursuant to technology development agreements, SC Coke has agreed to provide funding of up to approximately $0.9 million regarding intellectual property development.

Governmental Regulation

The following is a summary of the principal governmental laws and regulations that are or may be applicable to SC Coke’s operations.  The scope and enforcement of many of the laws and regulations in the PRC described below are uncertain.

Coal Business

According to the Coal Trading Supervision Regulation issued by the National Development and Reform Commission, any enterprise engaging in the business of the sale of coal, washed and selected coal products, and processing and sale of coal for civilian use is required to obtain a Coal Trading Qualification Certificate, which is valid for three years and may be renewable upon application 30 days before expiration.  Currently, SC Coke holds a valid Coal Trading Qualification Certificate, which expires October 31, 2010.

Under the Work Safety Law of the PRC, the Work Safety Permit Regulation and Work Safety Permit Implemental Regulation for Dangerous Chemical Products Manufacturer, an enterprise which manufactures flammable and/or explosive chemical products is required to obtain a Work Safety Permit before it starts producing such products.  A Work Safety Permit is valid for three years and may be renewed after application and documentation and on-site examination as needed by the relevant authority. Currently, SC Coke has a valid Work Safety Permit for coke, tar, benzol and gas, which expires April 18, 2013.

According to the National Industrial Product Manufacture License Regulation of the PRC and its implementing rules, enterprises producing dangerous chemical products are required to obtain a National Industrial Product Manufacture License, which is valid for five years and renewable upon application to the provincial Administration of Quality Supervision, Inspection and Quarantine six months before expiration. Currently, SC Coke has a valid National Industrial Product Manufacture License for organic dangerous chemicals, which expires August 27, 2013.

Under the Prevention and Control of Radioactive Pollution Law of the PRC and the Regulation for Safety and Protection of Radioisotopes and Radiation Apparatus, any enterprise engaging in the business of the sale, manufacture and use of radioisotopes and radiation apparatus is required to obtain a Radiation Safety License, which is valid for five years and may be renewed upon application within three months before expiration.  Currently, SC Coke holds a valid Radiation Safety License, which expires June 27, 2013.

Environmental Impact Assessment

According to the Environment Protection Law of the PRC, the Environment Impact Assessment Law of the PRC and the Construction Project Environment Protection Regulations promulgated by the State Council on November 29, 1998, any enterprise which constructs a fixed asset investment project is required to submit an environmental impact assessment to an environmental protection administrative authority for approval.  If such enterprise embarks on the construction without submission of the environmental impact assessment or approval by the applicable environmental protection administrative authority, they will be required to provide the environmental impact assessment and may be subject to a fine ranging from approximately $7,310 to $29,240.  For each new construction and expansion of a fixed asset investment project, SC Coke is required to conduct an environmental impact assessment.

On May 10, 2010, the Environmental Protection Bureau of Anyang County (the “EPBAC”) issued an environmental protection administrative penalty notice to SC Coke for the construction of five coke ovens and related facilities without obtaining the approval of an environmental impact assessment and ordered SC Coke to stop construction and imposed a fine from approximately $7,310 to $29,240.  SC Coke has appealed to, and is waiting for a final decree from, the EPBAC.  The construction of two new coke ovens may be delayed until SC Coke completes, and obtains approval of, an environmental impact assessment for those ovens.  Any failure to obtain such approval may have a material adverse effect on SC Coke.

Other than as described above, SC Coke has conducted environmental impact assessments for its current production projects, which have been approved by the relevant environmental protection administrative authorities.

Pollution Emission

According to the Tentative Plan of Pollution Emission License issued by the State Administration of Environment Protection (currently the Ministry of Environment Protection), on January 2, 2004, the local environmental protection government department may issue a pollution emission license for a period of two years.  However, there is no formal legislation concerning the pollution emission license.  In practice, enterprises will apply for a new pollution emission license to the local environment protection government department prior to the permit’s expiration. A pollution emission license is valid for two years and may be renewed after application and on-site examination as needed by the relevant authority.  Currently, SC Coke has a pollution emission license issued by the Environmental Protection Bureau of Henan Province which expires on August 14, 2010.

On April 23, 2010, the EPBAC issued a pollutant over-limit rectification notice to SC Coke for coke oven gas and dust emissions and required SC Coke to rectify and control emissions within accepted limits.  SC Coke rectified the condition and reported to EPBAC on May 13, 2010.  SC Coke estimates that there will be no contingent liability resulting from such notice, although there can be no assurance that the EPBAC will not assess a penalty for the excess emissions.

Clean Development Mechanism (“CDM”)

To implement the 1992 United Nations Framework Convention on Climate Change and the 1997 Kyoto Protocol to which China is a signatory, the National Development and Reform Commission, Ministry of Science and Technology, Ministry of Finance and Ministry of Foreign Affairs promulgated the Clean Development Mechanism Projects Administration Regulation on October 12, 2005.  According to such regulation, a CDM project is required to be approved by the National Development and Reform Commission and the Chinese government is entitled to collect 2% of the revenue from the sale of CERs by a Chinese entity.  On April 9, 2009, the National Development and Reform Commission issued an approval to certify the CDQ project of SC Coke as a CDM project and to approve SC Coke to sell a maximum of 450,000 tons of carbon dioxide equivalent CERs to a purchaser authorized by the German government at a purchase price of at least €9.5 per ton of carbon dioxide equivalent CER.

Dividend Distribution

The Company’s operations are conducted through SC Coke.  It relies on dividends and other distributions from Anyang WFOE and SC Coke to provide it with its cash flow and allow it to pay dividends on the shares and meet its other obligations.  The principal regulations governing distribution of dividends paid by wholly foreign-owned enterprises include:

●           Wholly Foreign-Owned Enterprise Law (1986), as amended; and

●           Implementation Rules on Wholly Foreign-Owned Enterprise Law (1990), as amended.

Under these regulations, wholly foreign-owned enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations.  In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50% of its registered capital.  These reserves are not distributable as cash dividends.

Foreign Currency Exchange

On August 29, 2008, the State Administration of Foreign Exchange (“SAFE”) issued the Notice of the General Affairs Department of the State Administration of Foreign Exchange on the Relevant Operating Issues concerning the Improvement of the Administration of Payment and Settlement of Foreign Currency Capital of Foreign-funded Enterprises (“Circular 142”).  Circular 142 requires that RMB converted from the foreign currency-denominated capital of a foreign-invested company may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless specifically provided for otherwise.  The use of such Renminbi capital may not be changed without SAFE’s approval and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been used.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions

In October 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Return Investment Activities of Domestic Residents Conducted by Offshore Special Purpose Companies (“SAFE Notice 75”) which became effective as of November 1, 2005, and was further supplemented by two implementation notices issued by the SAFE on November 24, 2005 and May 29, 2007, respectively. Under SAFE Notice 75, prior registration with the local SAFE branch is required for PRC residents to establish or to control an offshore company for the purposes of financing that offshore company with assets or equity interests in an onshore enterprise located in the PRC.  An amendment to registration or filing with the local SAFE branch by such PRC resident is also required for the injection of equity interests or assets of an onshore enterprise in the offshore company or overseas funds raised by such offshore company, or any other material change involving a change in the capital of the offshore company.

Under SAFE Notice 75, PRC residents are further required to repatriate into the PRC all of their dividends, profits or capital gains obtained from their shareholdings in the offshore entity within 180 days of their receipt of such dividends, profits or capital gains.  The registration and filing procedures under SAFE Notice 75 are prerequisites for other approval and registration procedures necessary for capital inflow from the offshore entity, such as inbound investments or shareholders loans, or capital outflow to the offshore entity, such as the payment of profits or dividends, liquidating distributions, equity sale proceeds, or the return of funds upon a capital reduction.  The failure to comply with such registration requirements may subject Anyang WFOE to restrictions including, but not limited to, the increase of the registered capital of Anyang WFOE, loans to Anyang WFOE, and dividend distributions abroad from Anyang WFOE.

Regulations of Overseas Investments and Listings

On August 8, 2006, six PRC regulatory agencies, including the Ministry of Commerce (“MOFCOM”), the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and SAFE, jointly adopted the Provisions on the Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “New M&A Rule”), which became effective on September 8, 2006.  This regulation, among other things, includes provisions that purport to require that an offshore special purpose company (“SPV”) which is formed for purposes of listing of equity interests in PRC companies through the acquisition of PRC company equity with foreign equity as consideration and which is controlled directly or indirectly by PRC companies or individuals obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on a stock exchange outside of the PRC.

On September 21, 2006, the CSRC published procedures regarding its approval of listings by SPVs outside of the PRC.  The CSRC approval procedures require the filing of a number of documents with the CSRC.  It would generally take several months to complete the approval process. Based on our understanding of current PRC laws and as advised by our PRC counsel, SC Coke believes the structure of our restructuring, including the VIE Agreements and Call Option Agreements, is not subject to the New M&A Rule.

Environmental Protection Measures

With increased focus and regulations on environmental protection by the Chinese government, SC Coke has adopted numerous measures and invested in capital equipment to reduce the environmental impact from its operations.

There are several operational processes at SC Coke that produce environmental discharge:  coal dust from raw and refined coal preparation and storage, gas emitted from the coke production and wastewater.

The main discharge from the raw and refined coal operations is coal dust.  To reduce coal dust, SC Coke has adopted several measures.  Coal stockpiles are surrounded with retaining walls to increase wind protection and sprayed with treated wastewater to reduce coal dust discharge into the environment.  Additionally, coal is delivered to the batching tower and coke ovens in enclosed delivery systems which reduce coal dust discharge.  SC Coke also employs dedusting equipment and high pressure “smokeless” coal loading technology to reduce coal dust discharge in the coal delivery process.

The main discharge from the coke production is tar gas which contains toxins, such as ammonia and sulfur dioxide.  SC Coke’s plant is designed to process the tar gas into products:  such as tar, amsulfate, crude benzol and coal gas which can be utilized and sold.  Ammonia is treated with sulfuric acid resulting in the production of amsulfate.  The SC Coke plant is fitted with wet flue gas desulfurization equipment to remove sulfur dioxide in order to product coal gas which can be internally used for electricity and heat generation, or piped and sold.

SC Coke has installed wastewater treatment equipment with an annual capacity of 2.6 million cubic meters.  SC Coke’s industrial and domestic wastewater is biologically treated and the clean wastewater after treatment is used in the quenching process, spraying the road to reduce dust emissions, and reducing the dust in the coal field.

In addition to the construction of its CDQ facility, SC Coke intends to continue to refine its production processes and invest in capital equipment to reduce environmental discharge to comply with more stringent regulations by the Chinese government.  SC Coke does not currently apportion any of its annual budget to environmental protection measures; however, SC Coke internally assesses and reviews potential projects that may enhance environmental protection and operating efficiencies and results.  As an example, SC Coke is preliminarily evaluating the economic feasibility of recycling sulphuric acid used to produce amsulfate through the deamination process.

Principal Executive Office

The principal executive office of SC Coke is located at Henan Province, Anyang County, Cai Cun Road Intersection, Henan Shuncheng Group Coal Coke Co., Ltd. (New Building), China 455141.  SC Coke’s telephone number is +86 372 323 7890.

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent the Company from achieving its goals. The risks described below are not the only ones the Company will face. If any of these risks actually occurs, the Company’s business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of the Company’s common stock could decline and investors in the Company’s common stock could lose all or part of their investment.

Risks Relating to SC Coke’s Business

SC Coke’s future operating results have been and may continue to be affected by fluctuations in raw material prices.  SC Coke may not be able to pass on cost increases to customers.

SC Coke’s operating profits have been and may continue to be negatively affected by fluctuations in the price of raw materials which consist primarily of raw coal and refined coal.  SC Coke is subject to short-term coal price volatility.  SC Coke may, based on operations and prevailing market conditions, periodically purchase raw materials at higher prices.  In the past, SC Coke has been unable to pass the cost increase of raw materials on to customers and may not be able to do so in the future.  This has adversely affected and may continue to adversely affect SC Coke’s gross margins, profitability and operations.  SC Coke’s sales agreements with customers generally contain provisions that permit the parties to adjust the contract price of the coke that SC Coke produces upward or downward at specified times.  For example, SC Coke may adjust these contract prices because of increases or decreases in the price of raw materials from SC Coke’s mining suppliers, general inflation or deflation, or changes in the cost of producing coke caused by such things as changes in taxes, fees, royalties or the laws regulating the mining, production, sale or use of raw coal and refined coal.  However, SC Coke may not be able to pass on cost increases to customers.  Market prices for raw coal and refined coal fluctuate in most regions in China.  In 2009, the raw coal prices remained at a relatively higher level due to shortage in supply because many smaller coal mines were temporarily shut down by the Shanxi provincial government to effect coal mine consolidation.  SC Coke was not able to fully pass these cost increases on to its customers and may not be able to do so with any future increases in the cost of raw materials. Since raw coking coal is more limited in supply, its price tends to be more volatile.  A general rise in coking coal prices also may adversely affect the price of, and demand for, coke and products made with coke such as iron and steel.  This may in turn lead to a fall in demand for SC Coke’s products.

Factors beyond our control could impact the amount and pricing of coal supplied by third parties.

SC Coke purchases coal, including raw coking coal and refined coal, from third parties.  Operational difficulties, changes in demand for contract mine operators from SC Coke’s competitors and other factors beyond SC Coke’s control could affect the availability, pricing and quality of coal suppliers, including raw coking coal, produced for it by independent contract mine operators.  Disruptions in supply, increases in prices paid for raw coal and refined coal produced by or purchased from third parties, or the availability of more lucrative direct sales opportunities for SC Coke’s purchased coal sources could increase its costs or lower SC Coke’s volumes, either of which could negatively affect SC Coke’s profitability and operations. In addition, mine accidents, weather-related problems, strikes, lock-outs or other events experienced by SC Coke’s suppliers could impair SC Coke ability to supply coal to customers if it is not able to find substitute sources to obtain its coal.

The demand for SC Coke’s products are cyclical and is affected by industrial economic conditions.  Downturns in the economy may reduce demand for SC Coke’s products and its revenues could decline.

 Because SC Coke does not export its products out of China, its business and operating results are primarily dependent upon China’s domestic demand for metallurgical coke.  However, because the domestic demand for metallurgical coke in China is impacted by the international demand for metallurgical coke, SC Coke is also susceptible to fluctuations in the international markets.  The domestic and international metallurgical coke markets are cyclical and exhibit fluctuations in supply and demand from year to year and are subject to numerous factors beyond SC Coke’s control, including, but not limited to, economic conditions in China, global economic conditions and fluctuations in industries with high demand for metallurgical coke, such as the steel, iron and power industries.  A significant decline in demand or excess supply for metallurgical coke may have a material adverse effect on SC Coke’s business and results of operations.

In addition, nearly all of SC Coke’s sales are concentrated in the North China, East China, Central China and South China.  Accordingly, SC Coke is susceptible to fluctuations in business caused by adverse economic conditions in those regions.  Difficult economic conditions in other geographic areas into which SC Coke may expand may also adversely affect its business, operations and finances.

If any of SC Coke’s sales agreements for its primary products of coke and refined coal terminates or expires, its revenues and operating profits could suffer.

A substantial portion of SC Coke’s primary product sales are made to customers under short term monthly sales agreements. It is common business practice in China that metallurgical coke and refined coal sale agreements are entered into for monthly terms, with monthly renewals.  This practice makes it difficult for SC Coke to forecast long-term purchase and sale quantities and can negatively affect its ability to manage inventory.  These agreements may be terminated or breached by a customer. We cannot provide any assurances that SC Coke will be able to renew any of these agreements on terms equally or more favorable to SC Coke. Non-renewal or termination of SC Coke’s agreements with any of, or a material breach by, these customers could have a material adverse effect on SC Coke’s revenue.

In the past, SC Coke has derived a significant portion of its sales from a few large customers.  If SC Coke were to lose any such customers, its business, operating results and financial condition could be materially and adversely affected

 SC Coke’s customer base for its primary products, which contribute a high percentage of revenues, has been highly concentrated.  As of December 31, 2009, SC Coke’s top ten customers for its primary products contributed approximately 56% of its sales revenue, while its largest customer contributed approximately 10% of its sales revenue.  SC Coke’s total number of customers is relatively concentrated and limited, and any adverse developments to any one of their business operations, or any material breach, termination or non-renewal of agreements by such customers, could have an adverse impact on SC Coke's business, operating results and financial condition.

Consolidation in the Chinese iron and steel industries may adversely affect SC Coke's business operations.

Many of SC Coke’s customers are iron and steel manufacturing companies.  On March 20, 2009, the General Office of the State Council issued the Blueprint for the Adjustment and Revitalization of the Iron and Steel Industry which sets forth the PRC government’s objectives of, among other things, controlling the total national capacity of, and encouraging consolidation in, the steel industry from 2009 to 2011.  As a result, the number of iron and steel manufacturers will likely decrease, with an emergence of larger iron and steel companies formed by strategic alliances and mergers and acquisitions.  This consolidation may have the effect of reducing the number of customers available to purchase SC Coke’s products and may result in the loss of current customers who are acquired by other iron and steel manufacturing companies, which have their own suppliers.  If any of the foregoing occurs, SC Coke's business, market position, growth prospects and operating results may be adversely affected.

PRC coal mining industry consolidation may adversely affect SC Coke's business operations.

In order to enhance coal mining safety, coal exploration efficiency and environmental protection, the PRC government has taken initiatives to consolidate the coal mining industry.  This consolidation may have the effect of reducing the supply of coal available to SC Coke.  In addition, if a supplier of SC Coke is acquired, the terms of any supply contracts may no longer be available as part of the consolidation.  If any of the foregoing occurs, SC Coke's business, market position, growth prospects and operating results may be adversely affected.

Iron and steel consumption is highly cyclical, and worldwide overcapacity in the iron and steel industries and the availability of alternative products have resulted in intense competition.

Iron and steel consumption is highly cyclical and volatile and generally follows economic and industrial conditions both worldwide and in regional markets.  The iron and steel industries have often been characterized by excess global supply, which has led to substantial price decreases during periods of economic weakness. Substitute materials are increasingly available for many iron and steel products, which further reduces demand for iron and steel.  Any downturn in the iron and steel industries may have an adverse effect on SC Coke's business, market position, growth prospects and operating results.

Restrictions on financing in the real estate industry may affect SC Coke's business operations.

In order to address concerns regarding the real estate market, the PRC government has placed certain restrictions on the ability of purchasers to obtain financing for the acquisition of residential and commercial real estate.  These restrictions, in turn, may negatively impact the demand for iron and steel.  Many of SC Coke’s customers are national and provincial iron and steel manufacturing companies.  If SC Coke’s iron and steel company customers reduce their purchases from SC Coke as a result of any such restrictions, SC Coke’s business and operations would be adversely affected.

There can be no assurance that any byproducts of the coking process SC Coke plans to sell will achieve significant market acceptance or will generate significant revenue.

SC Coke plans to increase its coke production capacity which will increase byproducts available for sale to third party customers.  SC Coke can offer no assurances that customers will purchase such byproducts from it or will purchase the increased volume of such byproducts that it may offer for sale.  SC Coke's inability or failure to position and/or price any byproducts competitively could have a material adverse effect on its business, results of operations or financial position.

SC Coke is unable to shut down its coke production process if demand for its coke products decreases.

SC Coke produces coke using coke ovens which are made of brick.  Since the bricks must be maintained at a relatively constant temperature, any prolonged significant reduction in the temperature could permanently damage the coke ovens.  Accordingly, in the event demand for SC Coke’s products were to decrease, SC would be unable to stop production, even if such production is uneconomical.

A reduction in coke production would result in a lower volume of SC Coke’s byproducts available for sale.

SC Coke sells the byproducts of its coke production process to third parties.  If SC Coke were to decrease production of coke, the amount of byproducts available for sale would be reduced.  Any reduction in coke production will adversely impact SC Coke’s revenue which will be exacerbated by the consequential reduction in coke byproducts available for sale, which in turn may have a material adverse effect on its business and results of operations.

SC Coke relies on a limited number of third-party suppliers for its supply of coal and refined coke and the loss of any such supplier could have a material adverse effect on our operations.

 SC Coke is dependent upon its relationships with a limited number of local third parties for its supply of coal.  While SC Coke expects to increase the number of suppliers it uses as its business expands, if any of these suppliers, and in particular its largest supplier, terminate their supply relationship with SC Coke, it may be unable to procure sufficient amounts of coal to fulfill its needs.  If SC Coke is unable to obtain adequate quantities of coal to meet the demand for its products, SC Coke's customers could seek to purchase products from other suppliers, which could have a material adverse effect on SC Coke's revenues.

Disruption in the transportation of SC Coke's coking products or difficulties experienced with respect to the transportation of its coke ore refined coal could make its operations less competitive and result in the loss of customers.

Coke and refined coal producers and processors primarily depend upon rail and trucking to deliver coal to markets.  While SC Coke's customers typically arrange and pay for transportation of coke and refined coal from its facilities to the point of use, any disruption of these transportation services because of natural disasters, weather-related problems, strikes, lock-outs or other events could temporarily impair SC Coke's ability to supply coke and refined coal to customers and thus could adversely affect its results of operations.  If transportation for SC Coke's coke and refined coal becomes unavailable or uneconomic for its customers, its ability to sell coke and refined coal could suffer.  Transportation costs can represent a significant portion of the total cost of coke and refined coal.  Since SC Coke’s customers typically pay that cost, it is a critical factor in a distant customer’s purchasing decision.  If transportation costs SC Coke charges its customers are not competitive, the customer may elect to purchase from another company.

SC Coke may not complete plant construction or expansion projects, or it may complete projects on materially different terms or on a different schedule than initially anticipated, and it may not be able to achieve the intended benefits of any such project, if completed.

SC Coke is currently in the process of expanding its plant and completing its CDQ facility and may undertake additional expansion projects in the future.  SC Coke anticipates that it will be required to seek additional financing in the future to fund current and future plant construction and expansion projects and may not be able to secure such financing on favorable terms, if at all.  If additional financing is not obtained, SC Coke may need to limit, defer, or cancel its expansion plans.  In addition, projects may not be able to be completed on time as a result of natural disasters, weather conditions, delays in obtaining or failure to obtain regulatory approvals, delays in obtaining key materials, labor difficulties, difficulties with partners or potential partners, a decline in the credit strength of counterparties or vendors, or other factors beyond SC Coke’s control.  Even if plant construction and expansion projects are completed, the total costs of the projects may be higher than anticipated and the performance of SC Coke's business following the completion of any projects may not meet expectations.  Also, SC Coke may not be able to continue to meet the requirements for incentives granted by the PRC government or such programs could be modified or eliminated altogether. Further, SC Coke may not be able to timely and effectively integrate the projects into its operations and such integration may result in unforeseen operating difficulties or unanticipated costs.  Any of these or other factors could adversely affect SC Coke's ability to realize the anticipated benefits from the plant construction and expansion projects.

SC Coke may not be able to meet quality specifications required by its customers and as a result could incur economic penalties or the cancellation of agreements which would reduce its sales and profitability.

Most of SC Coke’s coke sales agreements contain provisions requiring it to deliver coke meeting quality thresholds for certain characteristics such as sulfur content, ash content, mechanical strength, volatility, moisture content and end-coke content.  If SC Coke is not able to meet these specifications, because, for example, it is not able to source coal of the proper quality, it may incur penalties, including price adjustments, the rejection of deliveries or termination of the contracts.

SC Coke’s business is highly competitive and increased competition could reduce its sales, earnings and profitability.

The coal washing and coke businesses are highly competitive in China, and SC Coke faces substantial competition in connection with the marketing and sale of its products.  Most of SC Coke’s competitors are well established, have greater financial, marketing, personnel and other resources, have been in business for longer periods of time than it has, and have products that have gained wide customer acceptance in the marketplace.  The greater financial resources of SC Coke’s competitors permit them to implement extensive marketing and promotional programs.  SC Coke could fail to expand its market share, and could fail to maintain its current share.  Increased competition could also result in overcapacity in the Chinese coke industry in general.  Any overcapacity could reduce processed coke prices in the future and SC Coke’s profitability would be impaired.

SC Coke's success depends on attracting and retaining qualified personnel.

SC Coke is highly dependent on the knowledge of governmental issues of Wang Xinshun, its sole director, and the operational expertise of its Chief Executive Officer, Wang Feng and Li De Xin, its Chief Operating Officer, and the loss of any of their services and support would have a material and adverse impact on SC Coke's operations.  If one or more of SC Coke's key personnel are unable or unwilling to continue in their present positions, it may not be able to easily replace them, and it may incur additional expenses to recruit and train new personnel.  The loss of SC Coke's key personnel could severely disrupt its business and its financial condition and results of operations could be materially and adversely affected.  Furthermore, since the industries SC Coke invests in are characterized by high demand and intense competition for talent, it may need to offer higher compensation and other benefits in order to attract and retain key personnel in the future.  There can be no assurances that SC Coke will be able to attract or retain the key personnel needed to achieve its business objectives.  If SC Coke were to lose the services of its key senior managers, its ability to operate would be impaired.  SC Coke does not have key-man life insurance on the lives of its executives.

SC Coke's future success will depend in large part on its continued ability to attract and retain other highly qualified management and operational personnel, as well as personnel with expertise in SC Coke's field and industry.  SC Coke faces competition for personnel from other companies and organizations.  If SC Coke's recruitment and retention efforts are unsuccessful, its business operations could suffer.

 SC Coke does not have any registered patents and it may not be able to maintain the confidentiality of its processes.

SC Coke has no patents covering its coking and washing processes and it relies on the confidentiality of its coking and cleaning processes in producing a competitive product.  The confidentiality of its know-how may not be maintained and it may lose any meaningful competitive advantage which might arise through its proprietary processes.

A prolonged downturn in global economic conditions may materially adversely affect SC Coke's business.

SC Coke's business and results of operations are affected by international, national and regional economic conditions.  Financial markets in Asia, the United States and Europe have recently been experienced extreme disruption, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, ratings downgrades of certain investments and declining values of others.  These economic developments affect businesses such as SC Coke's and those of its customers in a number of ways that could result in unfavorable consequences to it.  Current economic conditions or a deepening economic downturn in the PRC and elsewhere may cause SC Coke's current or potential customers to delay or reduce purchases which could, in turn, result in reductions in SC Coke's sales volumes or prices, materially and adversely affecting its results of operations and cash flows.  Volatility and disruption of global financial markets could limit SC Coke's customers’ ability to obtain adequate financing to maintain their operations and proceed with capital spending initiatives, leading to a reduction in sales volume that could materially and adversely affect its results of operations and cash flow.  In addition, a decline in SC Coke's customers’ ability to pay as a result of the economic downturn may lead to increased difficulties in SC Coke’s collection of its accounts receivable, higher levels of reserves for doubtful accounts and write-offs of accounts receivable, as well as higher operating costs as a percentage of revenues.

SC Coke may be required to repay obligations under guarantees it has executed in favor of other local entities.

From time to time, SC Coke provides guarantees of loans and other obligations for other, unrelated local enterprises.  As of December 31, 2009, SC Coke had seven guarantees of approximately $33.5 million in total principal outstanding with terms up to five years, and at March 31, 2010, SC Coke had ten guarantees of approximately $44.4 million in total principal outstanding with terms up to five years.  SC Coke’s potential liability under such guarantees could include interest, default interest and the obligation to pay costs of collection in addition to principal amounts to which the guarantees relate.  Since banks typically require security for loans, such as guarantees, mortgages or pledges, and these enterprises, including SC Coke, have mortgaged and pledged all of their available assets, in order to obtain additional bank loans, the local enterprises often agree to provide guarantees for one another.  All the guarantees provided by SC Coke are joint liability guarantees, which provide that when the debtor defaults, the bank can request SC Coke to pay the total debt outstanding without first enforcing its rights against the debtor.  Although SC Coke may look to the debtor for repayment of any such amounts paid to the bank on behalf of the debtor, SC Coke's evaluation of the potential liability may prove to be inaccurate and liabilities may exceed estimates.  Changes in the economic environment could leave SC Coke exposed for obligations that SC Coke has guaranteed which could have a materially negative impact on the ongoing business of SC Coke.

SC Coke’s current debt and other obligations, including amounts it may be liable for under guarantees, may harm its financial condition and results of operations.

SC Coke’s total consolidated short- and long-term debt as of March 31, 2010 was $163.26 million.  SC Coke’s level of indebtedness could result in the following:

●           it could affect SC Coke's ability to satisfy its outstanding obligations;

●           a substantial portion of SC Coke's cash flows from operations will have to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

●           it may impair SC Coke's ability to obtain additional financing in the future;

●           it may limit SC Coke's flexibility in planning for, or reacting to, changes in its business and industry and the markets in which it competes;

●           it may make SC Coke more vulnerable to downturns in its business, its industry or the economy in general; and

●           it may place SC Coke at a competitive disadvantage relative to its competitors with less indebtedness.

As of December 31, 2009, SC Coke had seven guarantees of approximately $33.5 million in total principal outstanding with terms up to five years, and at March 31, 2010, SC Coke had ten guarantees of approximately $44.4 million in total principal outstanding with terms up to five years.

SC Coke’s operations may not generate sufficient cash to enable it to service all of its obligations, including any obligations for which it may become liable pursuant to guarantees it has executed in favor of third parties.  If SC Coke fails to make a payment on certain of its obligations, this could cause it to be in default on such obligations and the mortgages on its assets by SC Coke to secure such obligations may be enforced to repay the underlying outstanding indebtedness, which would adversely affect the production capabilities and operations of SC Coke.

SC Coke has historically been funded by Wang Xinshun, the sole director of SC Coke, through shareholder loans.

Historically, Wang Xinshun has loaned funds to SC Coke in order to allow it to implement its business plan and to fund the expansion of its operations, including its current plant expansion.  These loans have traditionally been provided on a more favorable basis than SC Coke could have obtained by borrowing funds from a bank.  We can offer no assurances that financing to SC Coke from Wang Xinshun or any unrelated parties, will be available in the future on favorable terms, or at all.  The failure to obtain funding to implement SC Coke’s business plan and to expand its operations might adversely affect its business, and operating results.

SC Coke’s principal shareholders have control over SC Coke and may have conflicts of interest with SC Coke.

SC Coke is owned by three principal shareholders, including its sole director, Wang Xinshun, who owns a 60% interest in SC Coke.  The shareholders of SC Coke may have, or may develop in the future, conflicts of interest with SC Coke.  Wang Xinshun holds a 43.86% interest in a mine which is one of SC Coke’s raw coal suppliers.  By limiting or eliminating SC Coke’s supply, these suppliers could adversely impact SC Coke’s production and revenue, which in turn may have a material adverse effect on its business and results of operations.

If SC Coke fails to obtain additional financing it will be unable to execute its business plan.

As SC Coke continues to grow, it continues to require capital infusions.  Under its current business strategy, SC Coke’s ability to grow will depend on the availability of additional funds, suitable acquisition targets or joint venture partners at an acceptable cost, meeting SC Coke's liability requirements, and working capital.  SC Coke's ability to compete effectively, to reach agreements with acquisition targets on commercially reasonable terms, to secure critical financing and to attract professional technicians are critical to its success.  SC Coke will need additional funds to finance its expansion plans and may need additional financing to make future acquisitions, continue improving its coal processing facilities, and to obtain regulatory approvals for its operations.  Should such needs arise, SC Coke intends to seek additional funds through public or private equity or debt financing, strategic transactions and/or from other sources.  However, there are no assurances that future funding will be available on favorable terms or at all.  If additional funding is not obtained, SC Coke may need to reduce, defer or cancel development programs, planned initiatives or overhead expenditures, to the extent necessary.  The failure to fund SC Coke’s capital requirements would have a material adverse effect on its business, financial condition and results of operations.  Further, the benefits of an acquisition may take considerable time to develop and we cannot assure investors that any particular acquisition or joint venture will produce the intended benefits.  Moreover, the identification and completion of these transactions may require SC Coke to expend significant management time and effort and other resources.

Terrorist attacks or military conflict could result in disruption of our business.

Terrorist attacks and threats, escalation of military activity in response to such attacks or acts of war may negatively affect SC Coke's business, financial condition and results of operations.  SC Coke's business is affected by general economic conditions, fluctuations in consumer confidence and spending, and market liquidity, which can decline as a result of numerous factors outside of its control, such as terrorist attacks and acts of war.  Future terrorist attacks, rumors or threats of war, actual conflicts involving China or its allies, or military or trade disruptions affecting SC Coke’s customers may materially adversely affect SC Coke's operations. As a result, there could be delays or losses in transportation and deliveries of processed coal to its customers, decreased sales of coal and extensions of time for payment of accounts receivable from customers.  Strategic targets such as energy-related assets may be at greater risk of terrorist attacks than other targets.  In addition, disruption or significant increases in energy prices could result in government-imposed price controls.  Any, or a combination, of these occurrences could have a material adverse effect on SC Coke's business, financial condition and results of operations.

SC Coke’s industry is heavily regulated and it may not be able to comply with all such regulations and it may be required to incur substantial costs in complying with such regulations.

SC Coke is subject to extensive regulation by China’s National Development and Reform Commission and Ministry of Environmental Protection, and by other provincial, county and local authorities in jurisdictions in which its products are processed or sold, regarding the processing, storage, and distribution of its product.  SC Coke's processing facilities are subject to periodic inspection by national, provincial, county and local authorities.  SC Coke may not be able to comply with current laws and regulations, or any future laws and regulations.  To the extent that new regulations are adopted, SC Coke will be required to adjust its activities in order to comply with such regulations.  SC Coke may be required to incur substantial costs in order to comply.  SC Coke's failure to comply with applicable laws and regulations could subject it to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material and adverse effect on SC Coke's business, operations and finances.  Changes in applicable laws and regulations may also have a negative impact on its sales.

The government regulation of SC Coke’s coal processing and coke production operations imposes additional costs on SC Coke, and future regulations could increase those costs or limit its ability to crush, clean and process coking coal.  China’s provincial, county and local authorities regulate matters such as employee health and safety, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection and the discharge of materials into the environment.  SC Coke may delay commencement, expansion or continuation of its coal processing operations.  In addition, third parties and governmental agencies in some cases have the power under such laws and regulations to require remediation of environmental conditions and, in the case of governmental agencies, to impose fines and penalties.  The possibility exists that new legislation and/or regulations and orders may be adopted that may materially and adversely affect its operations, its cost structure and/or its customers’ ability to produce coke or use coal.  New legislation or administrative regulations (or judicial interpretations of existing laws and regulations), including proposals related to the protection of the environment that would further regulate and tax the coal industry, may also require SC Coke and its customers to change their operations significantly and/or incur increased costs.  These factors and legislation, if enacted, could have a material adverse effect on SC Coke’s financial condition and results of operations.

SC Coke also believes that it is in compliance in all material respects with the numerous laws, regulations, rules, specifications and permits, approvals and registrations relating to human health and safety and the environment except where noncompliance would not have a material adverse effect on its business, financial condition and results of operations.

In connection with the ownership and operation of SC Coke's properties (including locations to which it may have sent waste in the past) and the conduct of its business, it potentially may be liable for damages or cleanup, investigation or remediation costs.  SC Coke's budgeted amount for environmental regulatory compliance may not be sufficient, and it may need to allocate additional funds for this purpose.  If SC Coke fails to comply with current or future environmental laws and regulations, it may be required to pay penalties or fines or take corrective actions, any of which may have a material adverse effect on its business operations and financial condition.

No assurance can be given that all potential environmental liabilities have been identified or properly quantified or that any prior owner, operator, or tenant has not created an environmental condition unknown to SC Coke.  Moreover, no assurance can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of SC Coke’s properties will not be affected by the condition of land or operations in the vicinity of the properties or by third parties unrelated to SC Coke.

It is possible that compliance with a new regulatory requirement could impose significant compliance costs on SC Coke's business.  Such costs could have a material adverse effect on SC Coke's business, financial condition and results of operations.

In addition, China is a signatory to the 1992 United Nations Framework Convention on Climate Change and the 1997 Kyoto Protocol, which are intended to limit greenhouse gas emissions.  On March 14, 2006, the PRC Government released the outline of the Eleventh Five-Year Plan for National Economic and Social Development, which sets goals to decrease the amount of energy consumed per unit of GDP by 20 percent and to reduce the emission of certain major pollutants by ten percent.  In addition, recent discussions between the PRC government and U.S. government on clean energy initiatives, including the reduction of CO2 level and the use low-carbon coal, which initiatives may be incorporated in the Twelfth Five-Year Plan for National Economic and Social Development, may have significant effects on SC Coke's business operations.  If efforts to reduce energy consumption, to use low-carbon coal, and to control greenhouse gas emissions reducing coal consumption are adopted, SC Coke's revenue would decrease and its business would be adversely affected.

SC Coke's business will suffer if it cannot obtain, maintain or renew necessary permits or licenses.

All PRC enterprises in the coal industry are required to obtain from various PRC governmental authorities certain permits and licenses, including, without limitation, a business license, a Coal Trading Qualification Certificate, a Work Safety Permit for coke, tar, benzol and sulfoximine, a pollution emission license and a National Industrial Product Manufacture License.

These permits and licenses are subject to periodic renewal and/or reassessment by the relevant PRC government authorities, including permits which expire in less than one year, and the standards of compliance required in relation thereto may from time to time be subject to change.  SC Coke intends to apply for renewal and/or reassessment of such permits and licenses when required by applicable laws, including renewal of its current Pollution Emission License to include its expanded plant prior to the start of production in its plant, and regulations and believes it can renew its permits in the ordinary course of its business, however, we cannot assure you that SC Coke can obtain, maintain or renew the permits and licenses or accomplish the reassessment of such permits and licenses in a timely manner.  Any changes in compliance standards, or any new laws or regulations that may prohibit or render it more restrictive for us to conduct SC Coke's business or increase its compliance costs may adversely affect our operations or profitability.  Any failure by SC Coke to obtain, maintain or renew the licenses, permits and approvals may have a material adverse effect on the operation of SC Coke's business. In addition, SC Coke may not be able to carry on business without such permits and licenses being renewed and/or reassessed.

SC Coke is also required to conduct an environmental impact assessment for the expansion project and file such assessment with the local government.  Although SC Coke is currently in the process of conducting the environmental impact assessment, we cannot assure you that SC Coke can make the filing and/or obtain the requisite approval for the environmental impact assessment in a timely manner.  Any failure by SC Coke to make the filing and obtain the approval for environmental impact assessment for expansion may delay the construction of such expansion and subject SC Coke to a fine of approximately $7,310 to $29,240 if SC Coke commences construction of expansion without conducting environmental impact assessment, and as a result may have a material adverse effect on SC Coke's business expansion.

SC Coke may suffer losses resulting from industry-related accidents and lack of insurance.

SC Coke operates coal related facilities that may be affected by water, gas, fire or structural problems and earthquakes and other natural disasters.  As a result, SC Coke, like other companies operating coke production facilities, have experienced accidents that have caused property damage and personal injuries.  Although SC Coke continuously reviews its existing operational standards, including insurance coverage, and it has implemented safety measures and provided on-the-job training for our employees and workers, there can be no assurance that industry-related accidents, natural disasters and earthquakes will not occur in the future.  Additionally, the risk of accidental contamination or injury from handling and disposing of SC Coke products cannot be completely eliminated.  In the event of an accident, SC Coke could be held liable for resulting damages.  The insurance industry in China is still in its development stage and Chinese insurance companies offer limited business insurance products.  SC Coke currently has work-related injury insurance for its employees at its plant, but it does not currently maintain fire, casualty or other property insurance covering its properties, equipment or inventories.  In addition, SC Coke does not maintain any business interruption insurance or any third party liability insurance to cover claims related to personal injury, property or environmental damage arising from accidents on its properties.  Any uninsured losses and liabilities incurred by SC Coke could have a material adverse effect on its financial condition and results of operations.

SC Coke needs to manage growth in operations to maximize its potential growth and achieve its expected revenues, and its failure to manage growth would cause a disruption of its operations resulting in the failure to generate revenue at levels it expects.

 In order to maximize potential growth in SC Coke’s current and potential markets, it is expanding its production operations.  This expansion will place a significant strain on SC Coke’s management and its operational, accounting and information systems.  SC Coke anticipates that it will need to continue to improve its financial controls, operating procedures, and management information systems.  SC Coke will also need to effectively recruit, train, motivate and manage its employees.  SC Coke’s failure to manage its growth could disrupt its operations and ultimately prevent it from generating the revenues it expects to achieve.

If SC Coke’s land use rights are revoked, it would have no operational capabilities.

Under Chinese law land is owned by the state or rural collective economic organizations.  The state issues to tenants the rights to use property. Use rights can be revoked and the tenants forced to vacate at any time when redevelopment of the land is in the public interest.  The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent.  SC Coke relies on these land use rights as the cornerstone of its operations, and the loss of such rights would have a material adverse effect on our company.  According to PRC laws and regulations, any individual or organization which needs to use land for non-agricultural construction is required to apply for state owned land, except (i) to build a villager’s house; (ii) to build public facilities, or (iii) for a village/county-owned enterprise’s operation.  However, if a village/county-owned enterprise is merged, acquired or reorganized by other enterprises, the collective land previously possessed by such village/county-owned enterprise can be used by the acquirer for non-agricultural construction.  Since SC Coke is not a village/county-owned enterprise, the construction of part of its coking plant in Fujiagou Village and Dongjie Village and its office building in Xiacai Village using collective owned land through occupation agreements with village committees and individual villagers is not protected by relevant laws and regulations.  If the villagers or villager committees breach the occupation agreements and do not allow SC Coke to use the land, SC Coke cannot force such villagers or villager committees to carry out the occupation agreements, but can only stop paying compensation as provided in the occupation agreements.  The land on which the plant of SC Coke is located is collective owned land, which includes farmland and woodland.  On December 31, 2008, the People’s Government of Anyang County issued an approval to permit our Company occupying and using part of the farmland and woodland in Shitang, Fujiagou and South Tongye Village.  However, since SC Coke is using this agricultural land for non-agricultural uses it would need to apply for PRC state owned land or collective owned construction land.  Since SC Coke is currently using such agricultural land for non-agricultural purposes, the PRC government has the right to confiscate the land and impose a significant fine.

Climate change poses both regulatory and physical risks that could adversely impact SC Coke’s business, financial position, results of operations and liquidity.

Climate change could have a potential economic impact on us and climate change mitigation programs and regulations could increase SC Coke's costs. Energy costs could be higher as a result of climate change regulations.  SC Coke's costs could increase if utility companies pass on their costs, such as those associated with carbon taxes, emission cap and trade programs, or renewable portfolio standards. In addition, climate change may increase the frequency or intensity of natural disasters.  We cannot assure you that climate change will not adversely impact SC Coke's business, financial position, results of operations and liquidity.

SC Coke is past due in the payment of certain taxes.

At December 31, 2009, SC Coke had approximately $3 million of overdue enterprise income taxes.  As a result, SC Coke is subject to an overdue fine at the rate of 0.05% per day of the amount of taxes in arrears, commencing from the day the tax payment is overdue.  The tax authority may also impose an additional fine of 50% to five times the underpaid taxes. SC Coke has available funds to cover the underpaid tax and overdue fine, but may not have sufficient funds available to pay the additional fine.  Wang Xinshun, the sole director of SC Coke, and SC Coke entered into a tax indemnity agreement on May 23, 2010, pursuant to which Wang Xinshun agreed to indemnify SC Coke for any interest, penalties or other related extra costs resulting from the prior and any future tax underpayments in tax years in which he managed and operated SC Coke, and any such indemnity payment will be solely deducted from the principal amount of the loan Wang Xinshun provided to SC Coke.  According to applicable PRC law, the tax authority may, upon approval of the commissioner and a tax bureau (or a sub-bureau) at the county level or above, adopt the following mandatory enforcement measures: (i) notify in writing the bank or other financial institution where the SC Coke has opened an account to withhold the amount of taxes from its deposits; and/or (ii) distrain, seal up or sell by auction the commodities, goods, or other properties of SC Coke, the value of which shall be equivalent to the amount of taxes payable.  In addition, if SC Coke’s legal representative, who currently is Wang Xinshun needs to leave China, SC Coke shall pay the taxes payable and overdue fine or provide a guaranty to the tax authority before the legal representative leaves the country.  If SC Coke or the legal representative neither pays the taxes payable and the overdue fine nor provides a guaranty, the tax authority may notify the exit authority to stop the legal representative from leaving the country.  SC Coke must also report to the tax authority before it disposes its real estate or assets of high value.  The tax authority may within three years from the day the tax payment is overdue pursue the collection of the taxes in arrears and the overdue fine.  In case of any particular circumstance, the period for pursuing the collection of the taxes in arrears may be extended to five years.  The tax authority may also order SC Coke to pay, within a prescribed time limit, the tax payable.  If SC Coke still fails to pay the amount of taxes within such time limit, the tax authority may, in addition to pursuing the payment of tax payable, may impose a fine of from 50% to five times of the tax underpaid.  “Evasion of tax” includes circumstances where a taxpayer does not pay or underpays the taxes payable after having been notified by the tax authority to do so.  For a taxpayer who evades taxes, the tax authority can pursue the payment of the unpaid or underpaid taxes, the overdue fine, and impose a fine with the amount from 50% to five times of the taxes unpaid or underpaid.  For evasion of taxes, there is no limit for pursuance time.  If the tax evaded is more than 10% and less than 30% of tax payable and is between approximately $1,462 to $14,620, or the taxpayer is punished by tax authority twice for tax evasion and evades tax more than approximately $1,462 again, the taxpayer is subject to a fine at 100% to five times of the tax evaded, and its legal representative is subject to imprisonment of less than three years; if the tax evaded is more than 30% of tax payable and is more than approximately $14,620, the taxpayer is subject to a fine at 100% to five times of the tax evaded, and its legal representative is subject to imprisonment of three to seven years.  The unfavorable resolution of any potential tax or other proceeding or action could require us to make significant payments in overdue taxes, penalties and fines or otherwise record charges that may adversely affect our results of operations and financial condition. As of the date of this Current Report, SC Coke has not been notified by a tax authority to pay all or any portion of the underpaid taxes nor, to the knowledge of SC Coke, has any tax authority commenced collection or enforcement measures.

If we do not implement necessary improvements to our internal control over financial reporting in an efficient and timely manner, or if we discover additional deficiencies and weaknesses in existing systems and controls, we could be subject to regulatory enforcement and investors may lose confidence in our ability to operate in compliance with existing internal control rules and regulations, which could result in a decline in our share price.

The PRC historically has been deficient in western style management and financial reporting concepts and practices, as well as in modern banking, and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC and we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards.

Our ability to manage our operations and growth requires us to maintain effective operations, compliance and management controls, as well as internal control over financial reporting. Our internal controls over financial reporting are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with accounting principles generally accepted in the United States.  As a result of an evaluation of our internal control procedures we have identified material weakness in our internal control over financial reporting.  Specifically, SC Coke has determined that it has a material weakness related to its ability to prepare financial statements in accordance with GAAP.  SC Coke came to this conclusion based on the following significant deficiencies:

●           SC Coke holds a number of investments in other China-based companies.  SC Coke failed to properly identify the entities that required consolidation and the proper accounting treatment for the other entities where it did not have significant ownership or significant control and influence.

●           SC Coke failed to perform appropriate inventory and sales cut-off during its year-end close procedures.

●           SC Coke failed to properly reconcile its cash accounts during its year-end close procedures.

●           SC Coke failed to identify significant GAAP disclosures during the preparation of its financial statements.

While SC Coke has begun to, or is intending to, take various measures to remediate the material weaknesses, and intends to continue to evaluate and strengthen its internal controls over financial reporting systems, these efforts require significant time and resources. If we are unable to establish adequate internal controls over financial reporting systems, we may encounter difficulties in the audit or review of our financial statements by our independent public accountants, which in turn may have a material adverse effect on our ability to comply with the reporting obligations imposed upon us by the SEC.

It may be difficult to design and implement effective internal control over financial reporting for combined operations following the Share Exchange and perhaps other  businesses which may be acquired in the future. In addition, differences in existing controls of acquired businesses may result in weaknesses that require remediation when internal controls over financial reporting are combined.

If we fail to maintain an effective system of internal control, we may be unable to produce reliable financial reports or prevent fraud. If we are unable to assert that our internal control over financial reporting is effective at any time in the future, or if our independent registered public accounting firm is unable to attest to the effectiveness of internal controls, is unable to deliver a report at all or can deliver only a qualified report, we could be subject to regulatory enforcement and investors may lose confidence in our ability to operate in compliance with existing internal control rules and regulations, which could in any such instance result in a decline in our share price.

Risks Relating to the Company and our Corporate Structure

Our corporate structure, in particular the VIE Agreements, are subject to significant risks, as set forth in the following risk factors.

We are primarily a holding company and depend on distributions from our subsidiaries to meet our financial obligations.

Our company has an offshore holding structure commonly used by Chinese enterprises seeking to be listed on a securities exchange outside the PRC.  We are a corporation which owns Shun Cheng HK, Shun Cheng HK owns Anyang WFOE and Anyang WFOE has contractual arrangements pursuant to which it controls the operations of SC Coke.  Our operations are conducted exclusively through SC Coke, in which we own no equity interest.  The operations of SC Coke are our sole source of revenues.  We have no operations independent of those of Anyang WFOE and SC Coke and its subsidiary.  As a result, we are dependent upon the performance of SC Coke and its subsidiary and will be subject to the financial, business and other factors affecting such entities as well as general economic and financial conditions.  As substantially all of our operations are conducted through SC Coke, we are dependent on the cash flow received by SC Coke to meet our obligations.  The claims of our shareholders will be structurally subordinated to all existing and future liabilities and obligations, and trade payables, of our subsidiaries and SC Coke.  In the event of our bankruptcy, liquidation or reorganization, our assets and those of our subsidiaries and will be available to satisfy the claims of our shareholders only after all of Anyang WFOE’s liabilities and obligations have been paid in full.

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

In the PRC it is widely understood that foreign invested enterprises are forbidden or restricted in their ability to engage in certain businesses or industries which are considered sensitive to the economy.  While we intend to centralize our management and operation in the PRC without being restricted to conduct certain business activities which are important to our current or future business but are restricted or might be restricted in the future, we believe our VIE Agreements will be essential for our business operation.  In order for Anyang WFOE to manage and operate our business through SC Coke in the PRC, the VIE Agreements were entered into under which almost all the business activities of SC Coke are managed and operated by Anyang WFOE and almost all economic benefits and risks arising from the business of SC Coke are transferred to Anyang WFOE.

There are risks involved with the operation of SC Coke under the VIE Agreements. If the VIE Agreements are considered to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

●           discontinuing or restricting the operations of Anyang WFOE or SC Coke;

●           imposing conditions or requirements in respect of the VIE Agreements with which Anyang WFOE may not be able to comply;

●           requiring us to restructure the relevant ownership structure or operations;

●           taking other regulatory or enforcement actions that could adversely affect our business; and

●           voiding the VIE Agreements.

Any of these actions could have a material adverse impact on our business, financial condition and results of operations.

We depend upon the VIE Agreements in conducting our business in the PRC, which may not be as effective as direct ownership.

Following the Share Exchange, we will conduct our business in the PRC and generate the relevant revenues through the VIE Agreements.  The VIE Agreements may not be as effective in providing us with control over SC Coke as direct ownership.  The VIE Agreements are governed by PRC laws and provide for the resolution of disputes through arbitration pursuant to PRC laws.  Accordingly, the VIE Agreements would be interpreted in accordance with PRC laws.  If SC Coke or its shareholders fail to perform the obligations under the VIE Agreements, we may have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, and there is a risk that we may be unable to obtain these remedies. The legal environment in China is not as developed as in other jurisdictions.  As a result, uncertainties in the PRC legal system could limit our ability to enforce the VIE Agreements and therefore our rights under the VIE Agreements may not be fully protected under PRC laws.

The pricing arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

We could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations.  If the PRC tax authorities determine that the VIE Agreements were not entered into on an arm’s length basis, they may adjust the income and expenses of SC Coke and/or Anyang WFOE for PRC tax purposes, which could result in higher tax liability.

We rely on the approval certificates and business license held by SC Coke and any deterioration of the relationship between Anyang WFOE and SC Coke could materially and adversely affect the overall business operation of our company.

Following the Share Exchange, and pursuant to the VIE Agreements, our business in China will be undertaken on the basis of the approvals, certificates and business license as well as other requisite licenses held by SC Coke. There can be no assurance that SC Coke will be able to renew its licenses or certificates when their terms expire with substantially similar terms as the ones they currently hold.

Further, our relationship with SC Coke is governed by the VIE Agreements, which are intended to provide us, through our indirect ownership of Anyang WFOE, with effective control over the business operations of SC Coke.  However, the VIE Agreements may not be effective in providing direct control over the applications for and maintenance of the licenses required for SC Coke’s business operations.  SC Coke could violate the VIE Agreements, go bankrupt, suffer from difficulties in its business or otherwise become unable to perform its obligations under the VIE Agreements and, as a result, our operations, reputation, business and stock price could be severely harmed.

If Anyang WFOE exercises the purchase options over SC Coke’s equity pursuant to the VIE Agreements, the payment of purchase price could materially and adversely affect the financial position of our company.

Under the VIE Agreements, Anyang WFOE holds an option to purchase all or a portion of the equity of SC Coke at a minimum price permitted under then-applicable PRC laws and regulations at the time of the exercise of the option, and such price, subject to applicable PRC law, shall be refunded to Anyang WFOE or SC Coke at no consideration in an appropriate manner decided by Anyang WFOE.  In the case that applicable PRC laws and regulations require an appraisal of the equity interest or provide other restrictions on the purchase price, the purchase price shall be the lowest price permitted under the applicable PRC laws and regulations.  As SC Coke is already a contractually controlled affiliate to our company, Anyang WFOE’s purchase of SC Coke’s equity would not bring immediate benefits to our company and the exercise of the option and payment of the purchase prices could adversely affect the financial position of our company.

Past company activities prior to the Share Exchange may lead to future liability for the Company.

 Prior to the closing of the Share Exchange on June 28, 2010, we were engaged in a business that is unrelated to our current operations.  Although certain of our shareholders prior to the Share Exchange have provided certain indemnifications against losses, subject to certain limitations, arising out of or based on breaches of representations and warranties made in connection with the Share Exchange Agreement, any liabilities relating to such prior business against which we are not completely indemnified may have a material adverse effect on our financial condition and results of operations.

We may not be able to consolidate the financial results of our affiliated company or such consolidation could materially adversely affect our operating results and financial condition.

For PRC regulatory reasons, much of our operations are/will be conducted through affiliated company which currently is considered for accounting purposes as an variable interest entity (“VIE”), and we are considered the primary beneficiary, enabling us to consolidate its financial results in our consolidated financial statements.  In the event that in the future a company we hold as a VIE would no longer meet the definition of a VIE, or we are deemed not to be the primary beneficiary, we would not be able to consolidate line by line that entity's financial results in our consolidated financial statements for PRC purposes.  Also, if in the future an affiliate company becomes a VIE and we become the primary beneficiary, we would be required to consolidate that entity's financial results in our consolidated financial statements for PRC purposes.  If such entity's financial results were negative, this could have a corresponding negative impact on our operating results for PRC purposes.  However, any material variations in the accounting principles, practices and methods used in preparing financial statements for PRC purposes from the principles, practices and methods generally accepted in the United States and in the SEC accounting regulations must be discussed, quantified and reconciled in financial statements for United States and SEC purposes.

Risks Relating to Doing Business in China

The PRC’s economic policies could negatively affect our business, financial condition and results of operations.

Substantially all of our assets are located in the PRC and all of our revenue is generated in domestic PRC markets.  We anticipate that sales of our products in China will continue to represent all of our total sales in the foreseeable future.  Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in the PRC.  The PRC economy differs from the economies of most developed countries in many respects, including: the amount of government involvement; the level of development; the growth rate; the control of foreign exchange; and the allocation of resources, including initiatives to consolidate the coal mining and iron and steel industries.

 While the PRC’s economy has experienced significant growth in the past twenty years, such growth has been uneven, both geographically and among various sectors of the economy.  The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources.  Some of these measures benefit the overall economy of the PRC, but they may also have a negative affect on us.  For example, our operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.  We cannot assure you that such growth will continue.

The economy of the PRC has been changing from a planned economy to a more market-oriented economy.  In recent years, the PRC government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets, and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in the PRC are still owned by the government.  In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies.  It also exercises significant control over the PRC’s economic growth through the allocation of resources, the control of payment of foreign currency-denominated obligations, the setting of monetary policy and the provision of preferential treatment to particular industries or companies.  Also, since early 2004, the PRC government has implemented certain measures to control the pace of economic growth, including certain price controls on raw coking coal.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of energy investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our business and prospects.

Our business is largely subject to the uncertain legal environment in China and your ability to sue and enforce judgments could be limited.

As the production of SC Coke’s products is carried out completely in the PRC, we are subject to and have to operate within the framework of the PRC legal system.  Any changes in the laws or policies of the PRC or the implementation thereof, for example in areas such as foreign exchange controls, tariffs, trade barriers, taxes, export license requirements and environmental protection, may have a material impact on our operations and financial performance.

The Chinese legal system is a civil law system based on written statutes.  Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally followed.  The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China.  However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties.  These uncertainties could limit the legal protections available to foreign shareholders, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses.  Also, because our officers will likely be residing in the PRC at the time such a suit is initiated, achieving service of process against such persons would be extremely difficult.  Furthermore, because the majority of our assets are located in the PRC, it would also be extremely difficult to access those assets to satisfy an award entered against us in a United States court.  Moreover, we have been advised that the PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts.  Any, or all, of these factors may adversely affect the legal protections afforded to you.

Following the Effective Date of the Share Exchange, all of our directors and officers, will reside outside of the United States.  In addition, Anyang WFOE and SC Coke are located in the PRC and all of its assets are located outside of the United States. China does not have a treaty with United States providing for the reciprocal recognition and enforcement of judgments of courts.  It may be difficult, if not impossible, to acquire jurisdiction over those persons if a lawsuit is initiated against us and/or our officers and directors by a shareholder or group of shareholders in the United States.  It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States federal securities laws against us in the courts of either the United States or the PRC and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in the PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the United States federal securities laws or otherwise.

We may have limited legal recourse under PRC laws if disputes arise under our contracts with third parties.

The PRC government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our new business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of these acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the PRC government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC laws, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations. Although legislation in China over the past 30 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in China, these laws, regulations and legal requirements are relatively new and their interpretation and enforcement involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our operations.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC only recently has permitted provincial and local economic autonomy and private economic activities.  The PRC government has exercised and continues to exercise substantial control over virtually every sector of the PRC economy through regulation and state ownership.  Our ability to operate in the PRC may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters.  We believe that SC Coke's operations are in material compliance with all applicable legal and regulatory requirements.  However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary, limit our PRC subsidiary's ability to distribute profits to us or otherwise materially adversely affect us.

 In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV; under Notice 75, a “special purpose company” refers to an offshore entity established or controlled, directly or indirectly, by PRC residents for the purpose of seeking offshore equity financing on the strength of the domestic assets or interests owned by such PRC residents in onshore companies. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident's funds used to establish or acquire the offshore entity; (3) covering the use of existing offshore entities for offshore financings; (4) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (5) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds.  Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions.  Any such failure could also result in the SPV's subsidiaries being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

Based on our understanding of current PRC laws and as advised by our PRC counsel, we believe our current controlling shareholders are not PRC residents and are not subject to Circular 75 and Notice 106, and therefore are not required to register with the relevant branch of SAFE, however, we cannot provide any assurances that the relevant PRC authority will not have a different opinion.  Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies.  For example, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 and Notice 106 by our PRC resident beneficial holders.

 In addition, PRC residents may not always be able to complete the necessary registration procedures required by Circular 75 and Notice 106.  We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures.  A failure by our current or prospective PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75 and Notice 106, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries' ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Ambiguities in the New M&A Rule implemented on September 8, 2006 relating to acquisitions of assets and equity interests of Chinese companies by foreign persons may present risks in our compliance status under the regulations.

On September 8, 2006, the MOFCOM, together with several other government agencies, promulgated the New M&A Rule to regulate the merger and acquisition of PRC equity and assets by foreign investors.

The transactions contemplated by the VIE Agreements are structured in a manner such that consummation of the transactions would not bring these transactions within the regulatory scope of the New M&A Rule.  However, due to the ambiguities in the meaning of many provisions of the New M&A Rule, until there has been clarification either by pronouncements, regulations or practices, there is some uncertainty in the scope of the regulations.  Moreover, the ambiguities may provide to the authorities wide latitude in the enforcement of the regulations and the transactions to which they may or may not apply.  Therefore, it is possible that the future issuance of new regulations and pronouncements for the purposes of clarifying the application of New M&A Rule may require SC Coke to obtain approval from the appropriate authority for the transactions contemplated by the VIE Agreements, and failure to obtain such approval, if required, may cause the PRC government to take actions that adversely affect the VIE Agreements, including voiding the VIE Agreements, which as a result may have a material adverse effect on our control of and revenue from SC Coke.

The New M&A Rule, among other things, also includes provisions that purport to require that an SPV which is formed for purposes of listing of equity interests in PRC companies through the acquisition of PRC equity with foreign equity as consideration, and which is controlled directly or indirectly by PRC companies or individuals, obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange (excluding the over the counter market).

Anyang WFOE was directly incorporated by Shun Cheng HK as a foreign investment enterprise under PRC law, and there was no acquisition of the equity of a “PRC domestic company” as defined under the New M&A Rules.  In addition, the VIE arrangements between Anyang WFOE and SC Coke are not clearly defined and considered as transactions to which the New M&A Rule would apply and  the OTCBB is not an overseas stock exchange as defined in New M&A Rule.  Therefore, SC Coke did not seek prior CSRC approval.

In the future if we decide to be listed on a national or other securities exchange the CRSC may require that we obtain its approval for a future offering on such stock exchange.  Such offering may be delayed until we obtain CSRC approval, which may take several months, if obtaining such approval is even practicable at all.  The uncertainty of obtaining CSRC approval may have a material adverse effect on our ability to obtain financing in the future.

We may face regulatory uncertainties that could restrict our ability to issue equity compensation to our directors and employees and other parties who are PRC citizens or residents under PRC law.

On April 6, 2007, SAFE issued the "Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company, also known as "Circular 78" For any equity compensation plan which is so covered and is adopted by a non-PRC listed company after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with and obtain approvals from SAFE prior to their participation in the plan. In addition, Circular 78 also requires PRC citizens within three months after the issuance of Circular 78 to register with SAFE and make the necessary applications and filings if they participated in an overseas listed company's covered equity compensation plan prior to April 6, 2007. We may adopt an equity compensation plan after the closing of this offering and may make option grants to some of our directors and senior officers, most of whom are PRC citizens. Circular 78 may require PRC citizens who receive option grants to register with SAFE. We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time-consuming. If it is determined that any of our equity compensation plans failure to comply with such provisions, this may subject us and recipients of such options to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees. In that case, our ability to compensate our employees and directors through equity compensation would be hindered and our business operations may be adversely affected.

The PRC economic cycle may negatively impact our operating results.

The rapid growth of the PRC economy before 2008 generally led to higher levels of inflation. The PRC economy has more recently experienced a slowing of its growth rate.  A number of factors have contributed to this slow-down, including appreciation of the Renminbi, the currency of China, which has adversely affected China’s exports.  In addition, the slow-down has been exacerbated by the recent global crisis in the financial services and credit markets, which has resulted in significant volatility and dislocation in the global capital markets.  It is uncertain how long the global crisis in the financial services and credit markets will continue and the significance of the adverse impact it may have on the global economy in general, or the Chinese economy in particular.  Slowing economic growth in China could result in slowing growth and demand for our services which could reduce our revenues. In the event of a recovery in the PRC, renewed high growth levels may again lead to inflation. Government attempts to control inflation may adversely affect the business climate and growth of private enterprise. In addition, our profitability may be adversely affected if prices for our products rise at a rate that is insufficient to compensate for the rise in inflation.

The fluctuation of the Renminbi may materially and adversely affect the value of our common stock.

The value of the Renminbi against the United States Dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions.  Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenues and financial condition.

Conversely, if we decide to convert our RMB into United States Dollars for the purpose of making payments for dividends on our common stock or for other business purposes and the United States Dollar appreciates against the RMB, the United States Dollar equivalent of the RMB we convert would be reduced.  Any significant devaluation of RMB may reduce our operation costs in United States Dollars, but may also reduce our earnings in United States Dollars.  In addition, the depreciation of significant United States Dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

Since 1994, the PRC has set the value of the RMB to the United States Dollar.  We do not believe that this policy has had a material effect on our business.  There can be no assurance that RMB will not be subject to devaluation.  We may not be able to hedge effectively against RMB devaluation, so there can be no assurance that future movements in the exchange rate of RMB and other currencies will not have an adverse effect on our financial condition.  In addition, there can be no assurance that we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future.

At various times during recent years, the United States and the PRC have had disagreements over political and economic issues.  Controversies may arise in the future between these two countries.  Any political or trade controversies between the United States and the PRC could adversely affect the market price of our common stock and our ability to access United States capital markets.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive all of our revenues in RMB.  Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiary and our affiliated entities to remit sufficient foreign currency to pay dividends or other payments to us.  Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements.  However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

Because our operations are located in China, information about our operations are not readily available from independent third-party sources.

Because SC Coke, is based in China shareholders may have greater difficulty in obtaining information about SC Coke on a timely basis than would shareholders of an entirely U.S.-based company.  SC Coke’s operations will continue to be conducted in China and shareholders may have difficulty in obtaining information about SC Coke from sources other than SC Coke itself.  Information available from newspapers, trade journals, or local, regional or national regulatory agencies will not be readily available to shareholders.  Shareholders will be dependent upon SC Coke’s management for reports of SC Coke’s progress, development, activities and operations.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue our business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit.  As a result, in the event of a bank failure, we may not have access to funds on deposit.  Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue our business.

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we can not assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties.

Due to various restrictions under PRC laws on the distribution of dividends by our PRC operating companies, we may not be able to pay dividends to our shareholders.

The Wholly-Foreign Owned Enterprise Law (1986), as amended and the Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises, such as Anyang WFOE, may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, Anyang WFOE is required to set aside 10% of its after tax profits each year, if any, to fund certain reserve funds until the total amount of such reserve exceeds 50 percent of the registered capital of Anyang WFOE.  These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. Furthermore, if our PRC subsidiary and SC Coke incur debt on their own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our subsidiaries and affiliated entities are unable to receive all of the revenues from our operations due to these contractual or dividend arrangements, we may be unable to pay dividends on our common stock.

Under the Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

China passed a new Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

We may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidiary and affiliated entities would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares. We are actively monitoring the possibility of “resident enterprise” treatment for the 2010 tax year and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the United States and China, and our PRC tax may not be creditable against our United States. tax.

Cultural, political and language differences.

There are material cultural, political and language differences between China and the United States, which make business negotiations and doing business more difficult in China than in the United States.  Furthermore, continuing trade surpluses, a result of greater Chinese exports to the U.S. than U.S. exports to China, have become a sensitive political issue in the United States, and various members of Congress have threatened trade sanctions against China should the country continue a trade surplus with the United States. In addition, continuing strong economic growth in China with possible military buildup may result in American economic sanctions against China that could adversely affect the financial position and results of operations of the Company.  There are additional challenges caused by distance, conflicting and changing laws and regulations, foreign laws, trading and investment policies and the burdens of complying with a wide variety of laws and regulations.  These risks could in turn materially and adversely affect the Company’s business, operating results and financial condition.

Risks Relating to the Market for our Common Stock

There is a substantial lack of liquidity of our common stock and volatility risks.

Our common stock is quoted in the OTCBB under the symbol “BRBH.”  The liquidity of our common stock may be very limited and affected by our limited trading market.  The OTCBB market is an inter-dealer market much less regulated than the major exchanges, and is subject to abuses, volatilities and shorting.  There is currently no broadly followed and established trading market for our common stock.  An established trading market may never develop or be maintained.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders.  Absence of an active trading market reduces the liquidity of the shares traded.

The trading volume of our common stock may be limited and sporadic.  This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.  As a result of such trading activity, the quoted price for our common stock on the OTCBB may not necessarily be a reliable indicator of our fair market value.  In addition, if our shares of common stock cease to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotation as to the market value of, our common stock and as a result, the market value of our common stock likely would decline.

The market price for our stock may be volatile and subject to fluctuations in response to factors, including the following:

●           the increased concentration of the ownership of our shares by a limited number of affiliated shareholders following the Share Exchange may limit interest in our securities;

●           variations in quarterly operating results from the expectations of securities analysts or investors;

●           revisions in securities analysts’ estimates or reductions in security analysts’ coverage;

●           announcements of new products or services by us or our competitors;

●           reductions in the market share of our products;

●           announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●           general technological, market or economic trends;

●           investor perception of our industry or prospects;

●           insider selling or buying;

●           investors entering into short sale contracts;

●           regulatory developments affecting our industry; and

●           additions or departures of key personnel.

The market price for our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” that could lead to wide fluctuations in our share price.  The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  The volatility in our share price is attributable to a number of factors.  First, as noted above, our common stock are sporadically and/or thinly traded.  As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.  Secondly, BRBH is a speculative or “risky” investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for our current and potential products.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain their current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Our common stock may never be listed on a major stock exchange.

We anticipate seeking the listing of our common stock on a national or other securities exchange at some time in the future, assuming that we can satisfy the initial listing standards for such.  We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid, and our common stock price may be subject to increased volatility.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital.  Because a portion of our continued operations is expected to be financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations.  Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including SC Coke’s ability to develop new products and continue our current operations.  If our common stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations.  If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

Our corporate actions are substantially controlled by our principal shareholders and affiliated entities.

Our Chairman of the Board may become entitled to acquire equity ownership of shareholders of BRBH holding approximately 74.5% of our outstanding common stock.  The Chairman could, directly or indirectly, exert substantial influence over matters such as electing directors, approving mergers or other business combination transactions and other matters requiring shareholder approval.  In addition, because of the percentage of ownership and voting concentration in these principal shareholders, elections of our board of directors may generally be within the control of these shareholders and their affiliated entities.  While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control may at some point lie with these principal shareholders.  As such, it would be difficult for shareholders to propose and have approved proposals not supported by management.  There can be no assurances that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all shareholders of the Company.  This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our Company.  It could also deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our Company and it may affect the market price of our common stock.

Concentrated ownership of our common stock creates a risk of sudden changes in our common stock price.

The sale by any of our large shareholders of a significant portion of that shareholder’s holdings could have a material adverse effect on the market price of our common stock.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

A substantial majority of the outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”).  As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws.  Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months (one year after filing Form 10 information with the SEC for shell companies such as BRBH and former shell companies) may sell their shares of common stock.  Under Rule 144, affiliates who have held restricted securities for a period of at least six months (one year after filing Form 10 information with the SEC for shell companies such as BRBH and former shell companies) may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company's outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTCBB). A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

The securities issued in connection with the Share Exchange are restricted securities and may not be transferred in the absence of registration or the availability of a resale exemption.

The shares of common stock being issued in connection with the Share Exchange and the other transactions described herein are being issued in reliance on an exemption from the registration requirements under Section 4(2) of the Securities Act and Regulation D promulgated thereunder or Regulation S.  Consequently, theses securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption.  In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements.  As a result, a purchaser who receives any such securities issued in connection with the Share Exchange may be unable to sell such securities at the time or at the price or upon such other terms and conditions as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our Articles of Incorporation authorize the issuance of up to 500,000,000 shares of common stock with no par value per share and 50,000,000 shares of preferred stock with no par value per share.  Our board of directors may choose to issue some or all of such shares to provide additional financing in the future.  The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock.  If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders.  Further, such issuance may result in a change of control of our Company.

We do not plan to declare or pay any dividends to our shareholders in the near future.

We have not declared any dividends in the past, and we do not intend to distribute dividends in the near future.  The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and subject to PRC law, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The requirements of being a public company may strain our resources and distract management.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  These requirements are extensive.  The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition.  The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting.  In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight is required.  This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.  Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent fraud.  As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

If we are late in filing our quarterly or annual reports with the SEC, we may be de-listed from the OTCBB.

Under OTCBB rules relating to the timely filing of periodic reports with the SEC, any OTCBB issuer who fails to file a periodic report (Form 10-Qs or 10-Ks) by the due date of such report, three (3) times during any twenty-four (24) month period are de-listed from the OTCBB.  Therefore, if we are late in filing a periodic report three times in any twenty-four (24) month period and are de-listed from the OTCBB, our securities may become worthless and we may be forced to curtail or abandon our business plan.

Public company compliance may make it more difficult to attract and retain officers and directors.

The various rules and regulations to which we are subject as a public company make certain activities more time consuming and costly and require the expenditure of significant resources for compliance-related matters.  As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for  us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Persons associated with securities offerings, including consultants, may be deemed to be broker dealers.

In the event that any of our securities are offered without engaging a registered broker-dealer, we may face claims for rescission and other remedies.  If any claims or actions were to be brought against us relating to our lack of compliance with the broker-dealer requirements, we could be subject to penalties, required to pay fines, make damages payments or settlement payments, or repurchase such securities.  In addition, any claims or actions could force us to expend significant financial resources to defend our Company, could divert the attention of our management from our core business and could harm our reputation.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect its reporting of transactions completed before the change is effective.  New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future.  Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conducts business.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our common stock is subject to the “penny stock” rules.  The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction.  Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market.  In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

We have the right to issue up to 50,000,000 shares of  preferred stock, which may adversely affect the voting power of the holders of our other securities and may deter hostile takeovers or delay changes in management control.

We may issue up to 50,000,000 shares of preferred stock from time to time in one or more series, and with such rights, preferences and designations as our board of directors may determine from time to time.  To date, our board of directors has not authorized any class or series of preferred stock.  However, our board of directors, without further approval of our common shareholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock.  Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our other securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delay changes in management control.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Current Report, including in the documents incorporated by reference into this Current Report, includes some statements that are not purely historical and that are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, but are not limited to, statements regarding our and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance.  In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Current Report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the Share Exchange and related transactions.  There can be no assurance that future developments actually affecting us will be those anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

•	reliance on the iron and steel industries as customers for SC Coke’s products;

•	SC Coke’s ability to develop and market new products;

•	changes in user demand for SC Coke’s products;

•	changes in SC Coke’s product mix;

•	fluctuations in the availability of raw materials and components needed for SC Coke’s products;

•	changes in SC Coke’s pricing policies and the pricing policies of SC Coke’s competitors and suppliers;

•	the availability and cost of products from SC Coke’s suppliers;

•	SC Coke’s ability to compete effectively with its current and any future competitors;

•	dependence on a limited number of suppliers;

•	the impact on us of the underpayment of certain taxes by SC Coke;

•	SC Coke’s ability to use its facilities;

•	general and cyclical economic and business conditions;

•	SC Coke’s expansion and possible effects of expansion;

•	SC Coke’s ability to manage its rapid growth;

•	SC Coke’s ability to integrate acquisitions (if any) or projects into its operations;

•	SC Coke’s dependence on certain senior managers;

•	SC Coke’s dependence on financings, in particular short term loans, to finance operations and expansion;

•	our ability to raise additional capital to fund our operations and any expansion;

•	our highly leveraged capital structure;

•	obligations under guarantees in favor of third parties;

•	legislative or regulatory changes in China that affect our operations;

•	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

•	inflation and fluctuations in foreign currency exchange rates;

•	SC Coke’s ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct its business;

•	adverse changes in the securities markets;

•	development of a public trading market for our securities; and

•
the other factors referenced in this Current Report, including, without limitation, under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Description of the Company.”

These risks and uncertainties, along with others, are also described above under the heading “Risk Factors.”  Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 2.02   Results of Operations and Financial Condition.

SELECTED CONSOLIDATED FINANCIAL DATA

The data set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Current Report and also with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Year Ended December 31 (Unaudited)
	2009	2008	2007
Consolidated Statements of Operations Data:
Revenue
Primary Products:
Coke	$154,228,464	$130,343,780	$71,288,846
Refined Coal	31,453,873	81,069,716	45,403,547
	185,682,337	211,413,496	116,692,393
Secondary Products:
Medium Coal	2,752,286	983,156	1,007,033
Crude Benzol	4,857,926	744,120	809,675
Amsulfate	691,519	1,096,800	425,177
Coal Gas	2,965,957	1,617,915	-
Tar	5,352,688	6,287,161	2,446,778
Others	4,426,392	1,331,912	416,075
	21,046,768	12,061,064	5,104,738
Total Revenue	206,729,105	223,474,560	121,797,131
Expenses
Raw Materials	162,832,842	197,988,554	106,597,426
Labor	2,462,086	1,373,637	937,934
Manufacturing	8,114,477	4,887,253	2,879,386
Sales and Marketing	3,862,220	4,025,694	2,463,094
General and Administrative	9,710,677	4,415,816	2,850,351
Income from Operations	19,746,803	10,783,606	6,068,940
Other Income (expenses)	1,447,727	(1,787,875)	(1,366,677)
Income before provision for income taxes	21,194,530	8,995,731	4,702,263
Provision for income taxes	5,344,855	2,289,532	1,521,463
Net income	$15,849,675	$6,706,199	$3,180,800

Consolidated Balance Sheets Data:
Cash and Restricted Cash	$58,154,475	$26,873,633	$13,482,137
Total assets	$264,764,292	$168,521,248	$116,512,320
Total long-term liabilities	$45,990,524	$30,754,363	$19,112,131
Stockholders’ equity	$41,126,005	$25,110,358	$16,986,804

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion should be read in conjunction with the other sections of this Current Report, including “Risk Factors,” “Description of the Company” and the Financial Statements attached hereto as Exhibits 99.1 and, 99.2 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on the Company’s current expectations and could be affected by the uncertainties and risk factors described throughout this Current Report. See “Cautionary Statement Regarding Forward-Looking Statements.”  The Company’s actual results may differ materially.

Background

All of our business operations are carried out by SC Coke, which is a vertically integrated coke producer whose facilities and operations are based solely in the PRC, principally in Henan Province.

We control SC Coke and its operations through a series of contractual arrangements between Anyang WFOE, on the one hand, and SC Coke and its shareholders, on the other hand.  Please see “Contractual Arrangements with SC Coke and its Shareholders” above for a description of these contractual arrangements and their impact on our consolidated financial statements.

On May 14, 2010, BRBH entered into the Share Exchange Agreement pursuant to which the Shun Cheng HK Shareholders transferred all of the issued and outstanding securities of Shun Cheng HK to BRBH in exchange for 30,233,750 shares of BRBH common stock.  Upon the closing of the Share Exchange, Shun Cheng HK became a wholly-owned subsidiary of BRBH.  The acquisition of Shun Cheng HK has been accounted for as a reverse merger.  For accounting purposes, Shun Cheng HK is the acquirer in the reverse acquisition transaction and, consequently, its financial results have been reported on a historic basis.

For a description of additional terms and conditions of the Share Exchange Agreement and the Share Exchange, see the descriptions thereof in Items 1.01 and 2.01 above, which disclosures are incorporated herein by reference in response to this Item 2.02.

Overview

SC Coke, which operates and derives its revenue solely in the PRC, is a vertically integrated coke producer, that has a coke production plant with current capacity of approximately 1.7 million tons of coke annually, equity ownership in a coal mine and two coal washing plants (producing refined coal).  From our refined coal production process, byproducts such as medium coal and coal slurry are produced and sold.  From coke production, SC Coke recycles and produces coke byproducts, including crude benzol, amsulfate, coal gas and tar.  These coke byproducts are either marketed and sold, or recycled and consumed to provide electricity for its internal operations.  For the purpose of this discussion, such refined coal and coke byproducts are referred to as “secondary products.”

The PRC coke manufacturing industry is highly competitive.  The average sale prices for products are driven by a number of factors, including the particular composition and grade or quality of the coal or coke being sold, prevailing market prices for these products in the Chinese local, national and global marketplace, timing of sales, delivery terms, negotiations between SC Coke and its customers, and relationships with those customers.

The Chinese coking industry is also a regionalized business where supply of raw materials and the demand for coke become uneconomical at long distances as transportation costs become prohibitive.  SC Coke estimates that supply of raw materials and demand for coke to be delivered by truck transportation is uneconomical beyond 800 kilometers; and access to and delivery by rail becomes a critical competitive factor.  SC Coke is located in close proximity to the main coal mining provinces of Shanxi and Henan in China and has a private railway line, approximately 1.7 kilometers in length, which provides connection to the national railway network.

As the coke industry is highly dependent on the iron and steel industries, it is correspondingly affected by many of the same factors that impact the iron and steel industries.  Iron and steel are basic commodities that are required in many other industries, such as construction, infrastructure works, automotive and aerospace.  The iron and steel industries are highly cyclical and have historically been very volatile.  Correspondingly, the price and demand for coke has also evidenced such cyclicality and volatility.  SC Coke intends to focus on better recycling and use of its secondary products, in particular coke byproducts.  The applications for coke byproducts are expected to be more diverse; therefore, demand factors for coke byproducts are likely to be different from the factors applicable to the iron and steel industries; for example, coal tar is used for the treatment of psoriasis and amsulfate is used as agricultural fertilizer.

The primary raw material for coke production is coal, principally coking coal.  Raw coal is washed to produce refined coal which is the main raw material for SC Coke’s coke production.  Coke prices are highly correlated to coal prices.  Because of our reliance on coal, SC Coke acquired an equity ownership interest in a coal mine.  Although SC Coke has developed multiple sources of coal supplies and long term relationships with its coal suppliers, because of the PRC government policies of encouraging consolidation in the coal mining industry, SC Coke may continue to invest in coal mines, if, when and where opportunities are available and the terms of such investments are economically attractive.

The PRC government recently adopted policies to encourage consolidation in the PRC coal mining industry whereby smaller and inefficient coal mines have been shut down.  Similarly in the iron and iron and steel industries, which are SC Coke’s main customers, companies have been merged and consolidated by the government.  We believe that the coke manufacturing industry may face similar consolidation pressures in the future.  Accordingly, SC Coke intends to continue its capacity expansion to maintain its competitive positioning.

SC Coke has started construction on two additional coke ovens which when completed are expected to increase SC Coke’s production capacity to approximately 3.0 million tons of coke annually.  This increase in coke production may produce sufficient quantities of coke byproducts to allow SC Coke to potentially consider producing further downstream secondary products; for example, crude benzol, a current byproduct, may be processed further to produce benzene.

For the reasons above, the availability of expansion capital is critical to SC Coke to facilitate capacity expansion, downstream diversification or upstream acquisitions.  If such capital is unavailable on commercial terms, if at all, SC Coke’s growth and business could be materially adversely affected.

Results of Operations

Three Months Ended March 31, 2010 Compared to Three Months Ended March 31, 2009

Revenues.   SC Coke’s primary business is the production and sale of coke and refined coal.  From the refined coal production process, byproducts such as medium coal and coal slurry are produced and sold.  From coke production, SC Coke also recycles and produces coke byproducts, including crude benzol, amsulfate, coal gas and tar.  These coke byproducts are either marketed and sold or recycled and consumed to provide electricity for its internal operations.  SC Coke refers to such refined coal and coke byproducts as “secondary products.”

Over the last three fiscal years, the primary business of production and sale of coke and refined coal has contributed more than 89% of SC Coke’s total revenues.  However, because refined coal is a raw material for coke production, as coke production increases, our internal consumption of refined coal increases, which reduces the amount of SC Coke’s own refined coal available for external sales.  This trend is likely to continue with the new capacity expansion expected to come into production in early 2011.

Primary Products

SC Coke’s revenues for the three month periods ended March 31, 2010 and 2009, contributed by its primary products of coke and refined coal, were as follows:

	Revenues (Unaudited)
	Coke	Refined Coal	Total
Revenues
Three Months Ended March 31, 2010	$53,726,539	$1,963,136	$55,689,675
Three Months Ended March 31, 2009	21,780,601	760,962	22,541,563
Increase (decrease)	$31,945,938	$1,202,174	$33,148,112
% Increase (decrease)	146.67%	157.98%	147.05%
As Percentage of Total Revenues
Three Months Ended March 31, 2010	83.40%	3.05%	86.45%
Three Months Ended March 31, 2009	82.51%	2.88%	85.40%
Quantity Sold (metric tons)
Three Months Ended March 31, 2010	251,453	12,100	263,553
Three Months Ended March 31, 2009	97,418	5,536	102,954
Increase (decrease)	154,035	6,564	160,599
% Increase (decrease)	158.12%	118.57%	155.99%
Average Price Per Ton
Three Months Ended March 31, 2010	$214.00	$162.00
Three Months Ended March 31, 2009	224.00	137.00
Increase (decrease)	$(10.00)	$25.00
% Increase (decrease)	-4.46%	18.25%

Revenues for the three month period ended March 31, 2010 increased substantially from the revenues for the three month period ended March 31, 2009, primarily from the recovery in the global economic environment and the demand for coke from the steel mills in and near the Henan Province.

Sales volume and product unit price for both coke and refined coal both benefited from this recovery.  Sales volume for the three month period ended March 31, 2010 from the three month period ended March 31, 2009 for coke increased by 158.1% (from 97,418 tons to 251,453 tons); and over the same period, refined coal sales volume increased by 118.6% (from 5,536 tons to 12,100 tons).

Average sales price per ton for coke decreased from $224 to $214 and refined coal increased from $137 to $162, for the three month period ended March 31, 2010 from the three month period ended March 31, 2009.  Contribution as a percentage of total revenues for coke and refined coal remained stable at approximately 86% in both periods.

Because of the recovery in product unit price and sales volume, revenues increased from $22.5 million to $55.7 million for the three month period ended March 31, 2010 from the three month period ended March 31, 2009.

SC Coke believes that the significant drop in prices and volumes for its products as a result of the global financial crisis in 2009 has abated in 2010 and it is likely to experience less volatility in product prices for the remaining periods in 2010.  SC Coke anticipates higher sales volume for the remaining quarters in 2010, after the seasonal effects of the Chinese New Year holidays, which annually occurs in the period ending March 31.  This holiday results in a reduction in economic activity in China and an increase in deferred purchases from our customers.

Secondary Products

SC Coke’s secondary product revenues for the three month periods ended March 31, 2010 and 2009 were as follows:

	Medium Coal	Crude Benzol	Amsulfate	Coal Gas	Tar	Others	Total
Revenues	(Unaudited)
Three Months Ended March 31, 2010	$30,720	$1,666,179	$127,267	$664,131	$3,803,394	$2,435,954	$8,727,645
Three Months Ended March 31, 2009	290,655	898,256	167,967	289,195	1,657,757	550,644	3,854,474
Change	$(259,935)	$767,923	$(40,700)	$374,936	$2,145,637	$1,885,310	$4,873,171
% Change	(89.43)%	85.49%	(24.23)%	129.65%	129.43%	342.38%	126.43%
As % of Total Revenues
Three Months Ended March 31, 2010	0.05%	2.59%	0.20%	1.03%	5.90%	3.78%	13.55%
Three Months Ended March 31, 2009	1.10%	3.40%	0.64%	1.10%	6.28%	2.09%	14.60%

Along with the increase in coke production and sales, the total revenue of our secondary products significantly increased to $8.7 million from $3.9 million, which was an increase of 126.4% from the three months ended March 31, 2009 to the three months ended March 31, 2010.  Revenue contribution from secondary products as a percentage of total revenues decreased from 14.6% in the three months ended March 31, 2009 to 13.6% in the three months ended March 31, 2010.  This decrease in the percentage of revenues contributed by secondary products was primarily from the decrease in the sales of medium coal and amsulfate.

Of the secondary products, the largest contributor to revenue was from tar sales.  Tar sales increased by 129.4% from $1.7 million in the three months ended March 31, 2009 to $3.8 million in the three months ended March 31, 2010.  Other secondary products sales also experienced a large sales increase; other secondary products sales increased from $0.6 million for the three months ended March 31, 2009 to $2.4 million for the three months ended March 31, 2010.

Medium coal sales decreased from $0.3 million for the three months ended March 31, 2009 to $0.03 million the three months ended March 31, 2010, as medium coal sales were affected by the availability and purchase of raw coal to be processed into refined coal.  Medium coal is a byproduct from the raw coal washing process to obtain refined coal.  Amsulfate sales also declined in the three months ended March 31, 2009 compared to the three months ended March 31, 2010, decreasing from $0.2 million to $0.1 million.  Amsulfate sales were affected by slower delivery schedules from customers because of the Chinese New Year holidays; however, this is expected to be a temporary situation.

Our results of operations are affected by the seasonal effect of the Chinese New Year holidays in the first quarter of each calendar year (typically in January or February).  This holiday results in a reduction in economic activity in China and an increase in deferred purchases from our customers.

Cost of Goods Sold and Gross Profit.  Cost of goods sold is comprised of raw material, labor and manufacturing costs.

Cost of goods sold increased from $24.8 million in the three months ended March 31, 2009 to $59.4 million in the three months ended March 31, 2010.  The primary reasons for this increase were from the increase in production and raw material costs.  Refined coal production costs increased from $117 in the three months ended March 31, 2009 to $187 in the three months ended March 31, 2010.  Coke production increased from approximately 122,000 tons in the three months ended March 31, 2009 to 251,000 tons in the three months ended March 31, 2010.

Due to the factors above, gross profit increased from $1.6 million in the three months ended March 31, 2009 to $5.0 million in the three months ended March 31, 2010; and gross profit margin increased from 5.9% in the three months ended March 31, 2009 to 7.7% in the three months ended March 31, 2010.

Operating Expenses.  Operating expenses increased by 23.8% from $2.1 million in the three months ended March 31, 2009 to $2.6 million in the three months ended March 31, 2010.  Operating expenses is comprised of sales and marketing expenses and general and administrative expenses.  Sales and marketing expenses increased marginally from $0.8 million in the three months ended March 31, 2009 to $0.9 million in the three months ended March 31, 2010.  However, general and administrative expenses increased from $1.3 million in the three months ended March 31, 2009 to $1.7 million in the three months ended March 31, 2010 due to a bad debt write-off of $0.4 million.

Other Income and Expense.  Other expense for the three months ended March 31, 2009 was $0.4 million compared with other expense for the three months ended March 31, 2010 of $0.8 million.  This increase in other expense was primarily from the increase in interest expense of $0.6 million in the three months ended March 31, 2009 to $1.2 million in the three months ended March 31, 2010.  Interest income and other income increased by $0.2 million in the three months ended March 31, 2010 from March 31, 2009.

Provision for Income Taxes.   Provision for income taxes in the three months ended March 31, 2010 was $0.5 million; SC Coke recorded a tax benefit of $0.2 million in the three months ended March 31, 2009 as SC Coke suffered a loss before income tax of $0.9 million.  SC Coke’s statutory tax rate was 25% for both periods.

Net Income.  As a result of the combination of the factors described above, SC Coke recorded net income of $1.1 million for the three months ended March 31, 2010 compared to a net loss of $0.7 million for the three months ended March 31, 2009.

Liquidity and Capital Resources

Three Months Ended March 31, 2010 Compared to Three Months Ended March 31, 2009

Net Cash Provided by (Used in) Operating Activities

Net cash provided by operating activities for the three months ended March 31, 2010 was $3.0 million compared with net cash used in operating activities for the three months ended March 31, 2009 of $1.5 million.  Net cash used in trade receivables was $8.8 million for the three months ended March 31, 2010 compared with net cash provided of $16.6 million for the three months ended March 31, 2009.  However, net cash provided by accounts payable was $12.9 million for the three months ended March 31, 2010 compared with net cash used of $3.5 million for the three months ended March 31, 2009.

Net Cash Used in Investing Activities

Net cash used in investing activities for the three months ended March 31, 2010 was $7.0 million compared to $2.5 million for the three months ended March 31, 2009.  The primary reason was the increase in long-term investment of $4.4 million resulting from SC Coke’s additional investment in Anyang Commercial (in which SC Coke was already a shareholder) during the three months ended March 31, 2010.  As a result of this increase in SC Coke’s investment, the equity interest in Anyang Commercial increased from 9.27% to 11.26%.

Net Cash Provided by Financing Activities

Net cash provided by financing activities in the three months ended March 31, 2010 was $3.9 million compared with $11.6 million for the three months ended March 31, 2009.  In the three months ended March 31, 2010, SC Coke received proceeds from loans of $16.4 million and repaid loans of $18.8 million; and a net increase in bank notes payable of $3.5 million.  Included in the loan proceeds is $4.4 million received from Anyang Xinlong (in which SC Coke owns a 16% interest).  These proceeds were received pursuant to a loan agreement.

On March 31, 2010, the Lenders each entered into loan agreements with SC Coke.  The original principal amounts of these loans were approximately $4.4 million, $24.7 million and $5.9 million, respectively.  The loans had no repayment terms.  On June 21, 2010, the SC Coke Shareholders agreed to assume the obligations of SC Coke to the Lenders and the Lenders released SC Coke from any liability.  On the same date, the SC Coke Shareholders entered into a Debt Agreement with SC Coke for the original principal amount of approximately $35 million, which amount is equal to the principal amount assumed by the SC Coke Shareholders.  The principal terms of the loan are: (a) 15 year term, commencing on June 21, 2010, (b) 2% fixed annual interest on a non-compounding basis, (c) SC Coke has the option, but not the obligation, to pay interest prior to maturity, and (d) the SC Coke Shareholders cannot declare a default prior to maturity.

Year Ended December 31, 2009 Compared to the Year Ended December 31, 2008

Revenues.  SC Coke’s revenues decreased from $223 million for the fiscal year ended December 31, 2008 (“fiscal 2008”) to $207 million for the fiscal year ended December 31, 2009 (“fiscal 2009”), representing a decrease of $16 million, or 7.2%.  The global financial crisis in 2008, which was particularly pronounced towards the latter part of 2008 and the beginning of 2009, caused a decrease in the market prices for coke resulting in decreased total revenues for 2009.  However, revenues from coke sales and overall output increased as a result of increased capacity from an additional oven brought into production.  This increased coke production correspondingly resulted in the decreased refined coal sales, as internal consumption of refined coal for the coke production process increased.

Primary Products

SC Coke’s revenues for the fiscal years ended December 31, 2009 and 2008, contributed by its primary products of coke and refined coal, were as follows:

	Revenues (Unaudited)
	Coke	Refined Coal	Total
Revenues
Fiscal 2009	$154,228,464	$31,453,873	$185,682,337
Fiscal 2008	130,343,780	81,069,716	211,413,496
Increase (decrease)	$23,884,684	$(49,615,843)	$(25,731,159)
% Increase (decrease)	18.32%	(61.20)%	(12.17)%
As Percentage of Total Revenues
Fiscal 2009	74.60%	15.22%	89.82%
Fiscal 2008	58.33%	36.28%	94.60%
Quantity Sold (metric tons)
Fiscal 2009	748,331	244,803	993,134
Fiscal 2008	501,214	448,848	950,062
Increase (decrease)	247,117	(204,045)	43,072
% Increase (decrease)	49.30%	(45.46)%	(4.53)%
Average Price Per Ton
Fiscal 2009	$206.10	$128.49
Fiscal 2008	260.06	180.62
Increase (decrease)	$(53.96)	$(52.13)
% Increase (decrease)	(20.75)%	(28.86)%

Revenues from coke sales increased as a percentage of total revenues from 58.3% to 74.6%; and refined coal sales as a percentage of total revenues declined from 36.3% to 15.2% for fiscal 2008 and 2009, respectively.  The declining trend in revenue contribution from refined coal sales is expected to continue as long as the demand for and production of coke increase.  SC Coke expects this trend to continue to decline when it expands its coke production capacity by approximately 1.3 million tons, presently expected to occur in 2011.

SC Coke’s total revenues declined by 7.2% less than the decline of 12.2% in its primary products revenue contribution because of increased production, better recycling and usage of secondary coke byproducts.

Coke sales tonnage increased to 748,331 tons in fiscal 2009 from 501,214 tons from the prior fiscal year.  As internal consumption of refined coal increased, the external sales of refined coal declined from 448,848 tons to 244,803 tons.

The average sale price realized by SC Coke for coke declined by approximately 20.8%, and declined approximately 28.9% for refined coal, in fiscal 2009 as compared to the prior year. While prices of coke recovered in the latter part of 2009 from the lows in 2008, average prices in 2009 remained lower than in 2008.

SC Coke’s management believes that the forces that led to a reduction in coke demand in late 2008 to 2009 are temporary in nature, and believes that the resumption of economic growth in China is expected to cause a rebound in demand and increase in the market prices for coke and refined coal in 2010.

Secondary Products

Secondary products revenues for the fiscal years ended December 31, 2009 and 2008 were as follows:

	Medium Coal	Crude Benzol	Amsulfate	Coal Gas	Tar	Others	Total
Revenues	(Unaudited)
Fiscal 2009	$2,752,286	$4,857,926	$691,519	$2,965,957	$5,352,688	$4,426,392	$21,046,768
Fiscal 2008	983,156	744,120	1,096,800	1,617,915	6,287,161	1,331,912	12,061,064
Change	$1,769,130	$4,113,806	$(405,281)	$1,348,042	$(934,473)	$3,094,480	$8,985,704
% Change	179.94%	552.84%	(36.95)%	83.32%	(14.86)%	232.33%	74.50%
As % of Total Revenues
Fiscal 2009	1.33%	2.35%	0.33%	1.43%	2.59%	2.14%	10.18%
Fiscal 2008	0.44%	0.33%	0.49%	0.72%	2.81%	0.60%	5.40%

With the increase in coke production in fiscal 2009, the total revenue for these byproducts significantly increased to $21 million from $12 million, an increase of 74.5%.  Revenue contribution as a percentage of total revenues increased from 5.4% in fiscal 2008 to 10.2% in fiscal 2009.  This trend of increasing revenue contribution from coke byproducts is anticipated to continue as the coke production of SC Coke increases.

Of the coke byproducts, the increase in crude benzol sales was the most significant, rising from $0.7 million in fiscal 2008 to $4.9 million in fiscal 2009, an increase of 552.8%; and as a percentage of total revenues increased from 0.3% to 2.4% from fiscal 2008 to fiscal 2009.  While tar sales remained the largest component in fiscal year 2009 in absolute terms, tar sales declined from $6.3 million in fiscal 2008 to $5.4 million in fiscal 2009; and declined as a percentage of total revenues from 2.8% to 2.6%.

SC Coke intends to better utilize and increase efficiencies from the production of coke byproducts as the recycling of such products for sale has increased its revenues and provided better environmental protection; without such recycling, these byproducts would potentially be discharged as waste.

Cost of Goods Sold and Gross Profit.  Cost of goods sold is comprised of raw material, labor and manufacturing costs.

Cost of goods sold decreased to $173 million in fiscal 2009 from $204 million in fiscal 2008.

Cost of goods sold for fiscal years December 31, 2009 and 2008 were as follows:

Cost of Goods Sold (Unaudited)
Total
Raw Material Costs
Fiscal 2009	$162,832,842
Fiscal 2008	197,988,554
Increase (decrease)	$(35,155,712)
% Increase (decrease)	(17.76)
Labor Costs
Fiscal 2009	$2,462,086
Fiscal 2008	1,373,637
Increase (decrease)	$1,088,449
% Increase (decrease)	79.24
Manufacturing Costs
Fiscal 2009	$8,114,477
Fiscal 2008	4,887,253
Increase (decrease)	$3,227,224
% Increase (decrease)	66.03
Total Cost of Goods Sold
Fiscal 2009	$173,409,405
Fiscal 2008	204,249,444
Increase (decrease)	$(30,840,039)
% Increase (decrease)	(15.10)

In fiscal 2009, total raw material costs decreased by 17.8% to $163 million from $198 million in fiscal 2008, primarily driven by the weak global economic conditions which resulted in a decrease in raw material costs.  However, labor costs increased from $1.4 million in fiscal 2008 to $2.5 million in fiscal 2009 as the total number of employees increased as a result of the increase in capacity and wage inflation in China.  The increased production levels also contributed to an increase in manufacturing costs of 66.0% from $4.9 million in fiscal 2008 to $8.1 million in fiscal 2009.

Because of the factors above, gross profit increased from $19 million in fiscal 2008 to $33 million in fiscal 2009; and gross profit margin increased from 8.6% in fiscal 2008 to 16.1% in fiscal 2009.

Operating Expenses.  Operating expenses increased by 61.9% from $8.4 million in fiscal 2008 to $13.6 million in fiscal 2009.  Operating expense is comprised of sales and marketing expenses and general and administrative expenses.  Sales and marketing expenses declined from $4.0 million in fiscal 2008 to $3.9 million in fiscal 2009.  General and administrative expenses increased from $4.4 million to $9.7 million from fiscal 2008 to fiscal 2009 primarily because of: (i) property taxes, land use taxes and associated stamp duties which increased from $0.5 million to $2.0 million in the same period; and (ii) bad debt expense.  In fiscal 2009, SC Coke took legal action against one of its customers for non-payment of $3.0 million.  The Intermediate People’s Court of Shijiazhuang of Hebei Province entered a final judgment on October 23, 2009, ruling that the defendant pay approximately $3 million, plus interest to SC Coke, and SC Coke is seeking to enforce the judgment.  Due to uncertainty regarding enforcement and financial prudence, it has taken a one-time charge as a bad debt expense for this amount.

Other Income and Expense.   Other income for fiscal 2009 consisted mainly of interest income and investment income.  Investment income of $2.5 million was from dividends paid from its long-term investment in Anyang Xinlong which resulted in net other income in fiscal 2009 of $1.4 million compared to a net other expense of $1.8 million in fiscal 2008.

Provision for Income Taxes.  Provision for income taxes increased from $2.3 million in fiscal 2008 to $5.3 million in fiscal 2009.  SC Coke’s statutory tax rate for both fiscal years was 25%.  At December 31, 2009, SC Coke had approximately $3 million of overdue enterprise income taxes.  As a result, SC Coke is subject to an overdue fine at the rate of 0.05% per day of the amount of taxes in arrears, commencing from the day the tax payment is overdue.  The tax authority may also impose an additional fine of 50% to five times the underpaid taxes.  SC Coke has available funds to cover the underpaid tax and overdue fine, but may not have sufficient funds available to pay the additional fine.  Wang Xinshun, the sole director of SC Coke, and SC Coke entered into a tax indemnity agreement on May 23, 2010, pursuant to which Wang Xinshun agreed to indemnify SC Coke for any interest, penalties or other related extra costs resulting from the prior and any future tax underpayments in tax years in which he managed and operated SC Coke, and any such indemnity payment will be solely deducted from the principal amount of the loan Wang Xinshun provided to SC Coke.

Net Income.  As a result of the combination of the factors described above, SC Coke’s net income increased by 135.8% to $15.8 million for fiscal 2009, from $6.7 million in fiscal 2008 and net margin increased by 156.7% from 3.00% in fiscal year 2008 to 7.7% in fiscal 2009.

Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007

Primary Products

SC Coke’s revenues increased from $122 million for the fiscal year ended December 31, 2007 (“fiscal 2007”) to $223 million for fiscal 2008, representing an increase of $102 million, or 83.6%.  The significant increase in total revenues resulted from an increase in coke prices in fiscal 2008.  The average coke sales price increased from $144 per ton to $261 per ton from fiscal 2007 to fiscal 2008, an increase of 80.7%.

SC Coke’s revenues for the fiscal years ended December 31, 2008 and 2007, contributed by its primary products of coke and refined coal, were as follows:

	Revenues (Unaudited)
	Coke	Refined Coal	Total
Revenues
Fiscal 2008	$130,343,780	$81,069,716	$211,413,496
Fiscal 2007	71,288,846	45,403,547	116,692,393
Increase (decrease)	$59,054,394	$35,666,169	$94,721,103
% Increase (decrease)	82.84%	78.55%	81.17%
As Percentage of Total Revenues
Fiscal 2008	58.33%	36.28%	94.60%
Fiscal 2007	58.53%	37.28%	95.81%
Quantity Sold (metric tons)
Fiscal 2008	501,214	448,848	950,062
Fiscal 2007	495,341	413,887	909,228
Increase (decrease)	5,873	34,961	40,834
% Increase (decrease)	1.19%	8.45%	4.49%
Average Price Per Ton
Fiscal 2008	$260.06	$180.62
Fiscal 2007	143.92	109.70
Increase (decrease)	$116.14	$70.92
% Increase (decrease)	80.70%	64.65%

The increase in revenue contribution from coke sales of 82.8% resulted primarily from the increase in average coke price per ton from $144 to $260 from fiscal 2007 to 2008 representing an increase of 80.1%.  Consequently, coke sales revenue increased from $71.3 million to $130.3 million from fiscal 2007 to fiscal 2008.

Refined coal sales revenue contribution also benefited from a significant average price per ton increase from $110 to $181 from fiscal 2007 to fiscal 2008, an increase of 64.65%.  This resulted in an increase in revenue contribution from refined coal by 78.6% from $45.4 million to $81.1 million from fiscal 2007 to fiscal 2008.

Revenues from coke and refined coal sales as a percentage of total revenues in the fiscal years ended 2007 and 2008 remained stable at approximately 58% and 37%, respectively.

Coke sales by tonnage increased from 495,341 tons in fiscal 2007 and 501,214 tons in fiscal 2008, representing an increase of 1.2%.  Refined coal sale volume increased by 8.5% from 413,887 tons in fiscal 2007 to 448,848 tons in fiscal 2008 and refined coal average price increased by 64.65% and resulted in the increased refined coal sales revenue.

While the average sales price for coke and refined coal were substantially higher in 2008, the onset of the global financial crisis led to a significant fall in product prices from late 2008 which continued into fiscal 2009.

Against this background of a weakening global economy beginning in late 2008, SC Coke’s management focused its efforts on increasing production, achieving better utilization and improving recycling, of secondary coke byproducts in an effort to reduce and mitigate, to the extent possible, the impact of a deterioration in SC Coke’s financial results.

Secondary Products

Secondary products revenues for the fiscal years ended December 31, 2008 and 2007 were as follows:

	Medium Coal	Crude Benzol	Amsulfate	Coal Gas	Tar	Others	Total
	(Unaudited)
Revenues
Fiscal 2008	$983,156	$744,120	$1,096,800	$1,627,915	$6,287,161	$1,331,912	$12,061,064
Fiscal 2007	1,007,033	809,675	425,177	-	2,446,778	416,075	5,104,738
Change	$(23,877)	$(65,555)	$671,623	$1,627,915	$3,840,383	$915,837	$6,956,326
% Change	(2.37)%	(8.10)%	157.96%	NA %	156.96%	220.11%	136.27%
As % of Total Revenues
Fiscal 2008	0.44%	0.33%	0.49%	0.72%	2.81%	0.60%	5.40%
Fiscal 2007	0.83%	0.66%	0.35%	0.00%	2.01%	0.34%	4.19%

Total revenues from these byproducts increased by 136.3% to $5.1 million to $12.1 million for fiscal 2007 and fiscal 2008.  Revenue contribution from coke byproduct sales as a percentage of total revenues increased from 4.2% in fiscal 2007 to 5.4% in 2008.

Of the coke byproducts, tar sales contributed the most revenue, amounting to $2.4 million and $6.3 million in fiscal 2007 and fiscal 2008, respectively, an increase of 157.0%.  Amsulfate revenue also experienced robust growth, increasing by 158.0% from $0.4 million to $1.1 million from fiscal 2007 to fiscal 2008.

Cost of Goods Sold and Gross Profit.  Cost of goods sold increased to $204 million in fiscal 2008 from $110 million in fiscal 2007.

Cost of goods sold for fiscal years 2008 and 2007 were as follows:

Cost of Goods Sold (Unaudited)
Total
Raw Material Costs
Fiscal 2008	$197,988,554
Fiscal 2007	106,597,426
Increase (decrease)	$91,391,128
% Increase (decrease)	85.73
Labor Costs
Fiscal 2008	$1,373,637
Fiscal 2007	937,934
Increase (decrease)	$435,703
% Increase (decrease)	46.45
Manufacturing Costs
Fiscal 2008	$4,887,253
Fiscal 2007	2,879,386
Increase (decrease)	$2,007,867
% Increase (decrease)	69.73
Total Cost of Goods Sold
Fiscal 2008	$204,249,444
Fiscal 2007	110,414,746
Increase (decrease)	$93,834,698
% Increase (decrease)	84.98

Total raw material costs increased by 85.7% to $198 million in fiscal 2008 from $107 million in fiscal 2007, primarily driven by the strong economic environment.  Labor costs increased from $0.9 million in fiscal 2007 to $1.4 million in fiscal 2008 due to increases in total employees and increased wages for SC Coke’s workforce.  Manufacturing costs grew by 69.7% from $2.9 million in fiscal 2007 to $4.9 million in fiscal 2008.

Operating Expenses.  Operating expenses increased from $5.3 million in fiscal 2007 to $8.4 million to fiscal 2008.  Operating expenses comprise sales and marketing expenses and general and administrative expenses.  Sales and marketing expenses increased from $2.5 million to $4.0 million in fiscal 2007 to fiscal 2008, respectively, in tandem with stronger sales.  General and administrative expenses increased from $2.9 million to $4.4 million from fiscal 2007 to fiscal 2008.

Other Income and Expense.  Other expense increased from $1.4 million to $1.8 million from fiscal 2007 to fiscal 2008 primarily from the increase in interest expense related to additional  borrowing.  Interest expense increased from $1.6 million to $2.2 million from fiscal 2007 to fiscal 2008.

Provision for Income Taxes.  Provision for income taxes increased from $1.5 million in fiscal year 2007 to $2.3 million in fiscal year 2008.  SC Coke’s statutory tax rate was 25% in fiscal 2008 and 33% in fiscal 2007.

Net Income.  As a result of the combination of the factors described above, SC Coke’s net income increased by 109.4% to $6.7 million for fiscal 2008 from $3.2 million in fiscal 2007, and net margin increased by 15.4% from 2.6% in fiscal 2007 to 3.0% in fiscal 2008.

Liquidity and Capital Resources

Year Ended December 31, 2009 Compared to the Year Ended December 31, 2008

Net Cash Used in Operating Activities

Net cash used in operating activities for fiscal 2009 was $22.9 million, compared to $2.9 million for fiscal 2008.  The primary reason was the increase in deposits and other current assets, which increased from net cash provided of $8.7 million to net cash used of $43.7 million for fiscal 2009.  These deposits are primarily provided to suppliers of raw materials and deposits for the purchase of equipment; as of the end of fiscal 2009, these deposits totaled $61.9 million.  SC Coke’s raw material suppliers are either PRC state-owned or private-owned enterprises; state-owned enterprise suppliers require advanced payments for the full amount of the goods, and private enterprise suppliers typically require a significant deposit prior to delivery.  We expect that the requirement for such advanced payments to our suppliers will continue in the future.

In addition, because of the global financial crisis, SC Coke’s management focused its efforts on improving collections and reducing accounts receivables.  Net cash provided by accounts receivable was $22.2 million for fiscal 2009, compared with net cash used in connection with accounts receivable of $23.2 million for fiscal 2008.  Also, during this period, many suppliers were more cautious about providing credit and the terms on which such credit was provided, which led to net cash used by accounts payable of $23.2 million in fiscal 2009, compared to net cash provided in connection with accounts payable of $3.2 million in fiscal 2008.

Net Cash Used in Investing Activities

Net cash used in investing activities for fiscal 2009 was $24.5 million compared to $20.4 million in fiscal 2008.  The primary use of funds in both years was payments in connection with capital expenditures and deposits for capital goods purchases, including the purchase of new coking equipment, as a new oven was commissioned in fiscal 2009.  Net cash used in capital expenditure in fiscal 2009 was $16.8 million compared to $22.8 million in fiscal 2008 and deposits for capital expenditures increased from $0.4 million in fiscal 2008 to $6.5 million in fiscal 2009.

Net Cash Provided by Financing Activities

Net cash provided by financing activities for fiscal 2009 was $48.8 million compared to $23.3 million in fiscal 2008.  The primary source of cash provided in fiscal 2009 was due to an increase in loans of $37.0 million ($59.7 million of loans which were repaid and proceeds of a new loan of $96.7 million were received at the end of fiscal 2009).  Related party loans of $8.9 million in fiscal 2009 and $7.6 million in fiscal 2008 were obtained from SC Coke’s sole director Wang Xinshun.  The total outstanding payable balance of these related party loans as of the end of fiscal 2009 was $35.6 million.  These related party loans were interest free and had no specified repayment terms.  On May 23, 2010, SC Coke entered into a loan agreement with its sole director regarding outstanding loans to SC Coke of $35.6 million as at December 31, 2009.  The principal terms of the loan are: (a) 12 year term, beginning as of December 31, 2009 to December 31, 2021, (b) 3% fixed annual interest on a non-compounded basis over the term of the loan, (c) SC Coke has the option, but not the obligation, to pay interest for the first two years, (d) 10 year equal payments beginning December 31, 2012 to December 31, 2021, and (e) the lender has no ability to call a default.  Additionally, on May 31, 2010 SC Coke’s sole director agreed to indemnify SC Coke from any underpayment of its income tax in prior and future years, and all associated interest, penalties and costs as a result of such underpayment, up to a maximum of $35.6 million.

Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007

Net Cash (Used in) Provided by Operating Activities

Net cash used in operating activities for fiscal 2008 was $2.9 million compared to net cash provided of $12.2 million for fiscal 2007.  The primary reason for the increased amount of net cash provided in fiscal 2007 was the ability of SC Coke to obtain better credit terms from its suppliers, and accounts payable increased by $28.7 million in fiscal 2007 compared to an increase of $3.2 million in fiscal 2008. The increase in accounts receivables in fiscal 2008 of $23.2 million was the primary reason for the change in net cash provided in fiscal 2007 to net cash used in fiscal 2008.

Net Cash Used in Investing Activities

Net cash used in investing activities for fiscal 2008 was $20.4 million as compared to $21.7 million in the fiscal 2007.  Capital expenditures of $22.8 million were the primary reason for net cash used in fiscal 2008 compared with $7.9 million in fiscal 2007.  Additionally, in fiscal 2007 SC Coke made two long term investments amounting to $8.9 million, of which approximately $2.2 million was for its 19% stake in Angang Steel and $6.7 million was related to its investment in Anyang Xinlong.

Net Cash Provided by Financing Activities

Net cash provided from financing activities for fiscal 2008 was $23.3 million compared to $9.6 million in fiscal 2007.  During fiscal 2008, loans payable were increased by $18.4 million ($29.5 million of loans were repaid during the year and new loans of $47.9 million were obtained).  The primary reason for the net cash provided in fiscal 2007 was a related party loan from SC Coke’s sole director Wang Xinshun of $7.9 million.  These related party loans were interest free and had no specified repayment terms at the time the loans were made.  Total outstanding balance of these related party loans in fiscal 2008 was $26.7 million.  While these related party loans have been provided on favorable terms, we have no assurance such related party loans will continue to be provided on favorable terms to us; or made available to us when required; or that we will continue to enjoy deferment of partial or full repayment of the related party loans in the future.

Capital Sources

Funding for our business activities has historically been provided by cash flow from operations, and short-term lender financing, including loans from SC Coke’s sole director Wang Xinshun and/or from short term and long term bank loans obtained from local financial institutions.

The original loans from Wang Xinshun were interest free and had no repayment terms.  On May 23, 2010, SC Coke entered into a loan agreement with its sole director regarding outstanding loans to SC Coke of $35.6 million as at December 31, 2009.  The principal terms of the loan are: (a) 12 year term, beginning as of December 31, 2009 to December 31, 2021, (b) 3% fixed annual interest on a non-compounded basis over the term of the loan, (c) SC Coke has the option, but not the obligation, to pay interest for the first two years, (d) 10 year equal payments beginning December 31, 2012 to December 31, 2021, and (e) the lender has no ability to call a default.  Additionally, on May 31, 2010 SC Coke’s sole director agreed to indemnify SC Coke from any underpayment of its income tax in prior and future years, and all associated interest, penalties and costs as a result of such underpayment, up to a maximum of $35.6 million.

Because of SC Coke’s rapid capacity expansion, its internally generated funds from operations have been insufficient to meet its liquidity requirements.  SC Coke has been dependent on financings to meet its liquidity, working capital and expansion expenditures.  As of December 31, 2009, total loans payable were $67.3 million (excluding the related party loan from its sole director), all of which are short term and payable in the next 12 months.  These loans have interest rates ranging from 5.8% to 11.2%, and certain of the loans are collateralized.  The loans are guaranteed by various parties in exchange for corresponding guarantees obtained from SC Coke.  For a description of such guarantees, refer to “Off-Balance Sheet Arrangements.”  If such bank financings become unavailable to us and/or additional funding is not obtained, we may not be able to meet our financing obligations, which could have a material adverse impact on our business.  If SC Coke is required to satisfy obligations of any of its guarantees, it could have a material adverse impact on its financial condition.

As part of our operations, SC Coke issues bank notes payable as payments to its suppliers.  These bank notes payable are issued by financial institutions and require deposits from SC Coke, ranging from 50% to 100% of the bank notes issued.  Bank notes payable outstanding as at March 31, 2010 was $62.8 million.

SC Coke’s management intends to continue the growth in its business through (1) increased coking production volumes to seek to achieve greater economies of scale which it believes will increase productivity and energy efficiency; (2) better recycling and usage of coking byproducts which have higher profit margins and create less environmental impact; and (3) potential acquisitions or equity participation in third party coal mines to source raw materials.  Growth through facility expansion and acquisition will require additional bank financing and/or equity capital, and therefore the sustainability of such growth will be dependent upon the availability of financing arrangements and capital, if any, on acceptable terms.  SC Coke’s management believes that the costs associated with its expansion activities will be funded through cash flows from operations and additional short and long-term debt obligations and/or raising funds through equity offerings, if any such financing is available on terms acceptable to the Company.  If additional funding is not obtained, SC Coke will need to reduce, defer or cancel development programs, planned initiatives or overhead expenditures, to the extent necessary.  The failure to fund SC Coke’s capital requirements would have a material adverse effect on its business, financial condition and results of operations.

As described in the “Overview”, Shun Cheng HK entered into a share exchange agreement with BRBH, the BRBH Principal Shareholders and the Shun Cheng HK Shareholders, whereby it will become a wholly owned subsidiary of BRBH.   As a result of the Share Exchange and the VIE Agreements, the principal business of the combined Company will be the business and operations of SC Coke, and BRBH will continue to be a reporting entity subject to the requirements of the Exchange Act.  SC Coke believes that its affiliation with a public company may afford it better access to capital markets and financing.

Capital Expenditures

During fiscal 2009, SC Coke made capital expenditures of $25.6 million and in fiscal 2008 SC Coke invested $22.8 million in capital expenditures.  These capital expenditures were primarily for purchase of coking equipment, upgrades and improvements to its coke production facility.

Additionally, SC Coke intends to invest in the building of additional coking production capacity of 1.3 million tons, which is expected to be commissioned in early 2011.  The testing and full ramp-up of capacity is targeted to be completed in the first quarter of 2011.

The total investment required for the new 1.3 million ton coke facility, including two additional ovens, is expected to be approximately $85 million and is expected to be financed by debt and/or equity financings and internally generated cash flow.  Construction work, which includes site preparation, foundation and construction, began in late 2009 and is anticipated to require approximately 10 to 12 months to complete.  As of the date hereof, approximately 30% of the construction work has been completed and SC Coke has issued purchase orders for approximately 60% of the total required equipment.  Payment terms for the construction work involves monthly progress payments of 70% of the invoiced amounts.  Equipment will be predominantly locally sourced in China and is substantially similar to existing equipment.  To date, SC Coke has expended approximately $9 million on the expansion.  If additional financing is not obtained, SC Coke may need to reduce, defer or cancel its expansion plans.

With the new production capacity, total coking production is planned to reach 3.0 million tons annually.  Accordingly, we expect to achieve different economies of scale, both in coke and coke byproducts production, than our current operations.

The financing for the completion of the facility is expected to come from:  (1) internally generated funds, (2) debt financing from local financial institutions, and (3) future equity financing.  If SC Coke is unable to obtain additional funding, it will need to reduce, defer or cancel development programs, planned initiatives or overhead expenditures, to the extent necessary.  The failure to fund SC Coke’s capital requirements could have a material adverse effect on its business, financial condition and results of operation.

Quantitative and Qualitative Disclosures about Market Risk

We do not use derivative financial instruments and we have  no foreign exchange contracts.  SC Coke’s financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable and long-term obligations.  We generally consider investments in highly liquid instruments purchased with a remaining maturity of 90 days or less at the date of purchase to be cash equivalents.

Interest Rates.  SC Coke generally does not invest in or hold debt securities.  Accordingly, fluctuations in applicable interest rates would not have a material impact on SC Coke.  At March 31, 2010, we held restricted cash of $49.6 million, which provides collateral for our bank notes payable, but not short term debt instruments.  SC Coke has short-term loans payable at $64.9 million at March 31, 2010.  These notes have interest rates ranging from 5.84% to 10.6%.  Due to the short-term nature of the notes, a hypothetical 10% increase or decrease in applicable interest rates is not expected to have a material impact on SC Coke’s earnings, loss or cash flows.

Foreign Exchange Rate.  All of the transactions of SC Coke are transacted in Renminbi.  As a result, changes in the relative values of U.S. Dollars and RMB affect the Company’s reported levels of revenues and profitability as the results are translated into U.S. Dollars for reporting purposes.  However, since SC Coke conducts its sales and purchase in RMB, fluctuations in exchange rates are not expected to significantly affect financial stability, or gross and net profit margins.  SC Coke does not currently expect to incur significant foreign exchange gains or losses, or gains or losses associated with any foreign operations.

Foreign Currency Translation Gains

During the fiscal year ended December 31, 2009, the RMB steadily rose against the U.S. Dollar, and SC Coke recognized a foreign currency translation gain of $0.2 million.

Off-Balance Sheet Arrangements

SC Coke has entered into financial guarantees and similar commitments to guarantee the payment obligations of third parties.  Conversely, SC Coke’s debt with lenders are also guaranteed by other parties which may be related or unrelated to us.  As an industry practice, Chinese financial institutions require third party guarantees in order to provide both short term and long term bank loans to any corporate borrower.  Because of this requirement, it is common practice that Chinese private enterprises enter into arrangements with other private enterprises to provide mutual guarantees in order to obtain bank loans from local Chinese financial institutions.

Typically, SC Coke enters into such mutual guarantees for companies that have good longstanding relationships with SC Coke or its sole director, Wang Xinshun, and a mutual guarantee provided to SC Coke of approximately similar amounts.  Such guarantees are typically for a period of 2 years from the date of issuance of the guarantees.

Changes in the economic environment could leave SC Coke exposed for obligations that it has guaranteed which could have a materially negative impact on our ongoing business, and cause SC Coke to potentially be unable to meet its obligations under other bank financings.  Additionally, should any of the companies for which SC Coke provides guarantees default, and the banks enforce SC Coke’s guarantees, SC Coke’s recourse may only be limited to default on the mutual guarantee; SC Coke may not be able to meet the liquidity and working capital requirements for our ongoing business, resulting in a material adverse impact on our business.

As of March 31, 2010, SC Coke had ten guarantees of approximately $44.4 million in total principal outstanding. SC Coke’s potential liability under guarantees could include interest, default interest and the obligation to pay costs of collection in addition to principal amounts to which the guarantees relate.

We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements.  Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk, or credit support to us or engages in leasing, hedging, or research and development services with us.

Contractual Obligations

The following table describes our contractual commitments and obligations as of December 31, 2009:

Contractual Obligations	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Capital Lease Obligations	$6,153,103	$989,829	$2,922,033	$2,241,241	$0
Loan Payable To Related Party	$35,635,066	$0	$3,563,507	$7,127,013	$24,944,546
Loans Payable	$67,299,038	$67,299,038	$0	$0	$0
Bank Notes Payable	$59,234,774	$59,234,774	$0	$0	$0
Total	$168,321,981	$127,523,641	$6,485,540	$9,368,254	$24,944,546

Inflation

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation.  During the past fifteen years, the official consumer price index in China has been as high as 24.1% and as low as -1.4%; while these inflation rates are an average national basis, the regional inflation in the major cities have arguably been higher. These factors have led to the adoption by the PRC government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation including bank lending restrictions on property investment in China.  While inflation has been more moderate since 1995, high inflation may in the future cause PRC government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for SC Coke’s products. SC Coke’s operations have also experienced cost increases, including labor costs and raw material costs.  SC Coke expects its operating costs to increase in tandem with the inflationary environment, particularly because of the economic growth in China, we expect higher inflation rates to impact our operating costs in the near term.

Critical Accounting Policies and Estimates

Basis of presentation

In preparing our consolidated financial statements in accordance with accounting principles generally accepted in the United States, which requires us to make judgments, estimates and assumptions that affect: (i) the reported amounts of our assets and liabilities; (ii) the disclosure of our contingent assets and liabilities at the end of each reporting period; and (iii) the reported amounts of revenue and expenses during each reporting period.  We continually evaluate these estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and reasonable assumptions, which together form our basis for making judgments about matters that are not readily apparent from other sources.  Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates.  We believe that any reasonable deviation from those judgments and estimates would not have a material impact on our financial condition or results of operations.  To the extent that the estimates used differ from actual results, however, adjustments to the statement of operations and corresponding balance sheet accounts would be necessary.  These adjustments would be made in future financial statements.  When reading our financial statements, you should consider: (i) our critical accounting policies; (ii) the judgment and other uncertainties affecting the application of such policies; and (iii) the sensitivity of reported results to changes in conditions and assumptions.  We believe the following accounting policies involve the most significant judgment and estimates used in the preparation of our financial statements.  We have not made any material changes in the methodology used in these accounting polices during the past two years.

Use of Estimates

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the U.S., management makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses and the related disclosure of contingent assets and liabilities. Significant estimates and assumptions are used for, but not limited to allowance for trade receivables,  economic lives of property, plant and equipment, asset impairments, and contingency reserves.  Management bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates. In addition, any change in these estimates or their related assumptions could have an adverse effect on the Company’s operating results.

Bank Notes Receivable/Payable

Banks in China commonly issue bank notes to companies for transactional purposes.  The bank notes do not have a stated interest rate, but may be redeemed by the holder at a discount before the maturity date.  The requirements by the banks vary, but the usual transaction will require the borrowing company to pay approximately 50% of the bank note upon issuance and deposit the remaining 80% to 100% with the bank as restricted funds.  The amount of money required depends on bank policy and the credit rating of the requesting company.  The notes are settled at maturity, which is usually between three to six months.

SC Coke accepts bank notes receivable from vendors in China as payment for products sold in the normal course of business.  SC Coke also obtains bank notes from various banks to pay vendors for coal or for deposits on machinery or coal.  Due to the short-term nature of the bank notes and the small chance of default, SC Coke considers both bank notes receivable and bank notes payable at face value to be recorded at their fair market value. Despite the liquid nature of the bank notes, SC Coke does not include in current cash bank notes receivable with a maturity of less than three months.

Revenue Recognition and Trade Receivables

SC Coke is primarily in the business of processing coal to produce and sell coke.  During the production process, several byproducts are produced, which SC Coke refines to produce and sell additional products.  SC Coke’s primary customers are long-term customers with which SC Coke has developed long-term selling relationships.  Most of these customers have long term contracts with SC Coke, but the terms of the contracts tend to change with the prevailing market price of coal and/or coke.  Credit investigations are performed on new customers before a contract is approved.  SC Coke reviews trade receivables and provides an allowance for receivables its suspects might not be collectable.  Revenue is recognized when products are fully delivered and accepted and collection is reasonably assured.

Concentration of Credit and Other Risks

Financial instruments which potentially subject SC Coke to concentrations of credit risk consist principally of cash, bank notes receivable, and trade receivables.  SC Coke holds all its deposits and bank notes receivable with banks in China.  In China, there is no equivalent federal deposit insurance as in the United States; as such these amounts held in banks in China are not insured.  SC Coke has not experienced any losses in such bank accounts through December 31, 2009.  In an effort to mitigate any potential risk, SC Coke periodically evaluates the credit quality of the financial institutions which holds the deposits and bank notes and SC Coke holds its cash and bank notes in multiple banks supported by the local and Central Government of the PRC.

SC Coke does not require collateral or other security to support the trade receivables.  SC Coke is exposed to credit risk in the event of non-payment by customers to the extent of amounts recorded on the balance sheet of SC Coke.  Three customers accounted for 10% or more of SC Coke’s trade receivables balance as of December 31, 2009 and December 31, 2008.  Two, one, and three customers individually accounted for more than 10% of our consolidated revenue in the years ended December 31, 2009, 2008, and 2007, respectively.

The operations of SC Coke are located in the PRC.  Accordingly, SC Coke’s business, financial condition, and results of operations may be influenced by the political, economical, and legal environment in the PRC.  The PRC government controls its foreign currency reserves through restrictions on imports and conversion of Renminbi into foreign currency.  In July 2005, the PRC government adjusted its exchange rate policy from “Fixed Rate” to “Floating Rate”.  During January 2008 to January 2009, the exchange rate between RMB and US Dollars has fluctuated from $1.00 to RMB 7.3141 and $1.00 to RMB 6.8542, respectively.  For the quarter ended March 31, 2010, the exchange rate has been stable, and was approximately at $1.00 to RMB 6.84.  There can be no assurance that the exchange rate will remain stable.  The Renminbi could appreciate or depreciate against the US Dollar.  SC Coke’s financial condition and results of operations may also be affected by changes in the value of certain currencies other than the Renminbi in which its earnings and obligations are denominated.

Inventories

Inventories of SC Coke are stated at the lower of cost or market.  Cost is determined on a standard cost basis, which approximates actual cost on a first-in, first-out (FIFO) method.  Lower of cost or market is evaluated by considering obsolescence, excessive levels of inventory, deterioration, and other factors.  Adjustments to reduce the cost of inventory to its net realizable value, if required, are made for estimated excess or obsolescence and are charged to cost of revenues.  Currently, SC Coke does not allocate costs to the byproducts.  However, due to the rapid inventory turnover, differences to the financial statements are considered immaterial.

Property, Plant and Equipment

Property and equipment are stated at cost less accumulated depreciation.  Depreciation is computed using the straight-line basis over the estimated useful lives of the related assets.

Repairs and maintenance costs are expensed as incurred.  Gain or loss on disposals are immaterial and included in cost of revenues for the years ended December 31, 2009, 2008, and 2007.  SC Coke capitalizes interest attributable to capital construction projects in accordance with Accounting Standards Codification subtopic 835-20, Capitalization of Interest, which defines that interest shall be capitalized for assets that are constructed or otherwise produced for an entity’s own use, including assets constructed or produced for the entity by others for which deposits or progress payments have been made.

Long-term Investments

Long-term investments represent investments SC Coke has in private companies within China.  SC Coke did not hold a greater than 20% interest and it has determined that it did not have significant control or influence in any of SC Coke’s investment holdings other than Longdu.  SC Coke’s investments are in private companies where there is not a market to determine the value of the investments.  Accordingly, SC Coke records these investments at cost.  SC Coke will continually evaluate its investments.

Fair Value of Financial Instruments

SC Coke’s financial instruments consist mainly of cash, restricted cash, bank notes receivable, and debt obligations. Bank notes receivable are reflected in the accompanying financial statements at historical cost, which approximates fair value due to the short-term nature of these instruments.  Based on the borrowing rates currently available to SC Coke for loans and similar terms and average maturities, the fair value of debt obligations also approximates its carrying value due to the short-term nature of the instruments. While SC Coke believes its valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

In January 2008, SC Coke adopted SFAS 159, the Fair Value Option for Financial Assets and Financial Liabilities, now known as the provisions of Accounting Standards Codification subtopic 825-10 (formerly SFAS 159), Fair Value Option for Financial Assets and Financial Liabilities, and have elected not to measure any of our current eligible financial assets or liabilities at fair value. SFAS 159 was issued to allow entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, SFAS 159 specifies that unrealized gains and losses for that instrument shall be reported in earnings at each subsequent reporting date.  SFAS 159 is effective January 1, 2008. We did not elect the fair value option for our financial assets and liabilities existing on January 1, 2008, and did not elect the fair value option for any financial assets or liabilities transacted during the twelve months ended December 31, 2009.

Guarantees

From time to time, SC Coke provides guarantees of loans and other obligations for other, unrelated local enterprises.  SC Coke’s potential liability under such guarantees could include interest, default interest and the obligation to pay costs of collection in addition to principal amounts to which the guarantee relates.  Because banks typically require security for loans, such as guarantees, mortgages or pledges, and these enterprises, including SC Coke, have mortgaged and pledged all of their available assets, in order to obtain additional bank loans, the local enterprises often agree to provide guarantees for one another.  All of the guarantees provide by SC Coke are joint liability guarantees, which provide that when the debtor defaults, the bank can request SC Coke to pay the total debt outstanding without first enforcing its rights against the debtor.  SC Coke records a liability for guarantees of loans and other obligations for others when: (i) information available indicates that it is probable that a liability has been incurred at the financial statement date, and (ii) the amount of the loss can be reasonably estimated.

Government Assistance

SC Coke is currently the beneficiary of two government grants that are generally intended to be used towards capital technology improvement with the end goal of increased production and energy efficiency.  The grants were awarded during 2008 and 2009, respectively.  These grants are recorded as deferred income in the liability section of the balance sheet when cash is received and will be recognized as non-operating income when the fulfillment of the obligation has occurred.

Sales Returns Allowance

SC Coke estimates future product returns related to current period product revenue.  SC Coke analyzes historical returns, and changes in customer demand and acceptance of its products when evaluating the adequacy of the sales returns allowance.  Significant management judgment and estimates must be made and used in connection with establishing the sales returns allowance in any accounting period.  Material differences may result in the amount and timing of SC Coke’s revenue for any period if management made different judgments or utilized different estimates. Based on their analysis, SC Coke did not record any provision for sales returns as of December 31, 2009 and 2008.

Shipping and Handling Costs

Shipping and handling costs billed to customers are recorded net of the amount collected.

Advertising

Advertising and promotion costs are expensed as they are incurred.

Income Taxes

SC Coke accounts for income taxes in accordance with ASC 740, Income Taxes (ASC 740) (formerly SFAS 109 Accounting for Income Taxes). ASC 740 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company adopted accounting policies in accordance to GAAP with regard to provisions, reserves, inventory valuation method, and depreciation that are consistent with requirements under Chinese income tax laws. Therefore, there were no significant deferred tax assets or liabilities during the years ended December 31, 2009 and 2008.  We adopted the provisions of ASC 740, Income Taxes, on January 1, 2009. This Interpretation clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in our financial statements. The Interpretation also provides guidance for the measurement and classification of tax positions, interest and penalties, and requires additional disclosure on an annual basis. The cumulative effect of the change was not material.  Following implementation, the ongoing recognition of changes in measurement of uncertain tax positions will be reflected as a component of income tax expense. Interest and penalties incurred associated with unresolved income tax positions will continue to be included in other income (expense).

Recent Accounting Pronouncements

The FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162 (SFAS 168) in June 2009, which approved the FASB Accounting Standards Codification (Codification) as the single source of authoritative United States accounting and reporting standards for all non-governmental entities, except for guidance issued by the SEC. The Codification, which changes the referencing of financial standards, is effective for interim or annual financial periods ending after September 15, 2009. Therefore, in these consolidated financial statements, all references made to generally accepted accounting principles in the United States (GAAP) use the new Codification numbering system prescribed by the FASB. The adoption of this standard did not have an impact on the results of operations or the SC Coke’s financial statements.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (SFAS 160). SFAS 160 was primarily codified into ASC topic 810, Consolidation (ASC 810). The standard changes the accounting for noncontrolling (minority) interests in consolidated financial statements including the requirements to classify noncontrolling interests as a component of consolidated equity, and the elimination of “minority interest” accounting in results of operations with earnings attributable to noncontrolling interests reported as part of consolidated earnings.  Additionally, ASC 810 revises the accounting for both increases and decreases in a parent’s controlling ownership interest. ASC 810 is effective for fiscal years beginning after December 15, 2008. In connection with the adoption of noncontrolling provision, SC Coke retroactively reclassified into consolidated equity the historical balances related to the noncontrolling interests in Longdu.  Noncontrolling interests represents the aggregate interest in consolidated entities held by other owners. Income allocated to noncontrolling interests is based on the agreed upon income allocation. At December 31, 2009, the carrying amount of noncontrolling interests in Longdu was $472,844.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events, codified under ASC Section 855, Subsequent Events, which is effective for interim and annual periods ending after June 15, 2009. ASC 855 provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 855 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. The Company adopted the provisions of ASC 855 in 2009 and it did not have a material impact on its consolidated financial position, results of operations or cash flows.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Pre-Share Exchange

As of June 28, 2010, there were 1,708,123 shares of common stock outstanding.  The following table sets forth certain information concerning the number of BRBH’s common shares owned beneficially immediately prior to the closing of the Share Exchange by: (i) each person (including any group) known to us to own five percent (5%) or more of any class of BRBH’s voting securities, (ii) each of BRBH’s directors and executive officers, and (iii) all officers and directors as a group.  Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the common shares shown.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Class Beneficially Owned Before the Transaction (2)
Executive Officers and Directors

Timothy Brasel (3) 5770 South Beech Court Greenwood Village, CO 80121	268,869	15.7%

All Executive Officers and Directors as a group (one person)	268,869	15.7%

5% Shareholders

Ong Hock Seng Block 5, Room 502, DanShuiWan HuaYuan, MaDang Road, Lane 588, Shanghai, China 200025	423,946	24.8%

SCM Capital LLC One Gorham Island Suite 303 Westport, Connecticut 06880	477,375	27.9%

Mathis Family Partners, LTD 2560 W. Main Street, Suite 200 Littleton, CO 80123	148,782	8.7%

Lazzeri Family Trust 2560 W. Main Street, Suite 200 Littleton, CO 80123	148,781	8.7%

(1)           Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)           Percentages are rounded to the nearest one-tenth of one percent.  The percentage of class is based on 1,708,123 shares of common stock issued and outstanding immediately prior to the closing of the transactions contemplated by the Share Exchange Agreement on June 28, 2010.

(3)           Includes shares either held directly, as custodian for a minor child or through entities that are controlled by Timothy Brasel.

Post-Share Exchange

The following table sets forth certain information regarding our common stock beneficially owned on the Closing Date (after giving effect to the closing of the transactions contemplated by the Share Exchange Agreement, including the Share Cancellation), for (i) each shareholder known to be the beneficial owner of 5% or more of BRBH’s outstanding common stock, (ii) each current and incoming executive officer and director, and (iii) all current and incoming executive officers and directors as a group.  The address for each beneficial owner, unless otherwise noted, is c/o Henan Shuncheng Group Coal Coke Co., Ltd., Henan Province, Anyang County, Cai Cun Road Intersection, Henan Shuncheng Group Coal Coke Co., Ltd. (New Building), China 455141.  The Company’s telephone number is +86 372 323 7890.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Class (2)
5% Shareholders

Shun Cheng Holdings Limited (3) P.O. Box 957 Offshore Corporations Centre Road Town, Tortola British Virgin Islands	14,799,421	46.2%

Li Weitian (4) Suite 806 1220 N. Market Street Wilmington, DE 19801	6,364,203	19.9%

USA Wall Street Capital United Investment Group Limited (5) Suite 806 1220 N. Market Street Wilmington, DE 19801	1,829,142	5.7%

Executive Officers and Directors

Wang Xinshun (3) Chairman of the Board c/o Henan Shuncheng Group Coal Coke Co., Ltd. Henan Province, Anyang County, Cai Cun Road Intersection, Henan Shuncheng Group Coal Coke Co., Ltd. (New Building), China 455141	23,869,547	74.5%

Wang Feng Director; Chief Executive Officer c/o Henan Shuncheng Group Coal Coke Co., Ltd. Henan Province, Anyang County, Cai Cun Road Intersection, Henan Shuncheng Group Coal Coke Co., Ltd. (New Building), China 455141	—	—

Li De Xin Director; Chief Operating Officer c/o Henan Shuncheng Group Coal Coke Co., Ltd. Henan Province, Anyang County, Cai Cun Road Intersection, Henan Shuncheng Group Coal Coke Co., Ltd. (New Building), China 455141	—	—

Huang Qi Fa Director Room 401, No. 293 Lane 1188, Lai Fang Road Songiang, Shanghai 201615	—	—

David Chen (6) Director Room 1508, OOCL Plaza 841 Yang An Road (M) Shanghai, China 200040	222,222	*

Timothy Brasel (7) 5770 South Beech Court Greenwood Village, CO 80121	268,869	*

All Executive Officers and Directors as a group (six persons)	24,360,638	76.0%

* less than 1%

(1)           Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)           Percentages are rounded to the nearest one-tenth of one percent.  The percentage of class is based on 32,047,222 shares of common stock issued and outstanding as of June 28, 2010 upon the closing of the transactions contemplated by the Share Exchange Agreements.  An aggregate of 435,123 shares were cancelled as part of the Share Exchange.

(3)           Wang Xinshun and the sole shareholder of SC Holdings and various shareholders of other Shun Cheng HK Shareholders are parties to the Call Option Agreements, pursuant to which Wang Xinshun is entitled to purchase up to 100% of the issued and outstanding shares of (i) SC Holdings and (ii) such other Shun Cheng HK Shareholders, at a price of $0.0001 per share for a period of five years upon satisfaction of certain conditions.  Upon completion of the Share Exchange, SC Holdings and such shareholders of other Shun Cheng HK Shareholders owned in the aggregate approximately 74.5% of BRBH’s issued and outstanding shares of common stock.  Under the Call Option Agreements, Wang Xinshun also acquired the exclusive right to exercise all of the voting rights in respect of the shares of SC Holdings and the other Shun Cheng HK Shareholders subject to the agreements.

(4)           BRBH has been advised that Li Weitian has sole voting and dispositive power over the shares held by USA Wall Street Capital United Investment Group Limited (1,829,142 shares), Jinmao Investment Group Limited (1,511,687 shares), Global Chinese Alliance Development Ltd. (1,511,687 shares) and USA International Finance Consulting Group Ltd. (1,511,687 shares).

(5)           Li Weitian has sole voting and dispositive power over the shares held by USA Wall Street Capital United Investment Group Limited.

(6)           Includes 222,222 shares held by Shine Media Group Ltd. over which Mr. Chen exercises control.

(7)           Includes shares either held directly, as custodian for a minor child or through entities that are controlled by Timothy Brasel.

Change in Control

Reference is made to Item 5.01 of this Current Report for a description of the change in control of BRBH as a result of the transactions disclosed herein which is hereby incorporated by reference.

MANAGEMENT

Prior to the Share Exchange, Timothy Brasel served as BRBH’s sole director and BRBH’s President, Chief Executive Officer and Chief Financial Officer.  On the Closing Date, there was a change in our Board of Directors and executive officers.

Timothy Brasel, age 59, was our President, Chief Executive Officer, Chief Financial Officer from June 30, 2009 until the Closing Date.  Mr. Brasel has resigned as a director of BRBH, effective upon the expiration of the 10-day period after the filing of a Schedule 14(f) with the SEC.  Mr. Brasel resigned as President, Chief Executive Officer and Chief Financial Officer as of the Closing Date.  From June 2009 to present, Mr. Brasel has been President, Chief Executive Officer and Chief Financial Officer and since March 2008 a Director of Princeton Acquisitions Inc., a public shell company. From 1987 to present, Mr. Brasel has been President and a Director of Bleu Ridge Consultants, Inc. Mr. Brasel currently devotes the majority of his time to managing his various business investments. From 2001 to 2003, Mr. Brasel was a Director in Mountain States Lending, Inc. Over five years ago, Mr. Brasel served as a director of six publicly held shells. These companies are ILMI Corporation, Studio Capital Corp., Calneva Capital Corp., Zirconium Capital Corp., Hightop Capital Corp., and Royal Belle Capital Corp. From December 1996 until September 1998, he served as President and Director of Cypress Capital, Inc., which completed an acquisition of Terra Telecommunications, Inc. during September 1998. From September 1995 until January 1999, he served as President and a Director of High Hopes, Inc., which completed an acquisition of certain technology from Sanga e-Health LLC during January 1999. From May 1995 until August 1997, Mr. Brasel served as President and a director of Universal Capital Corp., which completed an acquisition of Remarc International Inc. during August 1997. From February 1996 until February 1997, Mr. Brasel served as President and a director of Capital 2000, Inc. which completed an acquisition of United Shields Corporation in February 1997. From July 1996 until December 1997, Mr. Brasel served as President and a director of Mahogany Capital, Inc., which completed an acquisition of Pontotoc Production Company, Inc. during December 1997. From July 1996 until May 1998, Mr. Brasel served as President and a director of Walnut Capital, Inc., which completed a merger with Links Ltd. during May 1998. From March 1990 until September 1994, Mr. Brasel served as President, Secretary, Treasurer and a Director of Prentice Capital, Inc., a publicly held blank-check company which completed an acquisition of Universal Footcare, Inc. From March 1990 until August 1993, Mr. Brasel was President, Secretary and a director of Brasel Ventures, Inc., a publicly held blank-check company, which completed an acquisition of American Pharmaceutical Company. Mr. Brasel received a Bachelor of Science degree in Business Administration from Morningside College, Sioux City, Iowa.

Appointment of New Officers and Directors

Upon closing of the Share Exchange, the following individuals were named to the board of directors (as of the Effective Date, except for Wang Xinshun, who was appointed effective as of the Closing Date) and executive management (as of the Closing Date) of BRBH:

Name	Age	Position
Wang Xinshun	49	Chairman of the Board
Wang Feng	45	Director; Chief Executive Officer
Li De Xin	62	Director; Chief Operating Officer
David Chen	42	Director
Huang Qi Fa	46	Director

Wang Xinshun is a founder and the sole director of SC Coke (formerly known as Anyang Shuncheng Coal Washing Co., Ltd prior to February 2005), a position he has held since February 2005.  Since May 2008 Mr. Wang has also served as the General Manager of Bailianpo, in which he owns a 43.86% interest.  From  August 1997 to January 2005 Mr. Wang serviced as general manager of Anyang Shuncheng Coal Washing Co., Ltd.  Mr. Wang founded Anyang Tiexi Coal Washery in March 1991 where he worked as a factory director until July 1997.  Mr. Wang serves on the board of directors of Angang Steel Group Metallurgy Furnace Co., Ltd., Anyang Commercial Bank Co. Ltd. and Bailianpo.  Mr. Wang graduated from Henan Engineering School in June 2009.  Mr. Wang’s experience in the coal and coke industry and the operation and management of large-scale coke and refined coal operations are valuable resources in formulating business strategy, addressing business opportunities and resolving operational issues that arise from time to time.

Li De Xin has served as the General Manager of SC Coke since April, 2006. From July 1999 to March 2006, Mr. Li served as the Factory Director of Anyang Iron and Steel Group Coking Plant and as Deputy Factory Director from  June 1989 to June 1999.  Mr. Li is also an executive director of the China Coking Industry Association and a director of the Henan Coking Committee of Chinese Society of Metals.  Mr. Li graduated  from Wuhan Institute of Iron and Steel (now known as Wuhan University of Science and Technology)  in 1985.  Mr. Li has been the General Manager  of SC Coke since 2006 and has been responsible for all of its operations.  His expertise in coke, refined coal and other chemical products makes him qualified to serve on the board of directors.

Wang Feng has served as Assistant General Manager of SC Coke since January 2000.  Mr. Wang served as officer from August 1986 until July 1992, as the Head of Human Resources Department from August 1992 to June 1994 and as Chief of Office from July 1994 to December 1998, at Anyang Chemical Fiber Industry Co., Ltd. Mr. Wang graduated from Zhengzhou University  in 1986.  Mr. Wang has been the Assistant General Manager  of SC Coke since 2000 and has been responsible for SC Coke’s operations related to supply, sales and financing.  His business experience makes him qualified to serve on the board of directors.

David Chen has served as the director of Huashan Capital since February 2009. Since June 2006, Mr. Chen has served as the Non-Executive Chairman of Sancon Resources Recovery, Inc., a successor to MKA Capital, Inc., where Mr. Chen served as the CEO since its inception in 2004. He has been the president and CEO of Shine Media Acquisition Corp., a blank check company, since its inception in June 2005. He was the former CEO of Hartcourt Companies Inc from 2002 to 2004, a consolidator of IT distribution companies, and CEO of V2 Technology, a videoconferencing technology company. Mr. Chen holds a Bachelor of Economics degree from Monash University of Australia.  Mr. Chen’s extensive experience in the financial industry and with public companies listed in the United States makes him qualified to serve on the board of directors.

Huang Qi Fa has served as the Chief Financial Officer at Shanghai KuaiLu Investment Group since March 2010.  From January 2005 to March 2009, Mr. Huang served as the Assistant General Manager of Beijing Yongtuo Certified Public Accountants Co., Ltd.  Mr. Huang subsequently served as the deputy chief accountant at Hugang International Consulting Group from April 2009 to March 2010.  Mr. Huang received his bachelor’s degree from Anhui Agricultural University in 1987.  Mr. Huang is a Certified Public Accountant, a registered real estate appraiser, a registered consulting engineer and a registered land appraiser.  His more than twenty years of experience in audit, tax and management consultancy and knowledge of various financial matters makes him qualified to serve on the board of directors.

BRBH intends to hire after the Closing a chief financial officer who has experience with public accounting, the requirements of both GAAP and the Sarbanes-Oxley Act.

Family Relationships

There are no family relationships between or among any of the current and incoming directors or executive officers.

Involvement in Certain Legal Proceedings

To the knowledge of BRBH, no executive officer or director has been involved in the last ten years in any of the following:

●           Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●           Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●           Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●           Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●           Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

●           Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Meetings; Board Committees and Director Independence

The board of directors held no formal meetings during the most recently completed fiscal year.  All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors.  Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Colorado and our By-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

As of this date BRBH’s board of directors has not appointed a nominating committee, audit committee or compensation committee, or committees performing similar functions nor does it have a written nominating, compensation or audit committee charter.  The board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by the board of directors.  Further, BRBH is not a “listed company” under SEC rules and thus is not required to have an audit, compensation or nominating committee.  Accordingly, the Registrant does not have an “audit committee financial expert” as such term is defined in the rules promulgated under the Securities Act  and the Exchange Act.  The functions ordinarily handled by these committees are currently handled by the entire board of directors. The board of directors intends, however, to review the governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of BRBH’s business.

We are presently evaluating whether any of the current or incoming directors are considered “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.  We are not currently subject to any law, rule or regulation, however, requiring that all or any portion of our board of directors include “independent” directors.

We do not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors.  We believe that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level.  We do not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

We intend to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by a U.S. national securities exchange.  Therefore, we intend that a majority of our directors eventually will be independent directors and at least one of our new independent directors will qualify as an “audit committee financial expert.”  Additionally, we will adopt charters relative to each such committee.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our chief executive officer at the address appearing on the face page of this Current Report.  We do not have a policy regarding the attendance of board members at the annual meeting of shareholders.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Before the Share Exchange

Prior to the closing of the Share Exchange on June 28, 2010, we were a “blank check” shell company.  The sole officer and director of BRBH did not receive any compensation or other perquisites for serving in such capacities.

Prior to the closing of the Share Exchange, our current named executive officers were compensated by SC Coke until the closing of the Share Exchange, including for the years ended December 31, 2007, 2008 and 2009.  SC Coke paid to such executives a nominal salary and discretionary bonus.  The Board of Directors believes that the salaries paid to our executive officers during 2007, 2008 and 2009 reflect the fair value of the services provided to SC Coke, as measured by the local market in China.

Compensation After the Share Exchange

Summary Compensation Table

Former Executive Officers

The following summary compensation table below sets forth the cash and non-cash compensation carried during the fiscal year of the Company ended December 31, 2009 by its former President, Chief Executive Officer and Chief Financial Officer.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total($)
Timothy Brasel,	2009	0	0	0	0	0	0	0	0
former President,	2008	0	0	0	0	0	0	0	0
Chief Executive Officer and Chief Financial Officer	2007	0	0	0	0	0	0	0	0

Incoming Executive Officers

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal year of SC Coke ended December 31, 2009 by the incoming chief executive officer, chief operating officer and each of the other three highest paid executives of SC Coke, if any, whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total($)
Wang Xinshun	2009	5,263	82,456	-	-	-	-	-	87,719
Chairman	2008	5,263	23,977						29,240
	2007	5,263	9,357						14,620
Wang Feng	2009	5,263	53,216	-	-	-	-	-	58,479
Chief Executive	2008	5,263	16,667						21,930
Officer	2007	5,263	6,433						11,696
Li De Xin	2009	5,263	53,216	-	-	-	-	-	58,479
Chief Operating	2008	5,263	16,667						21,930
Officer	2007	5,263	6,433						11,696

Grants of Plan-Based Awards in Fiscal 2009

There were no option or other equity grants in 2009.

Outstanding Equity Awards at 2009 Fiscal Year End

There were no options or other equity awards outstanding in 2009.

Option Exercises and Stock Vested in Fiscal 2009

There were no option exercises or stock vested in 2009.

Pension Benefits

There were no pension benefit plans in effect in 2009.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

There were no nonqualified defined contribution or other nonqualified deferred compensation plans in effect in 2009.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Through December 31, 2009, and the period ending on the date of this Current Report, BRBH had no employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any director or executive officer of BRBH which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with BRBH or any subsidiary, any change in control of BRBH, or a change in the person’s responsibilities following a change in control of BRBH.

On June 28, 2010, we entered into employment agreements with Wang Xinshun, our incoming Chairman of the Board, Wang Feng, our incoming Chief Executive Officer, and Li De Xin, our incoming Chief Operating Officer.

The term of each agreement is five years, during which each executive officer will be entitled to a base salary of approximately $5,000 per year, subject to increase by the Board of Directors.  In addition to the base salary, each executive officer will be eligible to receive discretionary bonuses at times and in amounts to be determined by the Board of Directors or an applicable committee thereof.  Each executive officer will be eligible to receive grants of stock options or other equity compensation awards pursuant to an equity compensation plan to be adopted by the Board of Directors, subject to the approval of our shareholders, after the closing of the Share Exchange.

Each executive officer is entitled to receive, at our expense, medical, health and social insurance coverage.  In addition, subject to certain insurable conditions and the completion of requisite documentation, each executive officer is entitled to long term disability insurance coverage providing for “lifetime” disability benefits and life insurance each in an amount to be determined by the Board of Directors.  We will also make available to each executive officer any and all other executive or fringe benefits made available to our other executives, including tax filing preparation services for the first year of the term in an amount not to exceed approximately $1,500.  Each executive officer is entitled to paid vacation of a duration we provide to our other executives.

Each executive officer will be provided with liability insurance coverage generally provided to our officers and managers.  We agreed to indemnify each executive officer against all costs, damages and expenses, including attorneys’ fees, that may be incurred as a result of claims by third parties arising out of or from the executive officer’s lawful acts as our employee, provided that such acts are not grossly negligent and are performed in good faith and in a manner reasonably believed by such executive officer to be in the best interests of our company.

During the term of the agreements, and for one year thereafter, the executive officers cannot, directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any other manner engage in any business, or as an investor in or lender to any business (in each case including on the executive officer’s own behalf or on behalf of another entity) that competes either directly or indirectly with us in our business, in any market in which we operate, or are considering operating at any given point in time during the term.  Each executive officer is permitted to be a passive owner of less than 5% of the outstanding stock of a publicly traded corporation that engages in a competing business, so long as the executive officer does not have a direct or indirect participation in the business of such corporation.

The executive officer’s employment may be terminated: (i) by us immediately upon his death; (ii) by us upon fifteen days’ notice during the continuance of any Disability (as defined below) of the executive officer; (iii) by us without Good Cause (as defined below); (iv) by us for Good Cause (as defined below) upon notice specifying the particular circumstances forming the basis thereof; (v) by the executive officer voluntarily other than for Good Reason (as defined below); or (vi) by the executive officer for Good Reason (as defined below) upon notice specifying the particular circumstances forming the basis thereof.

“Disability” means an inability by the executive officer to perform a substantial portion his or her duties hereunder by reason of physical or mental incapacity or disability for a total of one hundred twenty (120) days or more in any consecutive period of three hundred and sixty five (365) days, as determined by the Board of Directors in its good faith judgment.

“Good Cause” means: (i) the commission of a felony, or a crime involving moral turpitude, or the commission of any other act or omission involving dishonesty, disloyalty, or fraud with respect to our company; (ii) conduct tending to bring us or any of our affiliates into substantial public disgrace or disrepute; (iii) substantial and repeated failure to perform duties as reasonably directed by the Board of Directors; (iv) gross negligence or willful misconduct with respect to us or any of our affiliates; or (v) any material misrepresentation by the executive officer under the agreement; provided, however, that such Good Cause will not exist unless we provide the executive officer with written notice specifying in reasonable detail the factors constituting such Good Cause, as applicable, and such factors have not been cured by the executive officer within thirty (30) days after such notice or such longer period as may reasonably be necessary to accomplish the cure.

“Good Reason” means the occurrence of any of the following events: (i) the assignment to the executive officer of any duties inconsistent in any material respect with his or her then position (including status, offices, titles and reporting relationships), authority, duties or responsibilities, or any other action or actions by us that, when taken as a whole, results in a significant diminution in his or her position, authority, duties or responsibilities, excluding for this purpose any isolated, immaterial and inadvertent action not taken in bad faith and which is remedied by us promptly after receipt of notice thereof provided by the executive officer; (ii) a material breach by us of one or more provisions of the agreement, provided that such Good Reason will not exist unless the executive officer has provided us with written notice specifying in reasonable detail the factors constituting such material breach and such material breach has not been cured by us within thirty (30) days after such notice or such longer period as may reasonably be necessary to accomplish the cure; (iii) any purported termination by us of the executive officer’s employment otherwise than as expressly permitted by the agreement; or (iv) a change in control whereby (A) a person (other than a person who is our officer or director on June 28, 2010), including a group as defined in Section 13(d)(3) of the Exchange Act, becomes, or obtains the right to become, the beneficial owner of our securities having fifty one percent (51%) or more of the combined voting power of our then outstanding securities, (B) we consummate a merger in which we are not the surviving entity, (C) all or substantially all of our assets are sold, or (D) our shareholders approve the dissolution or liquidation of our company.

If the executive officer is terminated by us without Good Cause or if the executive officer resigns for Good Reason, he or she will be entitled to receive as severance one year’s base salary and the immediate vesting of all granted but unvested option grants.  If either executive officer were terminated as of the date hereof, each executive officer would be entitled to receive approximately $5,000.

For a discussion of the employment contracts SC Coke executes with all other employees, see “Description of the Company – Employees” above.

Compensation of Directors

We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity.  We intend to develop such a policy in the near future. It is currently anticipated that non-employee directors will receive a fee at the rate of $20,000 per year for service as a  director, and be eligible to receive awards which may granted pursuant to an equity compensation plan, if approved by our shareholders.

Equity Compensation Plans

Currently, we intend to adopt a stock option plan, restricted stock plan and/or other equity compensation plan for the benefit of directors, officers, employees and other eligible participants. If a determination is made to implement any such plans, they will be submitted to shareholders for their consideration, at which time shareholders would be provided with detailed information regarding such plan(s).  If approved, and awards are granted, they will likely have a dilutive effect on BRBH’s shareholders as well as affect BRBH’s net income and stockholders’ equity, although the actual results cannot be determined until after any such plans are implemented.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BRBH has no properties has no agreements to acquire any properties. Since January 2007, it has utilized the offices of a major shareholder of BRBH, located at 2560 W. Main Street, Suite 200, Littleton, Colorado  80120.  Prior to the Share Exchange, BRBH paid $1,500 per month for reimbursement of out-of-pocket expenses such as telephone, postage, supplies and administrative support to a company controlled by a shareholder of BRBH.  BRBH paid $18,000 for these expenses for the year ended June 30, 2009.

VIE Arrangements

Shun Cheng HK owns 100% of the issued and outstanding capital stock of Anyang WFOE, a wholly foreign owned enterprise incorporated under the laws of the PRC.  On March 19, 2010, Anyang WFOE entered into the VIE Agreements with SC Coke, a company incorporated under the laws of the PRC, and its shareholders (the principal shareholder being Wang Xinshun, SC Coke’s sole director), in which Anyang WFOE effectively assumed management of the business operations of SC Coke and has the right to appoint the members of the board of directors of SC Coke.  The VIE Agreements are comprised of a series of agreements, including an Entrusted Management Agreement, a Shareholders’ Voting Proxy Agreement, and Exclusive Option Agreement and Shares Pledge Agreement, through which Anyang WFOE manages SC Coke’s operations and assets, and controls all of SC Coke’s cash flow and assets through entrusted or designated bank accounts.  In turn, it is be entitled to any of SC Coke’s net earnings as a management fee, and will be obligated to pay all SC Coke’s debts to the extent SC Coke is not able to pay such debts.  Additionally, SC Coke’s shareholders have pledged all of their equity interests in SC Coke, including the proceeds thereof, to guarantee all of Anyang WFOE’s rights and benefits under the VIE Agreements.  In order to further reinforce Anyang WFOE’s rights to control and operate SC Coke, SC Coke’s shareholders have granted Anyang WFOE the exclusive right to purchase all or part of the shares or assets of SC Coke through an Exclusive Option Agreement.

Through Anyang WFOE, BRBH operates and controls SC Coke through the VIE Agreements.  Anyang WFOE used the contractual arrangements to acquire control of SC Coke, instead of using a complete acquisition of SC Coke’s assets or equity to make SC Coke a wholly-owned subsidiary of Anyang WFOE because: (i) PRC laws governing share exchanges with foreign entities, which became effective on September 8, 2006, make the consequences of such acquisitions uncertain and (ii) other than by share exchange transactions, PRC laws require SC Coke to be acquired for cash and SC Coke was not able to raise sufficient funds to pay the full appraised value for SC Coke’s assets or shares as required under PRC laws.

Share Exchange

On June 28, 2010, BRBH completed the Share Exchange with Shun Cheng HK, the former shareholders of Shun Cheng HK and the BRBH Principal Shareholders. At the closing, Shun Cheng HK became a wholly-owned subsidiary of BRBH and 100% of the issued and outstanding securities of Shun Cheng HK were exchanged for securities of BRBH.  An aggregate of 30,233,750 shares of common stock were issued to the shareholders of Shun Cheng HK.  As of the close of the Share Exchange, the Shun Cheng shareholders owned approximately 95% of the issued and outstanding stock of BRBH.  At the closing of the Share Exchange, certain shareholders of BRBH agreed to the cancellation of an aggregate of 435,123 shares to purchase shares of common stock held by them such that there were 186,941 shares of common stock owned by them immediately after the Share Exchange.  On the Closing Date of the Share Exchange, Wang Xinshun was appointed Chairman of the Board of Directors and Wang Feng, Huang Qi Fa, David Chen and Li De Xin were appointed as members of the Board of Directors effective on the Effective Date and Timothy Brasel resigned as an officer effective as of the closing of the Share Exchange and as sole director of BRBH effective on the Effective Date.  The Board also appointed Wang Feng as our Chief Executive Officer and Li De Xin as our Chief Operating Officer effective as of the Closing Date.

Call Option Agreements

As described above under the caption “Description of the Company—Call Option Agreements with Certain Shareholders of Shun Cheng HK Shareholders,” Wang Xinshun, the sole shareholder of SC Holdings and various shareholders of other Shun Cheng HK Shareholders are parties to the Call Option Agreements, pursuant to which Wang Xinshun is entitled to purchase up to 100% of the issued and outstanding shares of SC Holdings and such other Shun Cheng HK Shareholders at a price of $0.0001 per share for a period of five years upon satisfaction of certain conditions. Under the Call Option Agreements, Wang Xinshun also acquired the exclusive right to exercise all of the voting rights in respect of the shares of SC Holdings and the other Shun Cheng HK Shareholders subject to the agreements.

Loans From Wang Xinshun

From time to time, Wang Xinshun, the sole director and majority shareholder of SC Coke, has made loans to SC Coke.  As of December 31, 2009 and March 31, 2010, the outstanding balance of all such loans was $35,635,066 and $35,645,982, respectively.  As of the date of this Current Report, the outstanding balance owed by SC Coke to Wang Xinshun is approximately $35.7 million.  Wang Xinshun entered into a loan agreement (the “Loan Agreement”) with SC Coke dated May 23, 2010, which has a twelve year term, commencing on December 31, 2009.  Pursuant to the Loan Agreement, any loans provided to SC Coke prior to December 31, 2009 are provided interest-free and any amounts borrowed after such date will accrue interest at an interest rate of 3%.  During the first two years of the Loan Agreement’s term, SC Coke may, but is not required to, pay any interest on the borrowed amounts.  On December 31, 2011, any accrued and unpaid interest will be added to the principal amount of the loan and, commencing on January 1, 2012, the outstanding indebtedness will be amortized over the remaining 10 years of the loan and SC Coke is required to make monthly interest and principal payments to Wang Xinshun.  Wang Xinshun further agreed that no default will be declared against SC Coke prior to the expiration of the ten year loan term on December 31, 2021.

Loan Agreements with Related Parties

On March 31, 2010, Anyang Xinlong (in which SC Coke owns a 16% interest) and the other Lenders, Anyang Huichang Coal Washing Co., Ltd. and Anyang Jindu Coal Co., Ltd., each entered into loan agreements with SC Coke.  The original principal amounts of these loans were approximately $4.4 million, $24.7 million and $5.9 million, respectively. The loans had no repayment terms.  On June 21, 2010, the SC Coke Shareholders agreed to assume the obligations of SC Coke to the Lenders and the Lenders released SC Coke from any liability.  On the same date, the SC Coke Shareholders entered into a Debt Agreement with SC Coke for the original principal amount of approximately $35 million, which amount is equal to the principal amount assumed by the SC Coke Shareholders.  The principal terms of the loan are: (a) 15 year term, commencing on June 21, 2010, (b) 2% fixed annual interest on a non-compounding basis, (c) SC Coke has the option, but not the obligation, to pay interest prior to maturity, and (d) the SC Coke Shareholders cannot declare a default prior to maturity.

Guarantees

Wang Xinshun, the sole director and majority shareholder of SC Coke, Wang Xinming, the head officer of 1st coal washing department of SC Coke, Cheng Junsheng, the head officer of Supply and Sale Department and their spouses, and Bailianpo, in which Wang Xinshun has a 43.86% interest, have executed various joint liability guarantees for the benefit of SC Coke under certain loan agreements and equipment financing agreements of SC Coke.  Under such guarantees, the guarantors generally agree to pay the payment obligations of SC Coke under the related loan agreement or equipment financing agreement if SC Coke fails to repay its debt when it is due.

Relationships with Coal Suppliers

Wang Xinshun, the sole director and majority shareholder of SC Coke currently holds a 43.86% interest in Bailianpo, an entity which is the owner of a coal mine.  Prior to his acquisition of this interest, Wang Xinshun was the general manager of such mine.

As of December 31, 2009 and March 31, 2010, SC Coke had net deposits of approximately $7.1 million and $4.9 million, respectively, with Bailianpo; and cost of revenues related to purchases from Bailianpo was approximately $3.4 million for the year ended December 31, 2009 and approximately $4.1 million for the three months ended March 31, 2010.  Subsequently, SC Coke and Bailianpo entered into a new purchase agreement pursuant to which SC Coke will buy 150,000 tons of raw coal per year at a price of approximately $103.80 per ton.  The agreement with Bailianpo has a term that expires on December 31, 2013 and is subject to certain adjustments and renegotiation based on the price published by the mining bureau in China.

SC Coke also purchases coking coal from Anyang Xinlong, in which SC Coke owns a 16% interest.  SC Coke had net deposits of approximately $0 and $62,000 with Anyang Xinlong at December 31, 2009 and March 31, 2010, respectively; and cost of revenues related to purchases from Anyang Xinlong was approximately $10.9 million for the year ended December 31, 2009 and approximately $2.1 million for the three months ended March 31, 2010.  SC Coke and Anyang Xinlong are parties to a purchase agreement pursuant to which SC Coke will buy 120,000 tons of raw coal per year at a price of approximately $103.80 per ton.  The agreement with Anyang Xinlong has a term that expires on December 31, 2013 and is subject to certain adjustments and renegotiation based on the price published by the mining bureau in China.

In addition, SC Coke is party to a loan agreement with Anyang Xinlong dated March 31, 2010, pursuant to which Anyang Xinlong agreed to lend $4.4 million to SC Coke on an interest free basis.  This loan agreement had no specific repayment terms, and according to current PRC laws, Anyang Xinlong could have required SC Coke to repay the principal at any time.

Ownership Interest in Longdu by Wang Xinshun

Wang Xinshun, the sole director and majority shareholder of SC Coke, currently holds a 5% interest in SC Coke’s subsidiary Longdu.

Consultancy Arrangements

SC Coke has entered into a Listing & Financing Consultancy Agreement (the “Financing Consultancy Agreement”) with USA Wall Street Capital United Investment Group Limited (“USA Wall Street”) dated as of June 1, 2010 pursuant to which USA Wall Street agreed to provide financial consultancy services.  Pursuant to the terms of the Financing Consultancy Agreement, USA Wall Street provided financial consulting services to SC Coke prior to and in connection with the Share Exchange in exchange for which it was entitled to receive 20% of the equity of Shun Cheng HK.  In connection with the closing of the Share Exchange, USA Wall Street, collectively with other entities under common control with it, received 6,364,203 shares of common stock of BRBH.

In connection with the Share Exchange, an aggregate of 222,222 shares of common stock were issued to Shine Media Group Ltd. as payment for consulting services rendered.  Shine Media Group Ltd. is an entity controlled by Mr. Chen (who was named to the Board of Directors as of the Effective Date).

Longdu

SC Coke has an 86% equity interest in Longdu.  Longdu operates a coal-washing facility which produces refined coal, medium coal and coal slurry.  SC Coke is Longdu’s main customer and Longdu provides all of the refined coal it produces to SC Coke.  100% of Longdu’s revenues for fiscal 2009 was from sales to SC Coke.

Family Relationships

The three shareholders of SC Coke are Wang Xinshun, who holds a 60% interest, Cheng Junsheng and Wang Xinming, who each hold a 20% interest.  Wang Xinshun is the sole director of SC Coke.  Cheng Junsheng is the head officer of the Supply & Sale Department of SC Coke.  Wang Xinming is the head officer of the 1st coal washing department of SC Coke.  Cheng Junsheng is Wang Xinshun’s nephew and Wang Xinming is Wang Xinshun’s brother.

Trade Receivables and Revenue

SC Coke owns a 19% interest in Angang Steel, which is party to a coal purchase agreement with SC Coke pursuant to which it purchases coal gas and, from time to time, small quantities of 25 to 40 millimeter coke at market price.  As of December 31, 2009, there were approximately $906,000 in outstanding accounts receivable owed from Angang Steel to SC Coke.  As of March 31, 2010, outstanding accounts receivable owed from Angang Steel to SC Coke was approximately $0.8 million.  Revenue from Angang Steel for the year ended December 31, 2009 and three months ended March 31, 2010 was approximately $3.7 million and $1.4 million, respectively.

Policy for Approval of Related Party Transactions

We do not currently have a formal related party approval policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.  We expect our board to adopt such a policy in the near future.

LEGAL PROCEEDINGS

Except for the following proceedings, the Company does not have any material proceedings pending nor is it aware of any pending investigation or threatened litigation by any third party.  On July 20, 2009, SC Coke, as the plaintiff, sued Pingshan County Jingye Smelting Co., Ltd., a customer of SC Coke, as the defendant, for outstanding payment of coal sold by SC Coke.  The Intermediate People’s Court of Shijiazhuang of Hebei Province entered a final judgment on October 23, 2009, ruling that the defendant pay approximately $3 million, plus interest to SC Coke, and SC Coke is seeking to enforce the judgment.

DESCRIPTION OF SECURITIES

General

BRBH’s authorized capital stock consists of 500,000,000 shares of common stock, no par value per share and 50,000,000 shares of preferred stock, no par value per share.  After the closing of the Share Exchange, but prior to the issuance of 222,222 shares of common stock to a financial consultant, which is described in more detail in Item 3.02 below, BRBH had 31,825,000 shares of common stock issued and outstanding held by approximately 393 shareholders of record.

Common Stock

The holders of BRBH’s common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of BRBH’s shareholders.  Holders of common stock do not have cumulative voting rights.  BRBH’s shareholders have no pre-emptive rights to acquire additional shares of BRBH’s common stock or other securities.  Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.  All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

On June 28, 2010, BRBH issued a warrant to SCM Capital LLC to purchase an aggregate of 1,922,833 shares of common stock and a warrant to SCM Capital LLC to purchase an aggregate of 6% of the number of shares of common stock issued and outstanding immediately following the closing of a private financing resulting in gross proceeds of $25 million or more, less 1,922,833, each of which is described in more detail below in Item 3.02.  BRBH granted customary piggyback registration rights with respect to the shares underlying the warrants.

Preferred Stock

Our Board of Directors, without further approval of our shareholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of preferred stock.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON STOCK
AND RELATED SHAREHOLDER MATTERS

BRBH’s common stock is traded on the OTCBB under the symbol “BRBH”.  There is only a limited trading market for our stock and our shareholders may find it difficult to sell their shares.  The following table sets forth, for the periods indicated, the reported high and low quotations for our common stock as reported in the over-the-counter market.

	High	Low
Fiscal year ended
June 30, 2010
First Quarter	$0.30	$0.30
Second Quarter	0.30	0.30
Third Quarter	0.30	0.70
Fourth Quarter	4.50	0.70

Fiscal year ended
June 30, 2009
First Quarter	$1.06	$1.06
Second Quarter	1.05	1.05
Third Quarter	1.05	0.55
Fourth Quarter	0.55	0.30

June 30, 2008
First Quarter	$2.00	$1.06
Second Quarter	1.25	1.06
Third Quarter	1.06	1.06
Fourth Quarter	1.06	1.06

Shareholders

Immediately after the closing of the Share Exchange, we had approximately 393 shareholders of record of our issued and outstanding common stock.

Dividend Policy

We do not currently intend to pay any cash dividends in the foreseeable future on our common stock and, instead, intend to retain earnings, if any, for future operation and expansion. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

Equity Compensation Plan Information

We currently do not have any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report for a description of recent sales of unregistered securities, which is hereby incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7-109-102 of the Colorado Business Corporation Act (“CBCA”) provides, in general, that a corporation incorporated under the laws of the State of Colorado, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Colorado corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the court conducting the proceeding determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Articles of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the CBCA, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any shareholders’ or directors’ resolution or by contract.

Item 3.02       Unregistered Sales of Equity Securities.

On June 28, 2010, and as described under Item 2.01 above, pursuant to the Share Exchange Agreement, BRBH issued 30,233,750 shares of its common stock to the Shun Cheng HK Shareholders in exchange for 100% of the issued and outstanding capital stock of Shun Cheng HK.  In connection with the Share Exchange, (i) an aggregate of 318,250 shares of common stock were issued to Hu Qingying as payment for consulting services rendered, (ii) an aggregate of 222,222 shares of common stock were issued to Shine Media Group Ltd., which is an entity controlled by Mr. Chen (who was named to the Board of Directors as of the Effective Date), as payment for consulting services rendered, and (iii) a warrant to purchase 1,922,833 shares of common stock, at an exercise price of $4.50 per share, was issued to SCM Capital, LLC and a second warrant was also issued to SCM Capital, LLC for the purchase, at the same exercise price, of 6% of the number of shares of common stock issued and outstanding immediately following the closing of a private financing resulting in gross proceeds of $25 million or more, less 1,922,833.  Neither warrant is exercisable until the closing of such private financing and each warrant is subject to forfeiture in the event such private financing is not closed on or prior to August 31, 2010.

Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) of the Securities Act and met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 5.01       Changes in Control of Registrant.

As explained more fully above in Item 2.01, in connection with the Share Exchange, BRBH issued 30,233,750 shares of its common stock to the Shun Cheng HK Shareholders in exchange for the transfer of 100% of the outstanding shares of Shun Cheng HK’s capital stock by the Shun Cheng HK Shareholders to BRBH.  As a result, the Shun Cheng HK Shareholders acquired control of BRBH because the common shares issued to them equal approximately 95% of BRBH’s outstanding shares of common stock (on a fully-diluted basis) on the Closing Date of the Share Exchange.  Each share of BRBH’s outstanding common stock entitles the holders of common stock to one vote.  Thus, the Shun Cheng HK Shareholders hold the majority number of BRBH’s voting shares on a fully diluted basis.

In connection with the closing of the Share Exchange, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 below, effective on June 28, 2010, Timothy Brasel resigned as BRBH’s President, Chief Executive Officer and Chief Financial Officer.  Further, on June 28, 2010, the board of directors appointed Wang Xinshun as Chairman of the Board, effective immediately and Wang Feng, Huang Qi Fa, David Chen and Li DeXin were appointed as members of the Board of Directors effective on the expiration of the 10 day period after the date of the filing of a Schedule 14(f) with the SEC.  Such Schedule will be filed and mailed to the Registrant’s shareholders shortly after the filing of this Current Report.

The closing of the transaction under the Share Exchange Agreement, which resulted in the change of control of BRBH, occurred on June 28, 2010.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 28, 2010, Timothy Brasel resigned as BRBH’s President, Chief Executive Officer and Chief Financial Officer.

Effective June 28, 2010, Wang Feng was appointed as Chief Executive Officer and Li De Xin was appointed as Chief Operating Officer.

Effective June 28, 2010, Wang Xinshun was appointed as a member of BRBH’s board of directors as its Chairman.  In addition, upon BRBH’s compliance with the provisions of Section 14(f) of the Exchange Act and Rule 14(f)-1 thereunder, the appointments of Wang Feng, Huang Qi Fa, David Chen and Li DeXin as new members of BRBH’s board of directors and Timothy Brasel’s resignation from BRBH’s board of directors will also become effective.

There are no family relationships between or among any of the current and incoming directors or executive officers.  Other than the transactions in connection with the Share Exchange, as described above in Item 2.01 and the related party transactions described above in Item 2.02, no transactions occurred in the last two years to which BRBH was a party in which the above-mentioned officers and/or directors had or is to have a direct or indirect material interest.

Descriptions of the business backgrounds and any compensation arrangements with the newly appointed or proposed directors and officers can be found in Item 2.01 above, in the sections titled “Management” and “Executive Compensation,” and such descriptions are incorporated herein by reference.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Change of Fiscal Year

On June 28, 2010, in connection with the Share Exchange Agreement, BRBH changed its fiscal year end from June 30 to December 31 to conform to the fiscal year end of SC Coke.  Such change will be reflected in the Company’s Quarterly Report on Form 10-Q for the Company’s second fiscal quarter ended June 30, 2010.

Amendment to Bylaws

Effective June 28, 2010, the Company’s Board of Directors adopted amendments to the BRBH Bylaws pursuant to the terms of the Share Exchange Agreement, which is described under Item 2.01 of this Current Report.  A copy of the Company’s Amended and Restated Bylaws is attached to this Current Report as Exhibit 3.3, and is incorporated herein by reference.

Item 5.06       Change in Shell Company Status.

As explained more fully in Item 2.01 above, BRBH was a “shell company” (as such term defined in Rule 12b-2 under the Exchange Act) immediately before the closing of the Share Exchange. As a result of the Share Exchange, Shun Cheng HK became a wholly-owned subsidiary of BRBH and SC Coke became the main operational business of BRBH, which is no longer a shell company.  Reference is made to Item 2.01 for a more complete description of the Share Exchange and the business of BRBH subsequent to the Closing Date of the Share Exchange.

Item 9.01       Financial Statements and Exhibits.

(a)	Financial Statements of the Business Acquired.

The audited consolidated financial statements of SC Coke for the fiscal years ended December 31, 2009 and 2008 and 2007 are filed in this Current Report as Exhibit 99.1.

-	Independent Auditors’ Report

-	Consolidated Balance Sheets - December 31, 2009 and 2008

-	Consolidated Statement of Operations for the years ended December 31, 2009, 2008 and 2007

-	Consolidated Statements of Equity for the years ended December 31, 2009, 2008 and 2007

-	Consolidated Statements of Cash Flows for the year ended December 31, 2009, 2008 and 2007

-	Notes to Consolidated Financial Statements

The unaudited consolidated financial statements of SC Coke as of March 31, 2010 and for the three months ended March 31, 2010 and 2009 are filed in this Current Report as Exhibit 99.2.

(b)	Pro Forma Financial Information.

The Company’s unaudited pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(c)	Shell company transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report.

Exhibit No.	Description

2.1
Share Exchange Agreement, dated May 14, 2010, by and among Birch Branch, Inc., Timothy Brasel, Brasel Family Partners LTD, LaMirage Trust, Mathis Family Partners, LTD, Lazzeri Family Trust, Hu Qingying, Ong Hock Seng and SCM Capital LLC, Shun Cheng Holdings Limited, Wanjinlin International Investment Group Limited, Jinmao Investment Group Limited, USA Wall Street Capital United Investment Group Limited, Global Chinese Alliance Development Ltd., USA International Finance Consulting Group Ltd., Golden Hill International Investment Group Limited, Fuhai International Investment Group Limited, Renhe International Investment Group Limited, Fuyutai International Investment Group Limited, and Kangchen International Investment Group Limited, and Shun Cheng Holdings HongKong Limited.(1)

2.2
Amendment No. 1 to the Share Exchange Agreement dated June 28, 2010 by and among Birch Branch, Inc., Timothy Brasel, Brasel Family Partners LTD, LaMirage Trust, Mathis Family Partners, LTD, Lazzeri Family Trust, Hu Qingying, Ong Hock Seng, SCM Capital LLC and Jim Gu, Shun Cheng Holdings Limited, Wanjinlin International Investment Group Limited, Jinmao Investment Group Limited, USA Wall Street Capital United Investment Group Limited, Global Chinese Alliance Development Ltd., USA International Finance Consulting Group Ltd., Golden Hill International Investment Group Limited, Fuhai International Investment Group Limited, Renhe International Investment Group Limited, Fuyutai International Investment Group Limited, and Kangchen International Investment Group Limited, and Shun Cheng Holdings HongKong Limited.*

3.1	Articles of Incorporation of the Registrant.(2)
3.2	Certificate of Amendment to the Articles of Incorporation of the Registrant.(3)
3.3	Amended and Restated Bylaws of the Registrant.*

Exhibit No.	Description
10.1
Cancellation Agreement, dated June 28, 2010 by and among Birch Branch, Inc., Shun Cheng Holdings HongKong Limited, Brasel Family Partners, LaMirage Trust, Lazzeri Family Trust, Mathis Family Partners LTD, Lazzeri Equity Partners 401(k) Plan.*

10.2	Entrusted Management Agreement dated March 19, 2010 between Anyang Shuncheng Energy Technology Co., Ltd., Wang Xinshun, Wang Xinming, Cheng Junsheng and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.3	Shareholders’ Voting Proxy Agreement dated March 19, 2010 between Anyang Shuncheng Energy Technology Co., Ltd., Wang Xinshun, Wang Xinming and Cheng Junsheng.*
10.4	Exclusive Option Agreement dated March 19, 2010 between Anyang Shuncheng Energy Technology Co., Ltd., Wang Xinshun, Wang Xinming, Cheng Junsheng and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.5	Shares Pledge Agreement dated March 19, 2010 between Anyang Shuncheng Energy Technology Co., Ltd., Wang Xinshun, Wang Xinming, Cheng Junsheng and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.6	Listing & Financing Consultancy Agreement dated as of June 1, 2010 between Henan Shuncheng Group Coal Coke Co., Ltd. and USA Wall Street Capital United Investment Group Limited.*
10.7	Tax Indemnity Agreement dated May 23, 2010 by and between Wang Xinshun and Henan Shuncheng Group Coal Coke, Co., Ltd.*
10.8	Loan Agreement dated May 23, 2010 by and between Wang Xinshun and Henan Shuncheng Group Coal Coke, Co., Ltd.*
10.9	Waiver dated May 14, 2010, 2010 by Anyang Shuncheng Energy Technology Co., Ltd.*
10.10	Call Option Agreement entered into as of May 14, 2010 between Wang Xinshun and Min YuXiang.*
10.11	Call Option Agreement entered into as of May 14, 2010 between Wang Xinshun and Li Yuet Har.*
10.12	Call Option Agreement entered into as of May 14, 2010 between Wang Xinshun and Wong Po Lok.*
10.13	Call Option Agreement entered into as of May 14, 2010 between Wang Xinshun and Tang Ching Kai.*
10.14	Call Option Agreement entered into as of May 14, 2010 between Wang Xinshun and Tang Hing On.*
10.15	Call Option Agreement entered into as of May 14, 2010 between Wang Xinshun and Tang Pak Chuen.*
10.16	Call Option Agreement entered into as of May 14, 2010 between Wang Xinshun and Makarov Sergey.*
10.17	Contract for Sales of Coal dated December 29, 2009 between Anyang County Bailianpo Coal Co., Ltd. and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.18	Contract for Sales of Coal dated December 29, 2009 between Anyang Xinlong Coal (Group) Hongling Coal Co. Ltd. and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.19	EPC Contract of 160 t/h CDQ Project dated June 30, 2009 between Ji Gang Group International Engineering Company Limited and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.20	Construction Contract dated December 16, 2009 between Hebei Lin Zhang Construction Company and Henan Shuncheng Group Coal Coke Co., Ltd together with a supplemental agreement dated June 22, 2010.*

Exhibit No.	Description
10.21	Contract for Design of Construction Project dated October 28, 2009 between Taiyuan Jiatai Coal-chemical Technology Development & Design Co. Ltd and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.22	Contract for Coke Oven Equipment dated December 2, 2009 between Shanxi Sin Te Coke Engineering Co Ltd and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.23	Agreement of Iron Parts for Protecting Coke Oven dated December 3, 2009 between Shandong Zibo Rumo Iron Co., Ltd and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.24
Debt Transfer Agreement dated June 21, 2010 among  Anyang Xinlong Coal (Group) Hongling Coal Co., Ltd., Anyang Huichang Coal Washing Co., Ltd., Anyang Jindu Coal Co., Ltd., Wang Xinshun, Cheng Junsheng, Wang Xinming and Henan Shuncheng Group Coal Coke Co., Ltd.*

10.25	Debt Agreement dated June 21, 2010 among Wang Xin Shun, Wang Xin Ming, Cheng Jun Sheng and Henan Shuncheng Group Coal Coke, Co., Ltd.*
10.26	Warrant dated June 28, 2010 by Birch Branch, Inc. in favor of SCM Capital, LLC.*
10.27	Warrant dated June 28, 2010 by Birch Branch, Inc. in favor of SCM Capital, LLC.*
10.28	Comprehensive Credit Line Contract dated July 6, 2009 between Henan Shuncheng Group Coal Coke Co., Ltd. and Anyang Branch of Guangdong Development Bank Co., Ltd.*
10.29	Loan Agreement (Short-term) dated June 30, 2009 between Henan Shuncheng Group Coal Coke Co., Ltd. and Anyang Branch, Bank of China.*
10.30	Short-Term Loan Agreement dated June 29, 2009 between Henan Shuncheng Group Coal Coke Co., Ltd and Zhengzhou Branch, Shanghai Pudong Development Bank.*
10.31	Commodity Financing Agreement dated December 19, 2009 between Henan Shuncheng Group Coal Coke Co., Ltd and Anyang Shuiye Branch of Industrial and Commercial Bank of China.*
10.32	Standard Form of Employment Agreement.*
10.33	Financing Leasing Contract dated November 3, 2009 between Henan Shuncheng Group Coal Coke Co., Ltd. and AVIC I International Leasing Co., Ltd.*
10.34	Form of Guarantee Agreement dated June 30, 2009 between Anyang Branch, Bank of China and the Guarantors.*
10.35	Commodity Financing Agreement (undated) between Anyang Shuiye branch of Industrial and Commercial Bank of China and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.36	Letter of Credit Issuance Contract dated November 17, 2009 between Henan Shuncheng Group Coal Coke Co., Ltd and Henan Branch of China Construction Bank.*
10.37	Letter of Credit Issuance Contract (undated) between Henan Shuncheng Group Coal Coke Co., Ltd and Henan Branch of China Construction Bank.*
10.38	RMB Loan Agreement dated January 28, 2010 between Henan Shuncheng Group Coal Coke Co., Ltd and Zhengzhou Branch of the Bank of Luoyang.*
10.39	Maximum Amount Mortgage Agreement dated June 25, 2009 between Anyang Branch, Agricultural Bank of China and Henan Shuncheng Group Coal Coke Co., Ltd.*

Exhibit No.	Description
10.40	Maximum Amount Guarantee Agreement dated June 25, 2009 among Anyang Branch, Agricultural Bank of China, Henan Anyang Hubo Cement Co., Ltd and Wang Xinshun.*
10.41	Maximum Amount Mortgage Agreement dated July 6, 2009 between Anyang Branch, Guangdong Development Bank and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.42	Form of Maximum Amount Guarantee Agreement dated July 6, 2009 between Anyang Branch, Guangdong Development Bank and the Guarantors.*
10.43	Form of Guarantee Agreement dated January 28, 2010 between Anyang Xinpu Steel Co., Ltd and the Guarantors.*
10.44	Maximum Amount Guarantee Agreement dated January 28, 2010 between Wang Xinshun and Zhengzhou Branch of the Bank of Luoyang.*
10.45	Guarantee Agreement dated December 15, 2009 between Linzhou Branch, Agricultural Bank of China and Henan Shuncheng Group Coal Coke Co., Ltd and Wang Haiyu.*
10.46	Guarantee Agreement dated April 13, 2010 between Anyang Branch, Agricultural Bank of China and Henan Shuncheng Group Coal Coke Co., Ltd and Wang Wenke.*
10.47	Guarantee Agreement dated January 29, 2010 between Linzhou Branch, Agricultural Bank of China and Henan Shuncheng Group Coal Coke Co., Ltd and Wang Haiyu.*
10.48	Guarantee Agreement dated February 10, 2010 between Linzhou Branch, Agricultural Bank of China and Henan Shuncheng Group Coal Coke Co., Ltd and Wang Haiyu.*
10.49
Guarantee Agreement dated March 22, 2010 among Tongye Credit Association of Anyang Rural Credit Cooperation Association, Anyang Hubo Cement Co., Ltd, Linzhou Hongqiqu Electrical Carbon Co., Ltd, Wang Xinshun, Wang Xinming and Cheng Junsheng.*

10.50	Maximum Guarantee Agreement dated July 22, 2009 between Anyang Branch, Guangdong Development Bank and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.51	Maximum Guarantee Agreement dated July 7, 2009 between Anyang Branch, Guangdong Development Bank and Henan Shuncheng Group Coal & Coke Co., Ltd.*
10.52	Maximum Amount Guarantee Agreement dated July 6, 2009 between Anyang Branch, Guangdong Development Bank and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.53	Maximum Amount Guarantee Agreement dated July 6, 2009 between Anyang Branch, Guangdong Development Bank and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.54	Maximum Guarantee Agreement dated June 26, 2009 among Anyang Xintianhe Cement Co., Ltd and Zhengzhou Branch, Shanghai Pudong Development Bank.*
10.55	Form of Maximum Amount Guarantee Agreement dated June 26, 2009 between the Guarantors and Zhengzhou Branch, Shanghai Pudong Development Bank.*
10.56
Guarantee Agreement dated November 3, 2009 among AVIC I International Leasing Co., Ltd., Henan Shuncheng Group Coal Coke Co., Ltd., Wang Xinshun, Wu Fengyun, Wang Xinming, Liang Chun’e, Cheng Junsheng and Wu Lingling.*

Exhibit No.	Description
10.57	Guarantee Agreement dated November 3, 2009 between AVIC I International Leasing Co., Ltd., Henan Shuncheng Group Coal Coke Co., Ltd. and Anyang County Bailianpo Coal Co. Ltd.*
10.58	Equity Pledge Agreement dated November 3, 2009 between AVIC I International Leasing Co., Ltd. and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.59	Entrust Purchase Agreement dated November 3, 2009 between AVIC I International Leasing Co., Ltd. and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.60	Purchase and Sales Contract of Coal dated March 3, 2010 between Anyang Zhujiao Coal Industry Limited Liability Company and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.61	Purchase and Sales Contract of Coal dated January 31, 2010 between Henan Shuncheng Group Coal Coke Co., Ltd and Zaozhuang Hengxin Trade Co., Ltd and Supplementary Agreement dated April 4, 2010.*
10.62
Purchase and Sales Contract of Coal dated January 10, 2010 between Henan Shuncheng Group Coal Coke Co., Ltd and Shandong Daotong Trade Co., Ltd and Notification of Price Adjustment of Cleaned Washed Coal and supplemental agreement dated January 22, 2010.*

10.63
Contract for Sales of Industrial and Mineral Products dated January 1, 2010 between Henan Shuncheng Group Coal Coke Co., Ltd. and Anyang Xinpu Steel Co., Ltd. and Price Adjustment Agreement dated April 23, 2010.*

10.64	Annual Contract for Sales of Industrial and Mineral Products dated April 15, 2010 between Henan Shuncheng Group Coal Coke Co., Ltd. and Rizhao Iron & Steel Co., Ltd.*
10.65	Contract for Sales of Coke dated July 21, 2009 between Henan Shuncheng Group Coal Coke Co., Ltd. and Huzhou Huatuo Energy Co., Ltd. and Price Adjustment Agreement dated April 15, 2010.*
10.66	Contract for Sales of Industrial and Mineral Products dated April 1, 2010 between Henan Shuncheng Group Coal Coke Co., Ltd. and Shagang Group Anyang Yongxing Iron & Steel Co., Ltd.*
10.67	Mortgage Agreement dated June 30, 2009 between Henan Shuncheng Group Coal Coke Co., Ltd. and Bank of China Anyang Branch.*
10.68	Employment Agreement dated June 28, 2010 between Birch Branch, Inc. and Wang Xinshun.*
10.69	Employment Agreement dated June 28, 2010 between Henan Shuncheng Group Coal Coke Co., Ltd. and Wang Xinshun.*
10.70	Employment Agreement dated June 28, 2010 between Birch Branch, Inc. and Wang Feng.*
10.71	Employment Agreement dated June 28, 2010 between Birch Branch, Inc. and Li Dexin.*
10.72	Loan Agreement dated June 25, 2009 between Henan Shuncheng Group Coal Coke Co., Ltd. and Anyang Branch, Agricultural Bank of China.*

Exhibit No.	Description
10.73	Loan Agreement dated March 22, 2010 between Tongye Credit Association of Anyang Rural Credit Cooperation Association and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.74
Guarantee Agreement (undated) among Anyang Credit Association of Anyang Rural Credit Cooperation Association, Neihuang County Credit Association of Anyang Rural Credit Cooperation Association, Henan Shuncheng Group Coal Coke Co., Ltd., Chunxi Lv, Donglin Lv, Zhuxin Feng, Shulin Lv and Zhongquan Liu.*

10.75	Loan Agreement dated March 31, 2010 between Anyang Xinlong Coal (Group) Hongling Coal Co., Ltd. and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.76	Loan Agreement dated March 31, 2010 between Anyang Huichang Coal Washing Co., Ltd and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.77	Guarantee Agreement dated April 14, 2010 between Henan Liyuan Coke Co. Ltd. and Anyang Commercial Bank Co. Ltd.*
10.78	Loan Agreement dated April 14, 2010 between Henan Shuncheng Group Coal Coke Co., Ltd and Anyang Commercial Bank Co., Ltd.*
10.79	Commodity Financing Contract (undated) between Henan Shuncheng Group Coal Coke Co., Ltd. and Anyang Shuiye Branch, Industrial and Commercial Bank of China.*
10.80	Guarantee Agreement dated November 11, 2009 between Henan Shuncheng Group Coal Coke Co., Ltd. and Anyang Branch, Bank of China.*
10.81	Guarantee Agreement dated May 19, 2010 between Henan Shuncheng Group Coal Coke Co., Ltd. and Anyang Branch, Bank of China.*
10.82
Guarantee Agreement dated April 4, 2010 between Tongye Branch, Anyang Credit Association of Anyang Rural Credit Cooperation Association, Henan Shuncheng Group Coal Coke Co., Ltd., Li Cheng Jie, Chung Shin Ying, Wu Xin Wai, Li Wan Jun and Wang Chuen Jun.*

10.83	Guarantee Agreement dated April 23, 2010 between Tongye Branch, Anyang Credit Association of Anyang Rural Credit Cooperation Association and Henan Shuncheng Group Coal Coke Co. Ltd.*
10.84	Maximum Guarantee Agreement dated June 21, 2007 between Zhengzhou Branch, Shanghai Pudong Development Bank and Henan Shuncheng Group Coal Coke Co Ltd.*
10.85	Guarantee Agreement dated March 31, 2010 among AVIC International Leasing Co., Ltd., Anshan Minshan Nonferrous Metal Co., Ltd. and Henan Shuncheng Group Coal Coke Co. Ltd.*
10.86	Maximum Guarantee Agreement dated January 5, 2010 between Henan Shuncheng Group Coal Coke Co. Ltd. and Construction Bank of China.*
10.87	Guarantee Agreement dated November 26, 2008 between Henan Shuncheng Group Coal Coke Co. Ltd. and Anyang Commercial Bank.*
10.88	Guarantee Agreement dated April 14, 2010 among Wang Xinshun, Chen Junsheng, Wang Xinming and Anyang Commercial Bank Co. Ltd.*

Exhibit No.	Description
10.89	Loan Agreement dated March 31, 2010 between Anyang Jindu Coal Co., Ltd. and Henan Shun Cheng Group Coal Coke Co Ltd.*
99.1	Financial Statements of Henan Shuncheng Group Coke & Coke Co., Ltd. for the fiscal years ended December 31, 2009, 2008 and 2007.*
99.2	Financial Statements of Henan Shuncheng Group Coke & Coke Co., Ltd. for the three months ended March 31, 2010 and 2009.*
99.3	Pro forma unaudited consolidated financial statements for the three months ended March 31, 2010 and pro forma unaudited consolidated statement of operations for the year ended December 31, 2009.*

*	Filed herewith

(1)	Incorporated by reference to Exhibit 2.1 to BRBH’s Form 8-K filed on May 20, 2010.
(2)	Incorporated by reference to Exhibit 3.01 to BRBH’s Form 10-SB12G filed on September 13, 2004.
(3)	Incorporated by reference to Exhibit 3.1.1 to BRBH’s Form 10-KSB filed on September 26, 2008.
(4)	Incorporated by reference to Exhibit 3.05 to BRBH’s Form 10-SB12G filed on September 13, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Birch Branch, Inc.
(Registrant)

Date: July 2, 2010	By:	/s/ Wang Feng
Wang Feng
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1
Share Exchange Agreement, dated May 14, 2010, by and among Birch Branch, Inc., Timothy Brasel, Brasel Family Partners LTD, LaMirage Trust, Mathis Family Partners, LTD, Lazzeri Family Trust, Hu Qingying, Ong Hock Seng and SCM Capital LLC, Shun Cheng Holdings Limited, Wanjinlin International Investment Group Limited, Jinmao Investment Group Limited, USA Wall Street Capital United Investment Group Limited, Global Chinese Alliance Development Ltd., USA International Finance Consulting Group Ltd., Golden Hill International Investment Group Limited, Fuhai International Investment Group Limited, Renhe International Investment Group Limited, Fuyutai International Investment Group Limited, and Kangchen International Investment Group Limited, and Shun Cheng Holdings HongKong Limited.(1)

2.2
Amendment No. 1 to the Share Exchange Agreement dated June 28, 2010 by and among Birch Branch, Inc., Timothy Brasel, Brasel Family Partners LTD, LaMirage Trust, Mathis Family Partners, LTD, Lazzeri Family Trust, Hu Qingying, Ong Hock Seng, SCM Capital LLC and Jim Gu, Shun Cheng Holdings Limited, Wanjinlin International Investment Group Limited, Jinmao Investment Group Limited, USA Wall Street Capital United Investment Group Limited, Global Chinese Alliance Development Ltd., USA International Finance Consulting Group Ltd., Golden Hill International Investment Group Limited, Fuhai International Investment Group Limited, Renhe International Investment Group Limited, Fuyutai International Investment Group Limited, and Kangchen International Investment Group Limited, and Shun Cheng Holdings HongKong Limited.*

3.1	Articles of Incorporation of the Registrant.(2)
3.2	Certificate of Amendment to the Articles of Incorporation of the Registrant.(3)
3.3	Amended and Restated Bylaws of the Registrant.*
10.1
Cancellation Agreement, dated June 28, 2010 by and among Birch Branch, Inc., Shun Cheng Holdings HongKong Limited, Brasel Family Partners, LaMirage Trust, Lazzeri Family Trust, Mathis Family Partners LTD, Lazzeri Equity Partners 401(k) Plan.*

10.2	Entrusted Management Agreement dated March 19, 2010 between Anyang Shuncheng Energy Technology Co., Ltd., Wang Xinshun, Wang Xinming, Cheng Junsheng and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.3	Shareholders’ Voting Proxy Agreement dated March 19, 2010 between Anyang Shuncheng Energy Technology Co., Ltd., Wang Xinshun, Wang Xinming and Cheng Junsheng.*
10.4	Exclusive Option Agreement dated March 19, 2010 between Anyang Shuncheng Energy Technology Co., Ltd., Wang Xinshun, Wang Xinming, Cheng Junsheng and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.5	Shares Pledge Agreement dated March 19, 2010 between Anyang Shuncheng Energy Technology Co., Ltd., Wang Xinshun, Wang Xinming, Cheng Junsheng and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.6	Listing & Financing Consultancy Agreement dated as of June 1, 2010 between Henan Shuncheng Group Coal Coke Co., Ltd. and USA Wall Street Capital United Investment Group Limited.*
10.7	Tax Indemnity Agreement dated May 23, 2010 by and between Wang Xinshun and Henan Shuncheng Group Coal Coke, Co., Ltd.*
10.8	Loan Agreement dated May 23, 2010 by and between Wang Xinshun and Henan Shuncheng Group Coal Coke, Co., Ltd.*

Exhibit No.	Description
10.9	Waiver dated May 14, 2010, 2010 by Anyang Shuncheng Energy Technology Co., Ltd.*
10.10	Call Option Agreement entered into as of May 14, 2010 between Wang Xinshun and Min YuXiang.*
10.11	Call Option Agreement entered into as of May 14, 2010 between Wang Xinshun and Li Yuet Har.*
10.12	Call Option Agreement entered into as of May 14, 2010 between Wang Xinshun and Wong Po Lok.*
10.13	Call Option Agreement entered into as of May 14, 2010 between Wang Xinshun and Tang Ching Kai.*
10.14	Call Option Agreement entered into as of May 14, 2010 between Wang Xinshun and Tang Hing On.*
10.15	Call Option Agreement entered into as of May 14, 2010 between Wang Xinshun and Tang Pak Chuen.*
10.16	Call Option Agreement entered into as of May 14, 2010 between Wang Xinshun and Makarov Sergey.*
10.17	Contract for Sales of Coal dated December 29, 2009 between Anyang County Bailianpo Coal Co., Ltd. and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.18	Contract for Sales of Coal dated December 29, 2009 between Anyang Xinlong Coal (Group) Hongling Coal Co. Ltd. and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.19	EPC Contract of 160 t/h CDQ Project dated June 30, 2009 between Ji Gang Group International Engineering Company Limited and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.20	Construction Contract dated December 16, 2009 between Hebei Lin Zhang Construction Company and Henan Shuncheng Group Coal Coke Co., Ltd together with a supplemental agreement dated June 22, 2010.*
10.21	Contract for Design of Construction Project dated October 28, 2009 between Taiyuan Jiatai Coal-chemical Technology Development & Design Co. Ltd and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.22	Contract for Coke Oven Equipment dated December 2, 2009 between Shanxi Sin Te Coke Engineering Co Ltd and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.23	Agreement of Iron Parts for Protecting Coke Oven dated December 3, 2009 between Shandong Zibo Rumo Iron Co., Ltd and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.24
Debt Transfer Agreement dated June 21, 2010 among  Anyang Xinlong Coal (Group) Hongling Coal Co., Ltd., Anyang Huichang Coal Washing Co., Ltd., Anyang Jindu Coal Co., Ltd., Wang Xinshun, Cheng Junsheng, Wang Xinming and Henan Shuncheng Group Coal Coke Co., Ltd.*

10.25	Debt Agreement dated June 21, 2010 among Wang Xin Shun, Wang Xin Ming, Cheng Jun Sheng and Henan Shuncheng Group Coal Coke, Co., Ltd.*
10.26	Warrant dated June 28, 2010 by Birch Branch, Inc. in favor of SCM Capital, LLC.*
10.27	Warrant dated June 28, 2010 by Birch Branch, Inc. in favor of SCM Capital, LLC.*
10.28	Comprehensive Credit Line Contract dated July 6, 2009 between Henan Shuncheng Group Coal Coke Co., Ltd. and Anyang Branch of Guangdong Development Bank Co., Ltd.*
10.29	Loan Agreement (Short-term) dated June 30, 2009 between Henan Shuncheng Group Coal Coke Co., Ltd. and Anyang Branch, Bank of China.*

Exhibit No.	Description
10.30	Short-Term Loan Agreement dated June 29, 2009 between Henan Shuncheng Group Coal Coke Co., Ltd and Zhengzhou Branch, Shanghai Pudong Development Bank.*
10.31	Commodity Financing Agreement dated December 19, 2009 between Henan Shuncheng Group Coal Coke Co., Ltd and Anyang Shuiye Branch of Industrial and Commercial Bank of China.*
10.32	Standard Form of Employment Agreement.*
10.33	Financing Leasing Contract dated November 3, 2009 between Henan Shuncheng Group Coal Coke Co., Ltd. and AVIC I International Leasing Co., Ltd.*
10.34	Form of Guarantee Agreement dated June 30, 2009 between Anyang Branch, Bank of China and the Guarantors.*
10.35	Commodity Financing Agreement (undated) between Anyang Shuiye branch of Industrial and Commercial Bank of China and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.36	Letter of Credit Issuance Contract dated November 17, 2009 between Henan Shuncheng Group Coal Coke Co., Ltd and Henan Branch of China Construction Bank.*
10.37	Letter of Credit Issuance Contract (undated) between Henan Shuncheng Group Coal Coke Co., Ltd and Henan Branch of China Construction Bank.*
10.38	RMB Loan Agreement dated January 28, 2010 between Henan Shuncheng Group Coal Coke Co., Ltd and Zhengzhou Branch of the Bank of Luoyang.*
10.39	Maximum Amount Mortgage Agreement dated June 25, 2009 between Anyang Branch, Agricultural Bank of China and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.40	Maximum Amount Guarantee Agreement dated June 25, 2009 among Anyang Branch, Agricultural Bank of China, Henan Anyang Hubo Cement Co., Ltd and Wang Xinshun.*
10.41	Maximum Amount Mortgage Agreement dated July 6, 2009 between Anyang Branch, Guangdong Development Bank and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.42	Form of Maximum Amount Guarantee Agreement dated July 6, 2009 between Anyang Branch, Guangdong Development Bank and the Guarantors.*
10.43	Form of Guarantee Agreement dated January 28, 2010 between Anyang Xinpu Steel Co., Ltd and the Guarantors.*
10.44	Maximum Amount Guarantee Agreement dated January 28, 2010 between Wang Xinshun and Zhengzhou Branch of the Bank of Luoyang.*
10.45	Guarantee Agreement dated December 15, 2009 between Linzhou Branch, Agricultural Bank of China and Henan Shuncheng Group Coal Coke Co., Ltd and Wang Haiyu.*
10.46	Guarantee Agreement dated April 13, 2010 between Anyang Branch, Agricultural Bank of China and Henan Shuncheng Group Coal Coke Co., Ltd and Wang Wenke.*
10.47	Guarantee Agreement dated January 29, 2010 between Linzhou Branch, Agricultural Bank of China and Henan Shuncheng Group Coal Coke Co., Ltd and Wang Haiyu.*

Exhibit No.	Description
10.48	Guarantee Agreement dated February 10, 2010 between Linzhou Branch, Agricultural Bank of China and Henan Shuncheng Group Coal Coke Co., Ltd and Wang Haiyu.*
10.49
Guarantee Agreement dated March 22, 2010 among Tongye Credit Association of Anyang Rural Credit Cooperation Association, Anyang Hubo Cement Co., Ltd, Linzhou Hongqiqu Electrical Carbon Co., Ltd, Wang Xinshun, Wang Xinming and Cheng Junsheng.*

10.50	Maximum Guarantee Agreement dated July 22, 2009 between Anyang Branch, Guangdong Development Bank and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.51	Maximum Guarantee Agreement dated July 7, 2009 between Anyang Branch, Guangdong Development Bank and Henan Shuncheng Group Coal & Coke Co., Ltd.*
10.52	Maximum Amount Guarantee Agreement dated July 6, 2009 between Anyang Branch, Guangdong Development Bank and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.53	Maximum Amount Guarantee Agreement dated July 6, 2009 between Anyang Branch, Guangdong Development Bank and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.54	Maximum Guarantee Agreement dated June 26, 2009 among Anyang Xintianhe Cement Co., Ltd and Zhengzhou Branch, Shanghai Pudong Development Bank.*
10.55	Form of Maximum Amount Guarantee Agreement dated June 26, 2009 between the Guarantors and Zhengzhou Branch, Shanghai Pudong Development Bank.*
10.56
Guarantee Agreement dated November 3, 2009 among AVIC I International Leasing Co., Ltd., Henan Shuncheng Group Coal Coke Co., Ltd., Wang Xinshun, Wu Fengyun, Wang Xinming, Liang Chun’e, Cheng Junsheng and Wu Lingling.*

10.57	Guarantee Agreement dated November 3, 2009 between AVIC I International Leasing Co., Ltd., Henan Shuncheng Group Coal Coke Co., Ltd. and Anyang County Bailianpo Coal Co. Ltd.*
10.58	Equity Pledge Agreement dated November 3, 2009 between AVIC I International Leasing Co., Ltd. and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.59	Entrust Purchase Agreement dated November 3, 2009 between AVIC I International Leasing Co., Ltd. and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.60	Purchase and Sales Contract of Coal dated March 3, 2010 between Anyang Zhujiao Coal Industry Limited Liability Company and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.61	Purchase and Sales Contract of Coal dated January 31, 2010 between Henan Shuncheng Group Coal Coke Co., Ltd and Zaozhuang Hengxin Trade Co., Ltd and Supplementary Agreement dated April 4, 2010.*
10.62
Purchase and Sales Contract of Coal dated January 10, 2010 between Henan Shuncheng Group Coal Coke Co., Ltd and Shandong Daotong Trade Co., Ltd and Notification of Price Adjustment of Cleaned Washed Coal and supplemental agreement dated January 22, 2010.*

Exhibit No.	Description
10.63
Contract for Sales of Industrial and Mineral Products dated January 1, 2010 between Henan Shuncheng Group Coal Coke Co., Ltd. and Anyang Xinpu Steel Co., Ltd. and Price Adjustment Agreement dated April 23, 2010.*

10.64	Annual Contract for Sales of Industrial and Mineral Products dated April 15, 2010 between Henan Shuncheng Group Coal Coke Co., Ltd. and Rizhao Iron & Steel Co., Ltd.*
10.65	Contract for Sales of Coke dated July 21, 2009 between Henan Shuncheng Group Coal Coke Co., Ltd. and Huzhou Huatuo Energy Co., Ltd. and Price Adjustment Agreement dated April 15, 2010.*
10.66	Contract for Sales of Industrial and Mineral Products dated April 1, 2010 between Henan Shuncheng Group Coal Coke Co., Ltd. and Shagang Group Anyang Yongxing Iron & Steel Co., Ltd.*
10.67	Mortgage Agreement dated June 30, 2009 between Henan Shuncheng Group Coal Coke Co., Ltd. and Bank of China Anyang Branch.*
10.68	Employment Agreement dated June 28, 2010 between Birch Branch, Inc. and Wang Xinshun.*
10.69	Employment Agreement dated June 28, 2010 between Henan Shuncheng Group Coal Coke Co., Ltd. and Wang Xinshun.*
10.70	Employment Agreement dated June 28, 2010 between Birch Branch, Inc. and Wang Feng.*
10.71	Employment Agreement dated June 28, 2010 between Birch Branch, Inc. and Li Dexin.*
10.72	Loan Agreement dated June 25, 2009 between Henan Shuncheng Group Coal Coke Co., Ltd. and Anyang Branch, Agricultural Bank of China.*
10.73	Loan Agreement dated March 22, 2010 between Tongye Credit Association of Anyang Rural Credit Cooperation Association and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.74
Guarantee Agreement (undated) among Anyang Credit Association of Anyang Rural Credit Cooperation Association, Neihuang County Credit Association of Anyang Rural Credit Cooperation Association, Henan Shuncheng Group Coal Coke Co., Ltd., Chunxi Lv, Donglin Lv, Zhuxin Feng, Shulin Lv and Zhongquan Liu.*

10.75	Loan Agreement dated March 31, 2010 between Anyang Xinlong Coal (Group) Hongling Coal Co., Ltd. and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.76	Loan Agreement dated March 31, 2010 between Anyang Huichang Coal Washing Co., Ltd and Henan Shuncheng Group Coal Coke Co., Ltd.*
10.77	Guarantee Agreement dated April 14, 2010 between Henan Liyuan Coke Co. Ltd. and Anyang Commercial Bank Co. Ltd.*
10.78	Loan Agreement dated April 14, 2010 between Henan Shuncheng Group Coal Coke Co., Ltd and Anyang Commercial Bank Co., Ltd.*
10.79	Commodity Financing Contract (undated) between Henan Shuncheng Group Coal Coke Co., Ltd. and Anyang Shuiye Branch, Industrial and Commercial Bank of China.*

Exhibit No.	Description
10.80	Guarantee Agreement dated November 11, 2009 between Henan Shuncheng Group Coal Coke Co., Ltd. and Anyang Branch, Bank of China.*
10.81	Guarantee Agreement dated May 19, 2010 between Henan Shuncheng Group Coal Coke Co., Ltd. and Anyang Branch, Bank of China.*
10.82
Guarantee Agreement dated April 4, 2010 between Tongye Branch, Anyang Credit Association of Anyang Rural Credit Cooperation Association, Henan Shuncheng Group Coal Coke Co., Ltd., Li Cheng Jie, Chung Shin Ying, Wu Xin Wai, Li Wan Jun and Wang Chuen Jun.*

10.83	Guarantee Agreement dated April 23, 2010 between Tongye Branch, Anyang Credit Association of Anyang Rural Credit Cooperation Association and Henan Shuncheng Group Coal Coke Co. Ltd.*
10.84	Maximum Guarantee Agreement dated June 21, 2007 between Zhengzhou Branch, Shanghai Pudong Development Bank and Henan Shuncheng Group Coal Coke Co Ltd.*
10.85	Guarantee Agreement dated March 31, 2010 among AVIC International Leasing Co., Ltd., Anshan Minshan Nonferrous Metal Co., Ltd. and Henan Shuncheng Group Coal Coke Co. Ltd.*
10.86	Maximum Guarantee Agreement dated January 5, 2010 between Henan Shuncheng Group Coal Coke Co. Ltd. and Construction Bank of China.*
10.87	Guarantee Agreement dated November 26, 2008 between Henan Shuncheng Group Coal Coke Co. Ltd. and Anyang Commercial Bank.*
10.88	Guarantee Agreement dated April 14, 2010 among Wang Xinshun, Chen Junsheng, Wang Xinming and Anyang Commercial Bank Co. Ltd.*
10.89	Loan Agreement dated March 31, 2010 between Anyang Jindu Coal Co., Ltd. and Henan Shun Cheng Group Coal Coke Co Ltd.*
99.1	Financial Statements of Henan Shuncheng Group Coke & Coke Co., Ltd. for the fiscal years ended December 31, 2009, 2008 and 2007.*
99.2	Financial Statements of Henan Shuncheng Group Coke & Coke Co., Ltd. for the three months ended March 31, 2010 and 2009.*
99.3	Pro forma unaudited consolidated financial statements for the three months ended March 31, 2010 and pro forma unaudited consolidated statement of operations for the year ended December 31, 2009.*